UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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EDISON INTERNATIONAL®

Energy for What's Ahead[SM]

Edison International &
Southern California Edison Company

2019 Joint Proxy Statement

LETTER FROM OUR INDEPENDENT CHAIR
2244 Walnut Grove Avenue Rosemead, California 91770
March 15, 2019 Dear Shareholder:

On behalf of the Board of Directors, I am pleased to invite you to attend the Edison International and Southern California Edison Company Annual Meeting of Shareholders. The Annual Meeting will be held on Thursday, April 25, 2019, at 9:00 a.m., Pacific Time, at the Hilton Los Angeles/San Gabriel Hotel, 225 West Valley Blvd., San Gabriel, California 91776.

The Proxy Statement contains details of the business to be conducted at the Annual Meeting and provides information about the Board of Directors’ role in our corporate governance and executive compensation program.

Board Composition and Diversity

At the Annual Meeting, shareholders will vote on whether to re-elect each of our directors. The Board values the diversity of skills, backgrounds, gender and ethnicity of our directors. This diversity is highlighted in our proxy statement. We have welcomed two new directors since our last Annual Meeting. Keith Trent, who joined in October, brings electric utility operations and safety experience to the Board from his time at Duke Energy. Jeanne Beliveau-Dunn, who joined in February 2019, brings technology and digital transformation expertise and gender diversity to the Board. They join a Board comprised of accomplished leaders with diverse perspectives on the Company’s business and strategy. The director biographies included in the Proxy Statement highlight the experience, qualifications, attributes, and skills represented on the Board.

Key Areas of Oversight

The Board is responsible for providing effective oversight of management in the development and execution of Company strategy, risk management, and opportunities for growth in an effort to create long-term, sustainable value for our stakeholders. The Proxy Statement describes the Board’s oversight role in several key areas, including:

►Strategy
►Risk management
►Safety
►Cybersecurity
►Environmental, social and governance
►Executive compensation

The Board has aligned the interests of our executives and stakeholders by designing an executive compensation program that strongly links executive pay with Company performance. We encourage you to learn more about our executive compensation in the Proxy Statement.

Your Vote is Important

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. We urge you to promptly vote your proxy via the Internet, by telephone, or by signing, dating and returning the Proxy Card if you received materials by mail.

If you receive more than one copy of the Notice of Internet Availability of proxy materials or more than one Proxy Card, it means your shares are held in more than one account. You should vote the shares in all of your accounts. Please note that to vote your shares by Internet or telephone you will need the control number on your Notice or Proxy Card.

Your vote is very important to us and to our business. If you vote by Internet or telephone, please cast your vote by the April 24 deadline (April 23 for shares held in the Edison 401(k) Savings Plan).

On behalf of the Board of Directors, thank you for your continued investment in the Company.

William P. Sullivan Independent Chair

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LETTER FROM OUR CHIEF EXECUTIVE OFFICER

March 15, 2019 Dear Shareholder:

Thank you for your investment in our Company. During the Annual Meeting, I will report on the Company’s strategy, performance, opportunities and challenges, and respond to questions from shareholders. In 2018, Edison International and Southern California Edison continued to work through the challenges created by the “new normal” of California wildfires. While GAAP earnings were impacted by an accounting reserve related to the 2017 and 2018 wildfires and mudslides, core financial results were strong and we provided our 15th consecutive annual dividend increase. We continue to implement our clean energy strategy and address the challenges of California wildfires catalyzed by climate change.

Our strategic vision is to grow our core utility business, establish best-in-class operations and pursue growth beyond SCE to provide superior value to our customers and top quartile financial performance to our shareholders. At SCE this means we will lead the transformation of the electric power industry by building a modernized and more reliable grid, focusing on opportunities in clean energy and efficient electrification, and enabling customers' technology choices. Our strategy is designed to strengthen and grow our business to provide long-term value to our stakeholders. While we continue to make progress on our clean energy strategy, combating wildfire threats and doing so safely is the Company’s top priority.

We are focused on both policymaking and operations activity that will protect and mitigate against wildfire risk and improve California’s wildfire liability and cost recovery framework for investor-owned utilities. We continue to actively engage with state and federal officials, and stakeholders across the economy, to develop sustainable standards that link company actions to cost recovery. In addition, we are enhancing our wildfire safety and risk mitigation measures to reduce the risk of future wildfires, which include:

►Further hardening our grid infrastructure to reduce potential fire ignitions caused by the electric system;
►Bolstering situational awareness capabilities by deploying weather stations, advanced weather modeling software and computer hardware, and high-definition cameras, which should improve our ability to anticipate and respond to high wildfire risk conditions; and
►Enhancing our operational practices through more proactive vegetation management, enhanced inspections, and temporary power shutoffs during high risk conditions.

These measures are described in our 2019 Wildfire Mitigation Plan, recently filed with the California Public Utilities Commission. The plan is intended to address and greatly reduce fire ignitions caused by utility infrastructure. It also is intended to further fortify the electric system against the increasing threat of extreme conditions driven by climate change and the impacts of wildfires if they occur.

As described in the Proxy Statement, our Board of Directors is actively involved in guiding our wildfire prevention, mitigation and response activities as an integral part of its oversight of our strategy, risk, and environmental, social and governance practices. In light of the impact of wildfires on communities within SCE’s service territory, the Compensation Committee decided, in consultation with management and with our full support and agreement, that no annual incentive would be paid for 2018 to me and my four senior-most executive colleagues. This Committee action was not a reflection on the performance of the company or these individuals. In addition, the full Board approved a $3 million donation to the Edison International Wildfire Assistance Fund to help communities recovering from wildfires and to enhance community resiliency and wildfire prevention and mitigation. We hope our shareholders will agree that this use of your resources will have a positive impact on our communities and is worth doing in this exceptional and challenging period in our region’s history.

Thank you for your commitment to the Company and continued support of our clean energy future.

Pedro J. Pizarro President and Chief Executive Officer

ii	2019 Proxy Statement

NOTICE OF 2019 ANNUAL
MEETING OF SHAREHOLDERS

Items to Be Voted On		By Edison International (“EIX”) Shareholders	By Southern California Edison Company (“SCE”) Shareholders	Board Recommendation
1	Election of Directors	12 Nominees	13 Nominees
	Jeanne Beliveau-Dunn			For
	Michael C. Camuñez			For
	Vanessa C.L. Chang			For
	James T. Morris			For
	Timothy T. O’Toole			For
	Kevin M. Payne	—		For
	Pedro J. Pizarro			For
	Linda G. Stuntz			For
	William P. Sullivan			For
	Ellen O. Tauscher			For
	Peter J. Taylor			For
	Keith Trent			For
	Brett White			For
2	Ratification of the Appointment of the Independent Registered Public Accounting Firm			For
3	Advisory Vote to Approve the Company’s Executive Compensation			For
4	Shareholder Proposal Regarding Proxy Access		—	Against

EIX and SCE shareholders may also vote on any other matters properly brought before the meeting.

Dated: March 15, 2019
For the Boards of Directors,
Barbara E. Mathews
Vice President, Associate General Counsel,
Chief Governance Officer and Corporate Secretary
Edison International
Southern California Edison Company
Meeting Information

Date Thursday, April 25, 2019

Time 9:00 a.m., Pacific Time

Location Hilton Los Angeles/ San Gabriel Hotel 225 West Valley Blvd. San Gabriel, California 91776

Record Date Only shareholders at the close of business on March 4, 2019 are entitled to receive notice of and to vote at the Annual Meeting.

Solicitation of Proxies

The EIX and SCE Boards of Directors are soliciting proxies from you for use at the Annual Meeting, or at any adjournment or postponement of the meeting. Proxies allow designated individuals to vote on your behalf at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 25, 2019:

The Proxy Statement and Annual Report are available at www.edison.com/annualmeeting.

Directions to the Annual Meeting and information on how to vote your proxy are included in the Proxy Statement.

www.edison.com	iii

iv	2019 Proxy Statement

PROXY SUMMARY

The information below is presented to assist shareholders in reviewing the proposals to be voted on at the Annual Meeting. For more complete information about these topics, please review the Company’s complete Proxy Statement and Annual Report.

Our Business and Clean Energy Strategy

EIX’s core business is conducted by its subsidiary SCE, a rate-regulated electric utility that supplies electric energy to approximately 15 million people in a 50,000 square-mile area of southern California. We are building a modern electricity company that allows customers to take control of their energy consumption by providing safe, smart, flexible, reliable, and affordable services. Our strategy is to grow our core utility business, establish best-in-class operations and pursue growth beyond SCE to provide superior value to our customers and top quartile financial performance to our shareholders. At SCE, we are focused on four strategic priorities as we address the challenges of California wildfires catalyzed by climate change.

Cleaning the power system through continued leadership in procurement of renewable power	Helping customers make cleaner energy choices, including renewable distributed energy resources such as roof top solar, electric transportation, and energy efficiency programs	Strengthening and modernizing the electric grid	Achieving operational and service excellence and doing so safely

This strategy, reviewed and overseen by the Board, is intended to provide a foundation for long-term sustainable growth and shareholder value.

We remain focused on supporting California’s goal to cut greenhouse gas emissions to 40 percent below 1990 levels by 2030 and ultimately to reduce emissions to 80 percent below 1990 levels by 2050. We believe in a clean energy future, and are developing smart solutions to society’s climate and energy challenges.

More information on our strategy is included in our Annual Report.

Financial Results

Significant financial results for EIX include:

►	The annual dividend rate increased from $2.42 per share in 2018 to $2.45 per share in 2019;
►	EIX’s stock price decreased approximately 10% in 2018, compared to a 0.2% average stock price decrease for the Philadelphia Utility Index.
►	One-year (2018) total shareholder return (“TSR”) of -6.7% was below the Philadelphia Utility Index TSR of 3.5%.
►	Three-year (2016-2018) TSR of 5.5% was below the Philadelphia Utility Index TSR of 37.1%.
►	Five-year (2014-2018) TSR of 42.4% was below the Philadelphia Utility Index TSR of 65.7%.

Our stock price and relative TSR have been impacted by California’s regulatory and legislative framework for wildfire liability and cost recovery. For more information about our efforts to protect and mitigate against wildfire risk and improve California’s framework, see the Company’s Annual Report.

See the Compensation Discussion and Analysis below for information on how our executive compensation program aligns our executives’ earning opportunity with shareholder value creation.

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PROXY SUMMARY

Director Nominees

Our director nominees reflect the diversity of ethnicity, gender, skills, backgrounds and qualifications valued by our Board. The range of tenure on our Board brings a variety of perspectives to strategic, financial and operational deliberations.

		Director Since	Industry Experience		Committees Memberships				Other Public Co. Boards	Mandatory Retirement Date
Name	Age			Diversity	A&F	CEP	NCG	S&O
Jeanne Beliveau-Dunn Independent Director	59	2019	Technology	White/ Female					1	2032
Michael C. Camuñez Independent Director	50	2017	Law/ Government	Hispanic/ Male/LGBT					1	2042
Vanessa C.L. Chang Independent Director	66	2007	Accounting/ Real Estate	Asian/ Female					3	2025
James T. Morris Independent Director	59	2016	Insurance	White/ Male					1	2032
Timothy T. O’Toole Independent Director	63	2017	Transportation	White/ Male					0	2028
Kevin M. Payne SCE CEO SCE Nominee Only	58	2016	Electric Utilities	White/ Male					0	—
Pedro J. Pizarro EIX CEO	53	2014	Electric Utilities	Hispanic/ Male					0	—
Linda G. Stuntz Independent Director	64	2014	Law/Utility Regulation	White/ Female					1	2027
William P. Sullivan EIX Chair Independent Director	69	2015	Information Technology/ Biotechnology	White/ Male					1	2022
Ellen O. Tauscher Independent Director	67	2013	Government/ Finance	White/ Female					1	2024
Peter J. Taylor Independent Director	60	2011	Finance	African American/ Male					1	2031
Keith Trent Independent Director	59	2018	Electric Utilities	White/ Male					1	2032
Brett White Independent Director	59	2007	Commercial Real Estate	White/ Male					1	2032

A&F	Audit and Finance Committee	Member
CEP	Compensation and Executive Personnel Committee	Chair
NCG	Nominating/Corporate Governance Committee	Financial Expert
S&O	Safety and Operations Committee

2	2019 Proxy Statement

PROXY SUMMARY

Corporate Governance and Compensation Highlights

EIX BOARD CHARACTERISTICS AND DIVERSITY

12 Total Directors

INDEPENDENCE

11 are Independent

DIVERSITY
4 are Female

4 are Ethnically Diverse

1 Self-Identifies as LGBT

AGE
60.7 YEARS
Average Age

TENURE
4.6 YEARS
Average Tenure

BOARD GOVERNANCE

►Independent EIX Board Chair
►Independent Board Committees
►Regular Independent Director Executive Sessions
►Oversight of Key Enterprise Risks, including Cybersecurity
►Oversight of Strategy and Corporate Goals
►Oversight of Environmental, Social and Governance (“ESG”) Issues
►Director Orientation and Continuing Education
►Annual Board and Committee Evaluations
►Annual CEO Succession Planning
►Director Retirement at Age 72

EXECUTIVE COMPENSATION

►Majority of Executive Compensation “At Risk” and Aligned with Shareholder Interests
►Annual Incentives Based Mostly on Quantitative Targets
►Incentive Compensation Clawback Policy
►Anti-Hedging and Anti-Pledging Policies
►Stock Ownership Guidelines for Directors and Officers
►No Employment Contracts
►No Perquisites
►No Excise Tax Gross-Ups on Change in Control Payments
►No Repricing or Cash Buyouts of Stock Options Below Market Value of EIX Common Stock

SHAREHOLDER RIGHTS

►Annual Election of Directors
►Majority Voting for Directors in Uncontested Elections
►10% of Shareholders May Call Special Meetings
►Shareholders May Act By Written Consent
►Annual Advisory Vote on Executive Compensation
►Proxy Access with Standard Terms

2018 MEETINGS

►8 Board Meetings
►6 Independent Director Executive Sessions
►9 Governance Committee Meetings
►All Directors Attended at least 90% of Board and Committee Meetings
►All Directors Attended the Annual Meeting
►92% Shareholder Support for Executive Compensation

EXPERIENCE, SKILLS AND ATTRIBUTES ON THE BOARD

►Operations and Strategic Planning
►Utility Industry and Regulation
►Risk Oversight and Management
►Marketing and Customer Acquisition
►Corporate Finance and Capital Management
►Accounting and Financial Reporting
►Technology and Innovation

►Safety and Security (including Cybersecurity)
►Legal, Government and Public Policy
►Environmental Regulation and Policy
►Engineering and Science
►Public Company CEO and Board Service
►SCE Market/Customer Perspective

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ITEM 1: ELECTION OF DIRECTORS

ITEM 1
At a Glance

►12 directors have been nominated for election to the EIX Board and 13 directors have been nominated for election to the SCE Board, each to hold office until the next Annual Meeting.
►The director nominees of EIX and SCE are the same, except that Mr. Payne is a nominee for the SCE Board only
►Information about each nominee’s experience, qualifications, attributes and skills is presented below.

The Board recommends you vote “FOR” the EIX and SCE director nominees, as applicable.

A biography of each nominee describing his or her age as of this Proxy Statement, current Board committee service, business experience during the past five years and other relevant business experience is presented below. The biography includes the experience, qualifications, attributes, and skills that led the Board to conclude that the nominee should serve as a director. While each nominee’s entire range of experience and skills is important, particular experience that contributes to the diversity and effectiveness of the Board is identified below.

Age 59 Director Since February 2019 Board Committees ►Audit and Finance ►Safety and Operations Other Public Company Boards ►Xylem, Inc.	Jeanne Beliveau-Dunn

Professional Highlights
Ms. Beliveau-Dunn has been the chief executive officer and president of Claridad LLC, a digital and internet of things (IoT) consulting company, since 2018. Prior to that, she served as vice president and general manager of Services for Cisco Systems Inc., a global technology company, from 2014 to 2018. In this role she led the technical services strategy, innovation and operations group along with the knowledge services business unit. During her 22-year career at Cisco, she also established Cisco’s Internet Business Solutions Group, leading its Global Channels alliance teams and Enterprise Portfolio Marketing.

Qualifications and Attributes
Ms. Beliveau-Dunn brings to the Board technology and digital transformation expertise, experience in international operations, business transformation and talent management, and gender diversity.

Other Directorships
Ms. Beliveau-Dunn is a director of Xylem, Inc. and serves as a special advisor to the IoT Talent Consortium, a non-profit organization she founded and chaired that is dedicated to building the next generation of digital success through developing new skills and an innovative culture.

Education
Ms. Beliveau-Dunn is a graduate of the University of Massachusetts.

4	2019 Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

Age 50 Director Since 2017 Board Committees ►Audit and Finance ►Governance Other Public Company Boards ►American Funds Family	Michael C. Camuñez

Professional Highlights
Mr. Camuñez has been the president and chief executive officer of Monarch Global Strategies (previously ManattJones Global Strategies), a strategic advisory firm to companies doing business in emerging economies, since 2013. He was also a partner of the law firm Manatt, Phelps & Phillips LLP from 2013 to 2016. Prior to that, Mr. Camuñez served as the assistant secretary of commerce at the International Trade Administration of the U.S. Department of Commerce, where he managed a global portfolio to help lead the U.S. government’s efforts to open new markets for U.S. goods and services. He also served as special counsel to the President in the Office of the White House Counsel and special assistant to the President, where he helped manage senior appointments to the President’s cabinet. Mr. Camuñez also previously served as a senior policy advisor in the Clinton administration and as a partner of O’Melveny & Myers LLP.

Qualifications and Attributes
Mr. Camuñez brings to the Board broad government, public policy and legal experience relevant to the Company’s business and strategy. He has deep experience advising boards and companies on corporate strategy and business development. Mr. Camuñez also brings ethnic diversity and knowledge of the diverse perspectives of the community served by SCE as a resident and business owner in California.

Other Directorships
Mr. Camuñez is a director of four funds in the American Funds family, which are advised by the Capital Group and its subsidiaries. He is also a trustee of the David and Lucile Packard Foundation and is a director of several nonprofit organizations, including the Association of Mexican Entrepreneurs, the Pacific Council on International Policy, and the Center for Law and Social Policy.

Education
Mr. Camuñez is a graduate of Harvard University and received his law degree from Stanford Law School.

Age 66 Director Since 2007 Board Committees ►Audit and Finance ►Compensation (Chair) Other Public Company Boards ►American Funds Family ►Sykes Enterprises, Incorporated ►Transocean Ltd.	Vanessa C.L. Chang

Professional Highlights
Ms. Chang served as a director of EL & EL Investments, a private real estate investment business, from 1999 to 2018. She previously served as chief executive officer and president of ResolveItNow.com and senior vice president of Secured Capital Corporation. Prior to that, Ms. Chang had a 21-year career at the accounting firm KPMG Peat Marwick LLP, which included serving as the West Coast partner in charge of Corporate Finance.

Qualifications and Attributes
Ms. Chang brings to the Board experience in accounting and financial reporting and governance matters. This experience is valuable in her role as a financial expert on the Audit and Finance Committee. Ms. Chang spent most of her career in the Southern California area and brings knowledge of the community served by SCE. She also brings gender and ethnic diversity and experience as a director of public, private, and non-profit organizations, and securities regulation and corporate governance knowledge.

Other Directorships
Ms. Chang is a director of Sykes Enterprises, Incorporated and Transocean Ltd. She is also a director or trustee of 17 funds advised by the Capital Group and its subsidiaries, of which seven are members of the American Funds family and ten are members of Capital Group’s Private Client Services.

Education
Ms. Chang is a graduate of the University of British Columbia and is an inactive Certified Public Accountant.

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ITEM 1: ELECTION OF DIRECTORS

Age 59 Director Since 2016 Board Committees ►Audit and Finance ►Compensation Other Public Company Boards ►Pacific Mutual Fund Complex	James T. Morris

Professional Highlights
Mr. Morris is the chairman, president and chief executive officer of Pacific Life Insurance Company, and its parent companies Pacific Mutual Holding Company and Pacific LifeCorp. He has served as chief executive officer since 2007 and chairman since 2008, and served as president from 2007 to 2012 and again beginning in 2016. Mr. Morris has served in a variety of management positions since joining Pacific Life in 1982, including chief operating officer, executive vice president and chief insurance officer, life insurance and annuities and mutual funds divisions, and senior vice president, individual insurance.

Qualifications and Attributes
Mr. Morris brings to the Board business and chief executive leadership experience in an industry which, like the electric utility industry, is highly regulated. He also brings strategic perspective, product development, marketing and financial analysis experience to the Board.

Other Directorships
Mr. Morris is chairman of the board and a trustee of the Pacific Select Fund and the Pacific Funds Series Trust, members of the same mutual fund complex. He also serves as a director of the Children’s Hospital of Orange County, as a director of the American Council of Life Insurers, and as a member of the board of visitors of the UCLA Anderson School of Management.

Education
Mr. Morris is a graduate of the University of California at Los Angeles.

Age 63 Director Since 2017 Board Committees ►Compensation ►Safety and Operations Other Public Company Boards ►None	Timothy T. O’Toole

Professional Highlights
Mr. O’Toole served as the chief executive officer of First Group plc, a transportation company that provides rail and bus services in the United Kingdom and North America, from 2010 to 2018. He previously served as managing director of the London Underground, where his leadership in response to the terrorist attacks in July 2005 earned him a CBE from the Queen, and held various senior management roles during his 20 years of service at Consolidated Rail Corporation, including president and chief executive officer.

Qualifications and Attributes
Mr. O’Toole brings to the Board public company chief executive leadership experience in a regulated, capital intensive industry. His operational experience in safety, risk and crisis management is particularly relevant to the oversight of our business and strategy.

Other Directorships
Mr. O’Toole is a director of the National Safety Council and previously served as a director of First Group plc and CSX Corporation.

Education
Mr. O’Toole is a graduate of La Salle University and received his law degree from the University of Pittsburgh.

6	2019 Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

Age 58 SCE Director Since 2016 Board Committees ►None Other Public Company Boards ►None	Kevin M. Payne

Professional Highlights
Mr. Payne has been the CEO of SCE since 2016. Prior to his current role, he held various leadership positions at SCE, including senior vice president of Customer Service for SCE from 2014 to 2016, Vice President of Engineering and Technical Services from 2011 to 2014, Vice President of Client Services Planning and Controls, Vice President of Information Technology and Business Integration, and Vice President of Enterprise Resource Planning. Prior to that he was a Director in the Renewable and Alternative Power and Major Customer Technical Support departments. Mr. Payne began his career with SCE in 1986 in the Engineering and Construction department managing power plant retrofit and other engineering projects.

Qualifications and Attributes
Mr. Payne brings to the SCE Board in-depth knowledge of the Company’s business, experienced leadership, and an engineering background. He also brings senior executive, operations and strategic planning experience developed during his 32 years of service with SCE.

Education
Mr. Payne has a degree in mechanical engineering from the University of California, Berkeley, and is a registered professional engineer.

Age 53 EIX Director Since 2016 SCE Director Since 2014 Board Committees ►None Other Public Company Boards ►None	Pedro J. Pizarro

Professional Highlights
Mr. Pizarro has been the President and CEO of EIX since 2016. Prior to that, he served as President of EIX in 2016 and President of SCE from 2014 to 2016. From 2011 to 2014, he served as President of EME, an indirect subsidiary of EIX that filed for bankruptcy in 2012. Mr. Pizarro has held a wide range of other executive positions at the EIX companies since joining EIX in 1999, including Executive Vice President responsible for SCE’s transmission and distribution system, procurement of conventional and renewable power, and gas-fired and hydroelectric power production facilities. He also previously served as Vice President and Senior Vice President of Power Procurement, and Vice President of Strategy and Business Development. Prior to his work at the EIX companies, Mr. Pizarro was a senior engagement manager with McKinsey & Company, providing management consulting services to energy, technology, engineering services, and banking clients.

Qualifications and Attributes
Mr. Pizarro brings to the Board in-depth knowledge of the Company’s business, experienced leadership, and operations and strategic planning experience and background. His leadership and experience dealing with difficult challenges during the EME bankruptcy adds value to the Board. He also brings ethnic diversity and experience as a director of various non-profit organizations.

Other Directorships
Mr. Pizarro is a director of the Edison Electric Institute and the Electric Power Research Institute, and is a member of the Board of Governors of Argonne National Laboratory and the Board of Trustees of the California Institute of Technology. He also serves on the U.S. Secretary of Energy Advisory Board.

Education
Mr. Pizarro is a graduate of Harvard University and earned a Ph.D. in chemistry from the California Institute of Technology.

www.edison.com	7

ITEM 1: ELECTION OF DIRECTORS

Age 64 Director Since 2014 Board Committees ►Governance (Chair) ►Safety and Operations Other Public Company Boards ►Royal Dutch Shell plc	Linda G. Stuntz

Professional Highlights
Ms. Stuntz served as a partner of the law firm of Stuntz, Davis & Staffier, P.C. from 1995 to 2018, where her practice included energy and environmental regulation and matters relating to government support of technology development and transfer. Prior to that, Ms. Stuntz served as Deputy Secretary of the U.S. Department of Energy, where she also held other senior policy positions that focused on issues related to potential global climate change and energy-related measures to minimize greenhouse gas emissions. She also previously served as associate minority counsel and minority counsel to the Energy and Commerce Committee of the U.S. House of Representatives.

Qualifications and Attributes
Ms. Stuntz brings to the Board utility and environmental law and public policy experience, which is particularly relevant to the Company’s business. Her gender diversity and experience as a director of other public companies, including in the energy and electric utilities industries, also brings value to the Board.

Other Directorships
Ms. Stuntz is a director of Royal Dutch Shell plc, and previously served as a director of Raytheon Company, Schlumberger, Ltd. and American Electric Power Company. She also previously served on the U.S. Secretary of Energy Advisory Board.

Education
Ms. Stuntz is a graduate of Wittenberg University and received her law degree from Harvard University.

Age 69 Director Since 2015 Chair of the EIX Board Board Committees ►Compensation ►Governance Other Public Company Boards ►Maxim Integrated	William P. Sullivan

Professional Highlights
Mr. Sullivan served as chief executive officer of Agilent Technologies, a global provider of scientific instruments, software, services and consumables in life sciences, diagnostics and applied chemical markets, from 2005 to 2015. He was also Agilent’s president from 2005 to 2012 and 2013 to 2014. Prior to that, Mr. Sullivan served as executive vice president and chief operating officer of Agilent and senior vice president and general manager of Agilent’s Semiconductor Products Group.

Qualifications and Attributes
Mr. Sullivan brings to the Board experience as president and chief executive officer of a large public company. He also brings significant operational experience, including leadership of successful company transformation. This experience, particularly in the technology sector and in product and business development, is very valuable to the Board in the changing electric industry.

Other Directorships
Mr. Sullivan serves as a director of Maxim Integrated and previously served as a director of Agilent Technologies, Avnet, Inc. and URS Corporation.

Education
Mr. Sullivan is a graduate of the University of California, Davis.

8	2019 Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

Age 67 Director Since 2013 Board Committees ►Governance ►Safety and Operations (Chair) Other Public Company Boards ►eHealth Inc.	Ellen O. Tauscher

Professional Highlights
Ms. Tauscher serves on the University of California Board of Regents and is chair of the Board of Directors of Triad National Security, LLC and Board of Governors of Lawrence Livermore National Security, LLC. She served as a strategic advisor with the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC from 2012 to 2018. Prior to this, Ms. Tauscher served as Under Secretary of State for Arms Control and International Security and as a seven-term member of the U.S. House of Representatives from California’s 10th Congressional District. While a member of Congress, Ms. Tauscher served on the House Armed Services Committee, the House Transportation and Infrastructure Committee and as Chairman of the House Armed Services Subcommittee on Strategic Forces. Before serving in Congress, she worked in investment banking and the financial industry in various roles for Bache Halsey Stuart Shields, Bear Stearns & Co., and Drexel Burnham Lambert, and as an officer of the American Stock Exchange.

Qualifications and Attributes
Ms. Tauscher brings to the Board extensive government affairs and public policy experience, which is particularly relevant to the Company’s business and valuable in assessing the Company’s strategy. She also brings gender diversity and business and financial acumen. Her experience in national security and in the State Department and in Congress is particularly valuable in the oversight of cybersecurity risk and her role as the Board’s liaison to the Company’s cybersecurity oversight group (see page 16).

Other Directorships
Ms. Tauscher is a director of eHealth, Inc. and previously served as a director of Invacare Corporation and Sea World Entertainment, Inc. She previously served on the U.S. Secretary of Energy Advisory Board.

Education
Ms. Tauscher is a graduate of Seton Hall University.

Age 60 Director Since 2011 Board Committees ►Audit and Finance (Chair) ►Safety and Operations Other Public Company Boards ►Western Asset Fund Complex	Peter J. Taylor

Professional Highlights
Mr. Taylor has been the president of ECMC Foundation, a nonprofit corporation dedicated to educational attainment for low-income students, since 2014. From 2009 to 2014, he served as executive vice president and chief financial officer for the University of California system, where he oversaw all aspects of financial management at the ten campuses and the five academic medical centers. Prior to that, most of Mr. Taylor’s professional career was in investment banking, with nearly 16 years in municipal finance banking for Lehman Brothers and Barclays Capital.

Qualifications and Attributes
Mr. Taylor brings to the Board finance and public policy experience, which is particularly relevant to the Company’s infrastructure investment strategy and highly regulated business. He also brings ethnic diversity and experience in risk management, accounting and financial reporting, which is valuable in his role as a financial expert and Chair of the Audit and Finance Committee.

Other Directorships
Mr. Taylor is a director or trustee of two funds in the Western Asset fund complex and is a member of the Board of Trustees of California State University system, where he chairs the Educational Policy Committee after two years as chair of the Finance Committee. He is also a director of Pacific Mutual Holding Company and the Kaiser Family Foundation.

Education
Mr. Taylor is a graduate of the University of California Los Angeles and holds a Master’s degree in public policy analysis from Claremont Graduate University.

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Age 59 Director Since 2018 Board Committees ►Audit and Finance ►Safety and Operations Other Public Company Boards ►Capital Power Corporation	Keith Trent

Professional Highlights
Mr. Trent has 15 years’ experience as an energy executive, general counsel and internal legal counsel. From 2009 to 2015, he held a variety of senior executive positions with Duke Energy Corporation, with responsibility for long-term grid strategy, regulated utilities, electric transmission, regulated fossil-fuel and hydro generation, health, safety and environment, fuel and system optimization, central engineering and services, and commercial businesses operating in domestic and international retail and wholesale competitive markets. Prior to that, Mr. Trent held a variety of positions at Duke with responsibility for corporate strategy, government relations, corporate communications, technology initiatives, legal, internal audit and compliance (as general counsel), and major litigation and government investigations (as lead litigator). Mr. Trent also practiced law for 15 years before joining Duke.

Qualifications and Attributes
Mr. Trent brings to the Board electric utility operations, strategic planning, and legal and public policy experience. His operational experience in, and perspective on, utility regulation, risk management, safety and security is particularly relevant to our business and the regulatory framework in which we operate.

Other Directorships
Mr. Trent is a director of Capital Power Corporation and TRC Companies, Inc., which was a public company until 2017.

Education
Mr. Trent is a graduate of Southern Methodist University and received his law degree from the University of Texas College of Law.

Age 59 Director Since 2007 Board Committees ►Compensation ►Governance Other Public Company Boards ►Cushman & Wakefield Inc.	Brett White

Professional Highlights
Mr. White has been chairman and chief executive officer of Cushman & Wakefield Inc., a commercial real estate services company, since 2015. He served as a senior advisor to TPG Capital, a private equity firm, in 2014, and as a managing partner at Blum Capital, a private equity firm, in 2013. Prior to that, Mr. White had a 28-year career at CBRE Group, Inc., serving as chief executive officer from 2005 to 2012 and president from 2001 to 2010.

Qualifications and Attributes
Mr. White brings to the Board the experience, strategic perspective, critical judgment and analytical skills of a chief executive officer of a global public company. His real estate services industry experience is particularly relevant to the Company’s infrastructure investment strategy. He also brings the perspective of a resident in Southern California and executive of a business headquartered and doing business in the local markets served by SCE developed from his years of service at CBRE Group. This experience is valuable in Mr. White’s role on the Company’s Compensation Committee.

Other Directorships
Mr. White previously served as a director of Ares Commercial Real Estate Corporation, CBRE Group, Inc. and Realogy Holdings Corporation.

Education
Mr. White is a graduate of the University of California, Santa Barbara.

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Our Corporate Governance

Director Nomination Process

The Governance Committee, comprised solely of independent directors under New York Stock Exchange LLC (“NYSE”) rules and our Corporate Governance Guidelines, recommends director candidates to the Board.

The Committee will consider candidates recommended by shareholders if they are submitted in writing to the Corporate Secretary and include all of the information required by Article II, Section 4 of our Bylaws plus a written description with any supporting materials of:

►	Any direct or indirect business relationships or transactions within the last three years between EIX and its subsidiaries and senior management, on the one hand, and the candidate and his or her affiliates and immediate family members, on the other hand; and
►	The qualifications, qualities, and skills of the candidate that the shareholder deems appropriate to submit to the Committee to assist in its consideration of the candidate.

The Committee has retained a director search firm to identify director candidates, coordinate the interview process and conduct reference and background checks. Mr. Trent and Ms. Beliveau-Dunn, who are first-time nominees for election by the shareholders at the Annual Meeting, were recommended by the Committee’s director search firm. There are no differences in the manner in which the Committee evaluates a candidate based on the source of the recommendation.

If, based on an evaluation of the candidate’s qualifications, qualities and skills, the Committee determines to continue its consideration of a candidate, Committee members interview the candidate. The Committee conducts any further research on the candidate it deems appropriate. The Committee then determines whether to recommend that the candidate be nominated as a director. The Board considers the recommendation and determines whether to nominate the candidate for election.

Board Qualifications and Diversity

For the Governance Committee to recommend a director nominee, the candidate must at a minimum possess the qualifications, qualities and skills in our Corporate Governance Guidelines, including:

►	A reputation for integrity, honesty and adherence to high ethical standards;
►	Experience in a generally recognized position of leadership; and
►	The demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company.

The Committee also considers other factors and information, including the Board’s current need for additional members, the candidate’s potential for increasing the Board’s range of experience, skills and diversity, the candidate’s independence, and skills and experience relevant to our business strategy.

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ITEM 1: ELECTION OF DIRECTORS

Our Corporate Governance Guidelines reflect the Board’s policy that director nominees should reflect diversity of skills, backgrounds, gender and ethnicity. The Committee considers ethnic and gender diversity, and diversity of skills, backgrounds and qualifications represented on the Board, in recommending nominees for election. The Committee has instructed its director search firm to identify candidates reflecting ethnic and gender diversity. The Committee evaluates its effectiveness in achieving diversity on the Board through its annual review of Board composition, which identifies ethnicity, gender and industry experience prior to recommending nominees for election.

In nominating candidates for re-election to the Board, the Committee also considers the nature and time invested in a director’s service on other boards, the director’s Board, Board committee and annual meeting attendance, and the vote received at the prior annual meeting. The Corporate Governance Guidelines limit a director’s service on other boards to three other public company boards.

Our Corporate Governance Guidelines provide that directors should not be nominated for re-election to the Board after reaching age 72 unless there is good cause to extend a director’s Board service after reaching age 72.

Director Independence

Our Corporate Governance Guidelines require that the Board be comprised of at least a majority of independent directors and that the Audit, Compensation, and Governance Committees be comprised entirely of independent directors. The Company uses the NYSE listing standards to determine independence.

Directors serving on the Audit and Compensation Committees must meet additional independence criteria prescribed by the NYSE listing standards and the charters of those Committees. Director Chang serves on the audit committees of the American Funds family, Sykes Enterprises, Incorporated and Transocean Ltd. The Board has determined Ms. Chang’s simultaneous service on the audit committees of three other public companies does not impair her ability to effectively serve on our Audit and Finance Committee.

The Board has determined that the relationships described in Section B of Exhibit A-1 to our Corporate Governance Guidelines, which are on our website at www.edison.com/corpgov, are not material for purposes of determining directors’ independence to serve on the Board. The Board does not consider such relationships in making independence determinations.

For relationships not prohibited by NYSE rules and not covered under the categories of immaterial relationships in our Guidelines, the determination of whether a relationship is material or not, and therefore whether a director is independent or not, is made in good faith by the directors. The director whose relationship is under consideration abstains from the vote regarding his or her independence.

The Board has determined that all directors other than Messrs. Pizarro and Payne are independent.

The Board reviews the independence of our directors at least annually, and periodically as needed. On a monthly basis, the Company also monitors director relationships and transactions that might disqualify them as independent. In February 2019, prior to recommending director nominees for election, the Board confirmed that the independent directors had no relationships or transactions that disqualified them as independent.

Director Orientation and Continuing Education

New directors receive information about the Company’s business, strategy and management team to familiarize them with the Company before their first Board meeting. The Company also arranges a series of in-person orientation meetings between each new director and senior leaders of our organizational units to help new directors understand the operations/function of each organizational unit as it relates to their specific Board and committee duties.

We provide annual continuing education to directors on specific topics that relate to the Company’s strategic priorities. These sessions are led by management and include presentations by external experts and site visits to our facilities. Directors may also attend external education programs and are reimbursed by the Company for the cost of those programs.

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Board and Committee Evaluation Process

The Governance Committee oversees the annual evaluation of the Board and Board committees, and periodically reviews the effectiveness of the process. In 2018, the Committee retained a third-party facilitator to assist in the Board and committee evaluations. The facilitator conducted individual interviews with each director to elicit feedback, particularly in the following areas:

►	Board structure, composition, processes and practices;
►	Governance and specific areas of oversight;
►	Board chair, committee and member effectiveness; and
►	Management relations.

The facilitator reported to the Board in October 2018. Among other topics, the Board discussed opportunities to enhance Board oversight of strategy and risk, and better align and clarify the responsibilities of the Audit Committee and Finance, Operations and Safety Oversight (“FOSO”) Committee. At the request of the Board, the Governance Committee reviewed the charters of the Audit and FOSO Committees to address feedback received during the 2018 Board and committee evaluations. In February 2019, the Governance Committee recommended that the Board amend the Audit Committee and FOSO Committee charters to: (i) move the finance-related responsibilities from the FOSO Committee to the Audit Committee; and (ii) enhance the description of the FOSO Committee’s safety oversight responsibilities. On February 28, 2019, the Board amended the charters of the Audit and FOSO Committees to adopt the Governance Committee’s recommendations and renamed them the Audit and Finance Committee and the Safety and Operations Committee. See Board Committees below.

The Committee plans to use a third-party facilitator for the Board’s evaluation once every three years. In 2019, the Committee plans to use a survey process, with the results to be discussed in executive session during the applicable Board or committee meeting.

Board Leadership Structure

Mr. Sullivan has served as the independent Chair of the EIX Board since 2016. The EIX Board believes separating the Chair and CEO positions is the most appropriate leadership structure for EIX at this time, by allowing Mr. Pizarro to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing Mr. Sullivan to focus on leading the Board, providing advice and counsel to Mr. Pizarro, and facilitating the Board’s independent oversight of management. As independent Chair, Mr. Sullivan’s duties include:

►	Chair the Board meetings and Annual Meetings;
►	With the CEO, create the agenda for the Board meetings;
►	With the Governance Committee, oversee the annual evaluations of the Board;
►	Be the principal liaison in synthesizing and communicating to the CEO key issues from the executive sessions of the independent directors;
►	With the Compensation Committee Chair, conduct the annual CEO performance review after review with the independent directors; and
►	May attend Committee meetings.

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The SCE Bylaws provide that the CEO of SCE has the duties of the Chair unless a separate Chair of the SCE Board is appointed. Since 2016, Mr. Payne has served as SCE CEO and has had the duties of the Chair of the SCE Board. The SCE Board has determined that the current leadership structure is appropriate for SCE as a subsidiary of EIX. All directors of SCE are independent, except for Messrs. Payne and Pizarro, and all Board committees are composed entirely of independent directors.

CEO Succession Planning

The Board believes CEO succession planning is one of its most important responsibilities. Our Corporate Governance Guidelines provide that the Board will annually review and evaluate succession planning and management development for the Company’s senior officers, including the CEO.

At least annually, the Board meets in executive session with the EIX CEO to discuss talent and succession planning. The discussion includes CEO succession in the ordinary course, CEO succession if an emergency occurs, and succession for other key senior management positions. The frequency of the Board’s CEO succession planning discussions depends in part on the period of time until the CEO’s expected retirement.

In the succession planning process, internal CEO succession candidates are identified and evaluated based on criteria considered predictive of success at the CEO level, considering the Company’s business strategy. The Board uses a common talent assessment format for each individual. The assessment includes a development plan for each individual.

Our Corporate Governance Guidelines provide that the Board will have opportunities to become acquainted with the senior officers of the Company and others who may have the potential to handle significant management positions. This is carried out through opportunities for officers to make presentations to the Board and Board committees, director education sessions, other business interactions, and social events intended for this purpose.

Strategy Oversight

The Board is regularly engaged in providing management with strategic direction, including but not limited to opportunities in clean energy, efficient electrification, strengthening and modernizing the electric grid, and customer choice. The Board’s oversight and review of Company strategy occurs through annual in-depth strategy meetings, annual education sessions on strategic topics with external experts, regular updates at Board meetings, and discussion of emerging issues affecting strategy. Directors with particular expertise in a strategic area also advise management on strategy outside of Board meetings. In 2018, the Board education sessions on strategic topics focused on artificial intelligence and digital transformation.

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Risk Oversight

Our Corporate Governance Guidelines provide that one of the Board’s primary functions is to review the Company’s enterprise risk management process and monitor strategic and emerging risks. The Board monitors key risks through reports and discussions regarding key risk areas at Board meetings. The Board also focuses on specific strategic and emerging risks in periodic strategy reviews. The Board annually reviews corporate goals and approves capital budgets. Board committees have responsibility for risk oversight in specific areas as follows:

AUDIT AND FINANCE
COMMITTEE

►Oversee (i) risk assessment and risk management policies, (ii) major financial risk exposures, and (iii) the steps management takes to monitor and control these exposures.

►Review the Company’s risk management processes, key enterprise risks and EIX risk management committee charter.

►Receive regular reports on litigation, internal audits and compliance, as well as “deep dive” reports on specific risk topics.

►Annually review and approve the internal audit plan.

►Receive semi-annual reports of the Company’s political contributions.

►Oversee risks in the Company’s capital investments, allocation and spending.

►Regularly monitor the level of capital spending relative to approved capital budgets and must approve significant capital spending variances and projects not included in approved capital budgets.

►The EIX Vice President of Enterprise Risk Management regularly attends Committee meetings and reports on risk issues.

COMPENSATION
COMMITTEE

►Assess and monitor risks in the Company’s compensation program.

►The Committee’s risk assessment process and factors considered in assessing risk are discussed under “How We Make Compensation Decisions - Risk Considerations” in the Compensation Discussion and Analysis below.

GOVERNANCE
COMMITTEE

►Identify director candidates with skills and experience valuable in oversight of the Company’s key enterprise risks.

►Advise the Board regarding Board size and composition, Board committee composition and responsibilities, selection of the independent Chair of the EIX Board, the Board and Committee self-evaluation process, and other corporate governance practices that help position the Board to effectively carry out its risk oversight responsibility.

SAFETY AND
OPERATIONS
COMMITTEE

►Review and monitor the Company’s safety programs, policies and practices relating to the Company’s safety culture, goals, risks and significant incidents.

►Monitor the Company’s safety and operational and service excellence performance metrics.

►Review and monitor the Company’s operations, significant developments, resources, risks and risk mitigation plans.

►Receive “deep dive” reports on key topics related to its responsibilities.

The Board believes its leadership structure supports the Board’s risk oversight function. Independent directors chair the Board committees responsible for risk oversight, and the Company has an independent Chair of the EIX Board who facilitates communication between management and directors.

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ITEM 1: ELECTION OF DIRECTORS

Safety Oversight

The Board believes the safety of employees, contractors and the public is essential to the Company’s values and success. The Board and its Safety and Operations Committee maintain joint responsibility for safety oversight at the Company. The Board and Safety and Operations Committee receive regular safety reports that help provide direction and guidance to management regarding the Company’s safety programs, policies and practices relating to the Company’s safety culture, goals, risks and significant incidents. The Safety and Operations Committee also receives a safety update at each meeting that includes performance metrics, reporting on serious incidents, and actions to improve employee and contractor safety. The Chair of the Safety and Operations Committee then provides a safety report to the Board at its next meeting. In addition, as discussed in the Compensation Discussion and Analysis below, the Compensation Committee has made safety a foundational goal that can negatively impact annual incentive compensation of our executives.

Cybersecurity Oversight

The Company has identified cybersecurity as a key enterprise risk. Cyber risks are included in the key risk reports to the Audit and Finance Committee discussed above. In addition, the Board has assigned primary responsibility for cybersecurity oversight to the Safety and Operations Committee, which receives cybersecurity updates with each meeting that focus on cybersecurity threats, defenses, and data analytics that impact the Company’s most critical assets. In 2018, the Board also received a report on the Company’s evolving approach to the identification and mitigation of cyber risks.

The Company has established a cybersecurity oversight group comprised of a multidisciplinary senior management team to provide governance and strategic direction for the identification, protection and detection of cybersecurity risks to the Company. Director Tauscher serves as the Board liaison to the oversight group and regularly attends meetings. Other Board members are expected to attend at least one meeting annually.

ESG Oversight

The Board oversees climate change and other ESG risks and opportunities as an integral part of its strategy oversight responsibility, which includes annual in-depth strategy meetings and regular updates at Board meetings. Board committees comprised entirely of independent directors have responsibility for risk and operational oversight of specific ESG-related issues as outlined below. In addition, several directors have participated in leadership and employee resource group programs to support the Company’s diversity and inclusion initiatives.

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Specific areas of Board and committee oversight include:

BOARD OF DIRECTORS
►Environmental legislation and regulation related to renewable energy, distributed generation, transportation electrification, energy efficiency, and climate change;
►Implications of regulatory proceedings and decisions for Edison International’s climate change strategy and objectives;
►Risks arising from climate-related events, including wildfires, that impact our business;
►Diversity and inclusion initiatives that impact talent planning and Company culture;
►Board approval of capital budgets, incorporating capital allocation decisions for grid modernization, transportation electrification, and energy storage; and
►Board approval of corporate goals related to safety, reliability, grid modernization, capital spending, and diversity, each of which advance the Company’s strategy.

AUDIT AND FINANCE
COMMITTEE
►Key risks related to wildfires and climate change
►Key risks related to reliability, safety and public policy
►Political and charitable contributions
►Employee helpline data and ethics survey results on Company culture
►Capital spending
COMPENSATION COMMITTEE ►Incentive compensation plans and goals ►Executive diversity	GOVERNANCE COMMITTEE ►Board composition and diversity ►ESG corporate governance trends ►Shareholder outreach efforts on ESG issues	SAFETY AND OPERATIONS COMMITTEE ►Employee, contractor and public safety ►Electric system reliability ►Cybersecurity

Shareholder Engagement

We regularly seek and value input from our shareholders. Each year we reach out to our major institutional shareholders to discuss the Company’s corporate governance, executive compensation, and business strategy. In the last year, we have engaged with shareholders holding approximately 30% of EIX Common Stock on various issues, including:

►Board composition, diversity and skill sets
►Strategy and climate change
►Wildfire risk and mitigation
►ESG oversight and disclosure
►Board evaluation process
►Compensation goals and metrics
►Cybersecurity
►Succession and talent planning

Director Stock Ownership Guidelines

Within five years from their initial election to the Board, directors must own an aggregate number of shares of EIX Common Stock or derivative securities convertible into EIX Common Stock, excluding stock options, having a value equivalent to five times the annual Board retainer. All deferred stock units held by a director count toward this ownership requirement. All directors comply with this stock ownership requirement.

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Director Meeting Attendance

The Board met eight times in 2018. Each director attended at least 90% of all Board and Board committee meetings he or she was eligible to attend. The Board held six executive sessions of the independent directors.

Director nominees are expected to attend Annual Meetings. All EIX and SCE director nominees attended the 2018 Annual Meeting.

Proxy Access for Director Elections

In 2015, the EIX Board adopted proxy access for director elections at annual meetings. The EIX Bylaws provide that the Company will include in its Proxy Statement up to two nominees (or nominees for up to 20% of the EIX Board, whichever is greater) submitted by a shareholder or group of up to 20 shareholders owning at least 3% of EIX common stock continuously for at least three years, if the shareholder group and nominee satisfy the requirements in Article II, Section 13 of the EIX Bylaws, which are available at www.edison.com/corpgov. The EIX Board made this decision after careful consideration of feedback received from our engagement with shareholders regarding proxy access.

Certain Relationships and Related Transactions

The Governance Committee reviews at least annually, and periodically as needed, any transaction in the prior calendar year or any proposed transaction between the EIX companies and a related person in which the amount involved exceeds $120,000 and the related person has a material interest. A related person is a director, a director nominee, an executive officer, or a greater than 5% beneficial owner of any class of voting securities of EIX or SCE, and their immediate family members. This policy is stated in writing in the Committee’s charter.

The Committee’s regular procedure is to obtain from management annually, and periodically as needed, a list of the transactions with related persons described above, and to review these transactions at a meeting held before recommending director nominations to the Board. The list is based on information from questionnaires completed by our directors, director nominees, and executive officers, together with information obtained from our accounts payable and receivable records, and is reviewed by legal counsel. The Committee’s procedure is evidenced in the minutes and records for the Committee meeting at which the review occurred.

In 2018, Director Linda Stuntz was an equity partner at the law firm of Stuntz, Davis & Staffier, P.C. (“SD&S”), which paid the Company approximately $141,000 in 2018 to sublease office space in Washington, D.C. The Company’s sublease of office space to SD&S began before Ms. Stuntz joined the Board. Ms. Stuntz retired from SD&S effective December 31, 2018 and is no longer affiliated with the firm.

Policy on Shareholder Rights Plans

The EIX Board has a policy to seek prior shareholder approval of the adoption of any shareholder rights plan unless, due to time constraints or other reasons consistent with the EIX Board’s fiduciary duties, a committee consisting solely of independent directors determines that it would be in the best interests of EIX shareholders to adopt the plan prior to shareholder approval. Any rights plan adopted by the EIX Board without prior shareholder approval will automatically terminate one year after adoption of the plan unless the plan is approved by EIX shareholders prior to such termination.

Applicability of Stock Exchange Rules to SCE

EIX is subject to NYSE rules and SCE is subject to NYSE MKT LLC rules, which exempt SCE from designated corporate governance rules for Board and Board committee composition, including director independence, the director nominations process, and the process to determine executive compensation.

SCE is exempt from these rules because (i) it is a “controlled company” with over 50% of the voting power held by its parent company, EIX, and (ii) it has listed only preferred stock on the exchange. However, SCE closely follows the EIX corporate governance practices required under the NYSE rules.

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Corporate Governance Documents

Shareholders and other interested parties may find the following documents regarding our corporate governance, including the procedures for communicating with the Board, on our website at www.edison.com/corpgov:

►	Articles of Incorporation and Bylaws
►	Corporate Governance Guidelines
►	Board Committee Charters
►	Ethics and Compliance Code for Directors
►	Employee Code of Conduct
►	Supplier Code of Conduct
►	Incentive Compensation Clawback Policy
►	Political Contribution Policy and Expenditures

Similar information about SCE’s corporate governance is available at www.sce.com/corpgov.

Board Committees

The current membership and key responsibilities of the Board’s four standing committees are described below. The duties and powers of the Committees are further described in their charters, which are posted on our website at www.edison.com/corpgov. The Board occasionally creates special Board committees to focus on certain topics.

As described above, the Governance Committee reviewed the charters of the Audit and FOSO Committees to address feedback received during the 2018 Board and committee evaluations. Based on the Governance Committee’s recommendation, on February 28, 2019, the Board amended the Audit Committee and FOSO Committee charters to: (i) move the finance-related responsibilities from the FOSO Committee to the Audit Committee; and (ii) enhance the description of the FOSO Committee’s safety oversight responsibilities. Effective February 28, 2019, the Audit Committee became the Audit and Finance Committee and the FOSO Committee became the Safety and Operations Committee.

Audit and Finance Committee
Peter J. Taylor* Chair Other Members: Jeanne Beliveau-Dunn Michael C. Camuñez Vanessa C.L. Chang* James T. Morris* Keith Trent* Audit Committee Meetings in 2018: 7
Key Responsibilities
►Appoint, compensate and oversee the Company’s independent registered public accounting firm (the “Independent Auditor”), including:
►the qualifications, performance and independence of the Independent Auditor;
►the scope and plans for the annual audit; and
►the scope and extent of all audit and non-audit services to be performed by the Independent Auditor.
►Review the Company’s financial statements and financial reporting processes, including internal controls over financial reporting.
►Oversee the Company’s internal audit function, including the General Auditor’s performance, the internal audit plan, budget, resources and staffing.
►Oversee the Company’s ethics and compliance program, including the Chief Ethics and Compliance Officer’s performance, helpline calls and investigations, and the employee code of conduct.
►Discuss the Company’s policies and guidelines with respect to risk assessment and management, major financial risk exposures, and the steps taken to monitor and control these risks.
►Establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.
►Review the Company’s political contribution policies and expenditures and approve contributions that exceed $1 million.
Key Finance-Related Responsibilities (Effective February 28, 2019)
►Review and monitor capital spending and investments in subsidiaries compared to the annual budget approved by the Board, and receives post-completion reports from management on major capital projects.
►Annually review the financing plans, capital spending and trust investments of the Company.
►Authorize financing, redemption and repurchase transactions related to EIX and SCE debt securities and SCE preferred and preference stock.

*Audit Committee Financial Expert

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Compensation and Executive Personnel Committee
Vanessa C.L. Chang Chair Other Members: James T. Morris Timothy T. O’Toole William P. Sullivan Brett White Meetings in 2018: 3
Key Responsibilities
►Review the performance and set the compensation of designated elected officers, including the executive officers.
►Review director compensation for consideration and action by the Board.
►Approve the design of executive compensation programs, plans and arrangements.
►Approve stock ownership guidelines for officers and recommends director stock ownership guidelines to the Board.
►Review and assess whether any risks arising from compensation policies and practices are reasonably likely to have a material adverse effect on the Company.
Compensation Committee Interlocks and Insider Participation
Peter Taylor served on the Committee until April 26, 2018, when Mr. Sullivan joined the Committee. The other Committee members served during all of 2018. Under applicable SEC rules, there were no interlocks or insider participation on the Committee.

Nominating/Corporate Governance Committee
Linda G. Stuntz Chair Other Members: Michael C. Camuñez William P. Sullivan Ellen O. Tauscher Brett White Meetings in 2018: 9
Key Responsibilities
►Identify and recommend director candidates.
►Periodically review Board size and composition.
►Make recommendations to the Board regarding Board committee and committee chair assignments and the EIX independent Board Chair appointment.
►Review related party transactions.
►Periodically review and recommend updates to the Corporate Governance Guidelines and Board committee charters.
►Advise the Board with respect to corporate governance matters.
►Oversee the annual evaluation of the Board and Board committees.
►Review the orientation program for new directors and continuing education activities for all directors.

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Safety and Operations Committee
Ellen O. Tauscher Chair Other Members: Jeanne Beliveau-Dunn Timothy T. O’Toole Linda G. Stuntz Peter J. Taylor Keith Trent FOSO Committee Meetings in 2018: 4
Key Responsibilities
►Review and monitor the Company’s safety programs, policies and practices relating to:
►The Company’s safety culture, goals and risks;
►Significant safety-related incidents involving employees, contractors or members of the public; and
►The measures and resources to prevent, mitigate or respond to safety-related incidents.
►Monitor the Company’s safety and operational and service excellence performance metrics.
►Review and monitor the Company’s operations, significant developments, resources, risks and risk mitigation plans relating to:
►Reliability, affordability and customer service;
►Cyber and physical security;
►Business resiliency and emergency response;
►Information technology; and
►Decommissioning of the San Onofre Nuclear Generating Station.
Key Finance-Related Responsibilities (Prior to February 28, 2019)
►Review and monitor capital spending and investments in subsidiaries compared to the annual budget approved by the Board, and receives post-completion reports from management on major capital projects.
►Annually review the financing plans, capital spending and trust investments of the Company.
►Authorize financing, redemption and repurchase transactions related to EIX and SCE debt securities and SCE preferred and preference stock.

Director Compensation

The following table presents information regarding the compensation paid for 2018 to our non-employee directors. The compensation paid to any director who is also an employee of EIX or SCE is presented in the EIX and SCE Summary Compensation Tables and the related explanatory tables.

DIRECTOR COMPENSATION TABLE – FISCAL YEAR 2018

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael C. Camuñez	118,875	140,027	—	—	—	6,000	264,902
Vanessa C.L. Chang	134,625	140,027	—	—	27,994	9,671	312,317
Louis Hernandez, Jr.(6)	28,750	—	—	—	566	—	29,316
James T. Morris	118,875	140,027	—	—	4,710	—	263,612
Timothy T. O’Toole	118,875	140,027	—	—	2,206	5,000	266,108
Linda G. Stuntz	137,875	140,027	—	—	3,591	7,500	288,993
William P. Sullivan	186,500	202,508	—	—	—	10,000	399,008
Ellen O. Tauscher	139,875	140,027	—	—	374	10,000	290,276
Peter J. Taylor	138,875	140,027	—	—	—	3,750	282,652
Keith Trent	30,625	38,134	—	—	15	2,500	71,274
Brett White	125,625	140,027	—	—	26,764	10,000	302,416
(1)	The amounts reported for stock awards reflect the aggregate grant date fair value of those awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts reported, see Note 8 (Compensation and Benefit Plans) to the Consolidated Financial Statements included as part of the Company’s 2018 Annual Report.

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ITEM 1: ELECTION OF DIRECTORS

(2)	Each non-employee director, other than Messrs. Hernandez, Sullivan and Trent was granted a total of 2,147 shares of EIX Common Stock or fully-vested deferred stock units on April 26, 2018, and each share or unit had a value of $65.22 on the grant date. Mr. Hernandez was not eligible for a grant because he had resigned from the Board. Mr. Sullivan was granted 2,147 shares of EIX Common Stock in connection with his re-election to the Board and 958 shares in connection with his re-appointment as Chair of the EIX Board, for a total grant of 3,105 shares on April 26, 2018. Each share granted to Mr. Sullivan had a value of $65.22 on the grant date. Mr. Trent was granted 549 fully-vested deferred stock units on October 25, 2018 in connection with his initial election to the Board, and each unit had a value of $69.46 on the grant date. None of the non-employee directors had unvested stock units as of December 31, 2018.
(3)	We have not granted stock options to our non-employee directors since 2009. The number of outstanding EIX stock options from grants in prior years held by each non-employee director as of December 31, 2018 was as follows: Ms. Chang and Mr. White 2,500 each. The other non-employee directors do not have any EIX stock options outstanding.
(4)	Amounts reported consist of interest on deferred compensation account balances considered under SEC rules to be at above-market rates.
(5)	EIX has a matching gift program that provides assistance to qualified public and private schools by matching dollar-for-dollar gifts of at least $25 up to a prescribed maximum amount per calendar year for the Company’s employees and EIX and SCE directors. The amounts in this column reflect matching gifts made by EIX pursuant to this program in 2018. EIX matches aggregate director contributions of up to $10,000 per calendar year to qualified schools. Under the Director Matching Gift Program, matching amounts for non-cash gifts are determined based on the value of the gift on the date given by the director. For purposes of determining the date on which a gift of publicly-traded stock is given, the date is based on the date stock ownership transfers to the qualified school.
(6)	Mr. Hernandez resigned from the Board on February 27, 2018.

Annual Retainer and Meeting Fees

Compensation for non-employee directors during 2018 included an annual retainer, fees for attending certain meetings, and an annual equity award. Directors were offered the opportunity to receive all of their compensation on a deferred basis under the EIX Director Deferred Compensation Plan. The following table sets forth the cash retainers and meeting fees paid to directors in 2018:

Type of Fee	Jan. to Sept. 2018	Oct. to Dec. 2018
Board Retainer Per Quarter	$28,750	$30,625
Additional Board Retainer Per Quarter to:
► Audit Committee Chair	$5,000	$5,000
► Compensation Committee Chair	$4,375	$5,000
► Other Committee Chairs	$3,750	$3,750
► Chair of the EIX Board	$15,625	$18,750
Fee Per Meeting:(1)
► Shareholder/Board/Committee Meeting	N/A	N/A
► Other Business Meeting	$2,000	$2,000
(1)	Directors are not paid meeting fees for attending shareholder, Board or Board committee meetings. They were paid a $2,000 fee for attending any other business meeting in 2018 on behalf of the Company as a director, such as cybersecurity oversight group meetings (see page 16), if attended at the request or invitation of either the Chair of the EIX Board or the EIX CEO. No director earned more than $8,000 in meeting fees in 2018. Business meeting fees were eliminated effective January 1, 2019.

All directors are also reimbursed for out-of-pocket expenses for serving as directors and are eligible to participate in the Director Matching Gift Program described in footnote (5) to the Director Compensation Table above.

Annual Equity Awards

Upon re-election to the Board on April 26, 2018, non-employee directors were granted an annual equity award of EIX Common Stock or deferred stock units with an aggregate grant date value of $140,000. The Board approved increasing the annual equity award to $152,500 or a prorated portion thereof (as explained below), effective for initial elections or re-elections to the Board on or after October 1, 2018.

Upon his re-appointment as Chair of the EIX Board on April 26, 2018, Mr. Sullivan was granted a supplemental annual equity award of EIX Common Stock or deferred stock units with an aggregate grant date value of $62,500. The Board approved increasing the supplemental annual equity award to $75,000 or a prorated portion thereof (as explained below), effective for the initial appointment or re-appointment of a non-employee director as Chair of the EIX Board on or after October 1, 2018.

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ITEM 1: ELECTION OF DIRECTORS

If the grant date of an award for an initial election to the Board or initial appointment as Chair of the EIX Board occurs after the date of EIX’s Annual Meeting for that year, then the grant date value of the award is prorated by multiplying it by the following percentage: 75% if the grant date is in the second quarter of the year; 50% if the grant date is in the third quarter of the year; 25% if the grant date is in the fourth quarter of the year. Mr. Trent received a prorated initial election award on October 25, 2018 with a grant date value equal to 25% of $152,500. If the grant date of an award for an initial election to the Board occurs in 2019 before the 2019 Annual Meeting, the director receives an annual equity award upon election in the amount of $152,500, but is not eligible to receive an additional annual equity award upon reelection at the 2019 Annual Meeting. Ms. Beliveau-Dunn received an initial election award on February 28, 2019 with a grant date value of $152,500 and will not receive an additional equity award if she is reelected at the 2019 Annual Meeting.

The number of shares or units granted is determined by dividing the grant date value of the equity award by the closing price of EIX Common Stock on the grant date and rounding up to the next whole share. Each award is fully vested when granted.

The annual equity award for an initial election to the Board is made in the form of deferred stock units. For re-election awards and the additional equity award for appointment or re-appointment as Chair of the EIX Board, directors have the opportunity to elect in advance to receive such awards entirely in EIX Common Stock, entirely in deferred stock units, or in any combination of the two. A deferred stock unit is a contractual right to receive one share of EIX Common Stock. Deferred stock units are credited to the director’s account under the EIX Director Deferred Compensation Plan described below. Deferred stock units cannot be voted or sold. They accrue dividend equivalents on the ex-dividend date, if and when dividends are declared on EIX Common Stock. The accrued dividend equivalents are converted to additional deferred stock units.

Each director’s equity award in 2018 was granted under the EIX 2007 Performance Incentive Plan. Directors serving on both Company Boards receive only one award per year for election to the Boards.

EIX Director Deferred Compensation Plan

Non-employee directors are eligible to defer up to 100% of their retainers and meeting fees. Any portion of a director’s annual equity award that he or she elects to receive as deferred stock units is automatically deferred. Amounts deferred (other than deferred stock units) accrue interest until paid to the director at a rate equal to the average monthly Moody’s Corporate Bond Yield for Baa Public Utility Bonds over a 60-month period ending September 1 of the prior year.

Any amounts deferred (including deferred stock units) may be deferred until a specified date no later than the date the director turns age 75, or may become payable in connection with the director’s retirement, death, disability or other separation from service. Directors have sub-accounts for each annual deferral for which the following forms of payment may be elected:

►	Single lump-sum;
►	Two to fifteen annual installments; or
►	Monthly installments for 60, 120, or 180 months.

Payments triggered by retirement, death, disability or other separation from service may begin upon the applicable triggering event or a specified number of months and/or years following the applicable triggering event. However, payments may not begin later than the director’s 75th birthday unless the director is still on the Board. Payments are subject to certain administrative earliest payment date rules, and may be delayed or accelerated if permitted or required under Section 409A of the Internal Revenue Code. All amounts payable are treated as obligations of EIX.

Determination of Director Compensation

The Board makes all decisions regarding director compensation. These decisions are normally made after receiving recommendations from the Compensation Committee. The Compensation Committee makes its recommendations after receiving input from its independent compensation consultant and management. The Compensation Committee retained Pay Governance LLC (“Pay Governance”) to evaluate and make recommendations regarding director compensation for 2018. Pay Governance’s assistance included helping the Compensation Committee identify industry trends and norms for director compensation, reviewing and identifying peer group companies, and evaluating director compensation data for these companies. The changes made to director compensation in 2018 were based on analysis and recommendations provided by Pay Governance. Management’s input focuses on legal, compliance, and administrative issues.

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ITEM 1: ELECTION OF DIRECTORS

Our Stock Ownership

Directors, Director Nominees and Executive Officers

The following table shows the number of shares of EIX Common Stock beneficially owned as of March 4, 2019 by each of our directors, director nominees, officers and former officers named in the EIX and SCE Summary Compensation Tables (“NEOs”), and our current directors and executive officers as a group. None of the persons in the table beneficially owns any other equity securities of the Company or its subsidiaries. The table includes shares that the individual has a right to acquire through May 3, 2019.

Name of Beneficial Owner	Category	Deferred Stock Units(1)	Stock Options	Common Stock Shares(2)	Total Shares Beneficially Owned(3)	Percent of Class(4)
Jeanne Beliveau-Dunn	Director/Nominee	2,547	—	—	2,547	*
Michael C. Camuñez	Director/Nominee	3,526	—	—	3,526	*
Vanessa C.L. Chang	Director/Nominee	6,595	2,500	2,613	11,708	*
James T. Morris	Director/Nominee	863	—	1,681	2,544	*
Timothy T. O’Toole	Director/Nominee	3,115	—	5,000	8,115	*
Kevin M. Payne	SCE Director/Nominee EIX/SCE NEO	—	116,789	9,175	125,964	*
Pedro J. Pizarro	Director/Nominee EIX NEO	—	540,296	51,024	591,320	*
Linda G. Stuntz	Director/Nominee	—	—	3,278	3,278	*
William P. Sullivan	Director/Nominee	3,197	—	6,672	9,869	*
Ellen O. Tauscher	Director/Nominee	2,924	—	4,250	7,174	*
Peter J. Taylor	Director/Nominee	—	—	7,475	7,475	*
Keith Trent	Director/Nominee	555	—	—	555	*
Brett White	Director/Nominee	32,960	2,500	2,500	37,960	*
Maria Rigatti	EIX NEO	—	126,421	17,394	143,815	*
Adam S. Umanoff	EIX NEO	—	183,715	8,737	192,452	*
J. Andrew Murphy	EIX NEO		67,710	1,894	69,604	*
William M. Petmecky, III	SCE NEO	—	37,276	2,755	40,031	*
Ronald O. Nichols	SCE NEO	—	61,008	6,189	67,197	*
Russell C. Swartz	SCE NEO	—	183,840	36,832	220,672	*
Phillip R. Herrington	SCE NEO	—	24,332	925	25,257	*
EIX Directors and Executive Officers as a Group (19 individuals)		56,282	1,230,881	134,755	1,421,918	*
SCE Directors and Executive Officers as a Group (19 individuals)		56,282	1,060,999	145,111	1,262,392	*
(1)	In accordance with SEC rules, the reported number consists only of deferred stock units that could be settled in shares of EIX Common Stock within 60 days at the director’s discretion under the payment elections previously made by the director under the EIX Director Deferred Compensation Plan (for example, a director who elected settlement of deferred stock units upon retirement could retire). However, all deferred stock units held by a director count toward the stock ownership requirement for directors.
In addition to the deferred stock units reported in this table, Messrs. Morris and Taylor hold 3,453 and 11,675 fully-vested deferred stock units, and Mses. Chang, Stuntz and Tauscher hold 26,380, 8,561, and 2,981 fully-vested deferred stock units, respectively. These additional deferred stock units will also be settled in shares of EIX Common Stock, but in accordance with SEC rules are not included in the table because they cannot be settled in shares of EIX Common Stock within 60 days at the director’s discretion.
(2)	Except as follows, each individual has sole voting and investment power:
Shared voting and sole investment power: Mr. Payne 3,418; Ms. Rigatti 5,553; Mr. Umanoff 2,441; Mr. Nichols 3,177; all EIX directors and executive officers as a group 14,569, and all SCE directors and executive officers as a group 6,595.
Shared voting and shared investment power: Ms. Chang 113; Ms. Stuntz 2,147; Mr. Nichols 295; all EIX directors and executive officers as a group 2,642; and all SCE directors and executive officers as a group 2,555.
(3)	Includes shares listed in the three columns to the left.
(4)	Each individual beneficially owns less than 1% of the shares of EIX Common Stock.

24	2019 Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

Other Shareholders

The following are the only shareholders known to beneficially own more than 5% of any class of EIX or SCE voting securities as of December 31, 2018:

Title of Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
EIX Common Stock	BlackRock Inc. 55 East 52nd Street New York, NY 10055	27,628,218(1)	8.5%
EIX Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	26,481,972(2)	8.1%
EIX Common Stock	State Street Corporation One Lincoln Street Boston, MA 02111	24,548,933(3)	7.5%
EIX Common Stock	Capital International Investors 11100 Santa Monica Blvd. Los Angeles, CA 90025	22,592,808(4)	6.9%
SCE Common Stock	Edison International 2244 Walnut Grove Avenue Rosemead, CA 91770	434,888,104(5)	100%
(1)	This information is based on a Schedule 13G filed with the SEC on February 4, 2019. BlackRock Inc. reports it has sole voting power over 24,237,874 shares and sole investment power over all shares.
(2)	This information is based on a Schedule 13G filed with the SEC on February 11, 2019. The Vanguard Group reports it has sole voting power over 436,423 shares, shared voting power over 167,316 shares, sole investment power over 25,946,112 shares, and shared investment power over 535,860 shares.
(3)	This information is based on a Schedule 13G filed with the SEC on February 14, 2019. Acting in various fiduciary capacities, State Street reports it has shared voting and investment power over all shares. This includes approximately 7,815,919 shares, or 2.4% of the class, held by State Street as the 401(k) Plan Trustee. 401(k) Plan shares are voted in accordance with instructions given by participants, whether vested or not. 401(k) Plan shares for which instructions are not received will be voted by the 401(k) Plan trustee in the same proportion to the 401(k) Plan shares voted by other 401(k) Plan Shareholders, unless contrary to ERISA.
(4)	This information is based on a Schedule 13G filed with the SEC on February 14, 2019. Capital International Investors reports it has sole voting power over 22,324,208 shares and sole investment power over all shares.
(5)	EIX became the holder of all issued and outstanding shares of SCE Common Stock on July 1, 1988, when it became the holding company of SCE. EIX continues to have sole voting and investment power over these shares.

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ITEM 2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITEM 2
At a Glance

►The Audit and Finance Committee considers several factors when determining the annual selection of the Independent Auditor.
►The Audit and Finance Committee and the Board believe it is in the best interests of the Company and its investors to reappoint PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Auditor for calendar year 2019.
►Item 2 requests that shareholders ratify the Audit and Finance Committee’s selection of PwC as the Company’s Independent Auditor.

The Board recommends you vote “FOR” Item 2.

The Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of the Independent Auditor retained to audit the Company’s financial statements. The Committee has selected PwC as the Company’s Independent Auditor for calendar year 2019. The Company is asking shareholders to ratify this appointment.

PwC is an international accounting firm which provides leadership in public utility accounting matters. Representatives of PwC are expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if they wish.

PwC has been retained as the Company’s Independent Auditor continuously since 2002. The Committee has adopted restrictions on hiring certain persons formerly associated with PwC into an accounting or financial reporting oversight role to help ensure PwC’s continuing independence.

The Committee meets annually in executive session without PwC present to evaluate the quality of PwC’s audit services and their performance, including PwC’s industry knowledge from an accounting and tax perspective, PwC’s continued independence and professional skepticism, the Committee’s discussions with management about PwC’s performance, and information available from Public Company Accounting Oversight Board (“PCAOB”) inspection reports.

The Committee annually considers whether the Independent Auditor firm should be reappointed for another year. The lead engagement partner is required to rotate off the Company’s audit every five years. The Committee is involved in the selection of the lead engagement partner. In 2015, in connection with the mandated rotation of PwC’s lead engagement partner effective beginning with PwC’s audit of the Company’s 2016 financial statements, the Company interviewed candidates who met professional, industry and personal criteria, and selected finalists. The Committee Chair participated in interviews with the finalists and selected the lead engagement partner, in consultation with the Committee.

26	2019 Proxy Statement

ITEM 2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Committee considered several factors when determining whether to reappoint PwC as the Company’s Independent Auditor, including:

►	The length of time PwC has been engaged;
►	PwC’s knowledge of the Company and its personnel, processes, accounting systems and risk profile;
►	The quality of the Committee’s ongoing discussions with PwC, their independence and professional skepticism;
►	An assessment of the professional qualifications, utility industry experience and past performance of PwC, its lead engagement partner, and other members of the core engagement team;
►	PwC’s use of technology and data analytics in its audits; and
►	Other accounting firms with comparable professional qualifications and utility industry expertise.

The Committee and the Board believe that the continued retention of PwC to serve as the Company’s Independent Auditor is in the best interests of the Company and its investors.

The Company is not required to submit this appointment to a shareholder vote. Ratification would be advisory only. However, if the shareholders of either EIX or SCE do not ratify the appointment, the Committee will investigate the reasons for rejection by the shareholders and will reconsider the appointment.

Independent Auditor Fees

The following table sets forth the aggregate fees billed by PwC to EIX (consolidated total including EIX and its subsidiaries) and SCE, respectively, for the fiscal years ended December 31, 2018 and December 31, 2017:

	EIX and Subsidiaries ($000)		SCE ($000)
Type of Fee	2018	2017	2018	2017
Audit Fees(1)	$6,128	$6,226	$5,413	$5,171
Audit-Related Fees(2)	571	225	564	218
Tax Fees(3)	606	604	417	443
All Other Fees(4)	158	144	158	144
TOTAL	$7,463	$7,199	$6,552	$5,976
(1)	These represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and internal controls over financial reporting, and reviews of the Company’s quarterly financial statements.
(2)	These represent fees for assurance and related services related to the performance of the audit or review of the financial statements and not reported under “Audit Fees” above.
(3)	These represent fees for tax-related compliance and other tax-related services to support compliance with federal and state tax reporting and payment requirements, including tax return review and review of tax laws, regulations or cases.
(4)	These represent fees for miscellaneous services.

The Audit and Finance Committee annually approves all proposed audit fees in executive session without PwC present, considering several factors, including a breakdown of the services to be provided, proposed staffing and hourly rates, and changes in the Company and industry from the prior year. The audit fees are the culmination of a process which included a comparison of the prior year’s proposed fees to actual fees incurred and fee proposals for known and anticipated 2018 services in the audit, audit-related, tax and other categories. The Committee’s deliberations consider balancing the design of an audit scope that will achieve a high quality audit with driving efficiencies from both the Company and PwC while compensating PwC fairly.

The Committee is required to pre-approve all audit and permitted non-audit services performed by PwC to ensure these services will not impair the firm’s independence.

The Committee has delegated to the Committee Chair the authority to pre-approve services between Committee meetings, provided that any pre-approval decisions are presented to the Committee at its next meeting. PwC must assure that all audit and non-audit services provided to the Company have been approved by the Committee.

During the fiscal year ended December 31, 2018, all services performed by PwC were pre-approved by the Committee, irrespective of whether the services required pre-approval under the Exchange Act.

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ITEM 2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit and Finance Committee is composed of six independent directors and operates under a charter adopted by the Board, which is posted on our website at www.edison.com/corpgov. The Committee complied with the requirements of its charter in 2018.

The Board has determined that each Committee member is independent and financially literate, and that at least one member has accounting or other related financial management expertise, as such qualifications are defined by NYSE rules, our Corporate Governance Guidelines, and/or the Committee charter. The Board has also determined that directors Chang, Morris, Taylor and Trent each qualify as an “audit committee financial expert” as defined by SEC rules.

The Committee’s key responsibilities are described above under “Board Committees – Audit and Finance Committee.” The Audit Committee’s role in risk oversight is described above under “Our Corporate Governance – Risk Oversight.”

Committee meeting agendas are developed based on input from Committee members, the Independent Auditor, the General Auditor, and management. In 2018, the Committee requested and received “deep dive” presentations on significant risk issues and a variety of topics, such as:

►Wildfire management;
►Vegetation management;
►Safety risk assessment and management;
►Customer service technology;
►Critical business records; and
►Capital budgets and financing plans.

Management is responsible for the Company’s internal controls and the financial reporting process, including the integrity and objectivity of the financial statements. The Independent Auditor performs an independent audit of the Company’s financial statements under the standards of the PCAOB and issues a report on the financial statements. The Committee monitors and oversees these processes. The Committee members are not accountants or auditors by profession and therefore have relied on certain representations from management and the Independent Auditor in carrying out their responsibilities.

In discharging our oversight responsibilities in connection with the December 31, 2018 financial statements, the Committee:

►Reviewed and discussed the audited financial statements with the Company’s management and the Independent Auditor;
►Discussed various matters with the Independent Auditor, including matters required by the PCAOB’s standard “Communications with Audit Committees;” and
►Received the written disclosures and PwC’s letter confirming its independence from the Company, and discussed such independence with PwC.

Based upon these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s 2018 Annual Report to be filed with the SEC.

Peter J. Taylor (Chair)
Michael C. Camuñez
Vanessa C.L. Chang
James T. Morris
Keith Trent

Jeanne Beliveau-Dunn joined the Committee on February 28, 2019, after the Committee made its recommendation to the Board.

28	2019 Proxy Statement

ITEM 3: ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

ITEM 3
At a Glance

►The Company’s executive compensation program is described under “Compensation Discussion and Analysis” below.
►The Compensation Committee and the Board believe the Company’s executive compensation structure is competitive, aligns compensation with shareholder value and serves shareholders well.
►Item 3 requests that shareholders approve the compensation paid to the Company’s named executive officers.

The Board recommends you vote “FOR” Item 3.

The advisory vote to approve the Company’s executive compensation, commonly known as “Say-on-Pay,” gives shareholders the opportunity to endorse or not endorse the compensation of our named executive officers. This advisory vote is required by SEC rules to be provided at least once every three years. However, our shareholders have voted in favor of holding the advisory vote every year, and the Board determined that it would be held annually. The Company’s Say-on-Pay proposal received support from at least 91% of the votes cast in each of the last eight years.

Our executive compensation program is described under “Compensation Discussion and Analysis” below. We encourage you to read it carefully. Our executive compensation program is reviewed and approved by the Compensation Committee. The Compensation Committee and the Board believe our executive compensation structure is competitive, aligns compensation with shareholder value and serves shareholders well.

EIX and SCE request shareholder approval of the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement under the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables.

The Company values constructive dialogue with shareholders on compensation and other important governance matters. Because your vote is advisory, it will not be binding on the Compensation Committee, the Board or the Company and will not be construed as overruling a decision by the Compensation Committee, the Board or the Company. However, the Compensation Committee will consider the outcome of the vote and any constructive feedback from shareholders when making future executive compensation decisions. See “Compensation Summary – Shareholder Communication and Compensation Program for 2019.”

It is expected that the next Say-on-Pay vote will occur at the 2020 Annual Meeting.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the principles of our executive compensation program, how we applied those principles in compensating our named executive officers (“NEOs”) for 2018, and how we use our compensation program to drive performance. We also discuss the roles and responsibilities of our Compensation Committee (the “Committee”) in determining executive compensation. The CD&A is organized as follows:

Compensation Summary	Post-Employment and Other Benefits
What We Pay and Why: Elements of Total Direct Compensation	Other Compensation Policies and Guidelines
How We Make Compensation Decisions

The CD&A contains information relevant to your decision regarding the advisory vote to approve our executive compensation (Item 3 on your Proxy Card). When voting on Item 3, EIX shareholders will vote on EIX executive compensation, while SCE shareholders will vote on SCE executive compensation.

Compensation Summary

Certain key information about our executive compensation program is highlighted in this Compensation Summary.

Executive Compensation Practices

Our executive compensation program is designed with the objective of strongly linking pay with performance. The table below highlights our current compensation practices for NEOs, including practices we believe drive performance and are aligned with good governance principles, and practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

WHAT WE DO
We tie pay to performance by making the majority of compensation “at risk” and linking it to shareholders’ interests
We target a competitive range around the market median for base salary and annual and long-term incentives
We compare executive compensation to a peer group defined by a recognized market index
We use a balanced system of absolute and relative metrics in our annual and long-term incentive programs
We have double-trigger change in control provisions for equity award vesting
We regularly seek shareholder feedback on our executive compensation program and we share the feedback with the Committee
We maintain rigorous stock ownership guidelines
We maintain an incentive compensation clawback policy
Our Committee’s compensation consultant is independent and does not provide any other services to the Company
WHAT WE DON’T DO
We do not have any employment contracts
We do not provide excise tax gross-ups on change in control payments
We do not have individually-negotiated change in control agreements
We do not provide perquisites
We do not provide personal use of any corporate aircraft
We do not reprice or allow the cash buyout of stock options with exercise prices below the current market value of EIX Common Stock
We do not permit pledging of Company securities by directors or executive officers
We do not permit hedging of Company securities by directors or employees

30	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

EIX NEOs for 2018

EIX NEOs are identified below. EIX shareholders will vote on EIX executive compensation.

EIX NEOs	Title
Pedro J. Pizarro	EIX President and Chief Executive Officer (“CEO”)
Maria Rigatti	EIX Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”)
Kevin M. Payne	SCE CEO
Adam S. Umanoff	EIX EVP and General Counsel
J. Andrew Murphy	EIX Senior Vice President (“SVP”)

SCE NEOs for 2018

SCE NEOs are identified below. SCE shareholders will vote on SCE executive compensation.

SCE NEOs	Title
Kevin M. Payne	SCE CEO
William M. Petmecky, III	SCE SVP and CFO
Ronald O. Nichols	SCE President
Russell C. Swartz	SCE SVP and General Counsel
Philip R. Herrington	SCE SVP

Elements and Objectives of Total Direct Compensation

Element	Form	Key Objective	% of EIX CEO 2018 Target Total Direct Compensation*
Base Salary	Fixed Pay: Cash	Establish a pay foundation to attract and retain qualified executives	14%
Annual Incentive Awards	Variable Pay: Cash	Focus executives’ attention on specific financial, strategic and operating objectives of the Company that we believe will increase long-term shareholder value and benefit customers	17%
Long-Term Incentive Awards	Variable Pay: Equity ►50% stock options ►25% performance shares ►25% restricted stock units	Directly align executive pay with long-term value provided to shareholders ►Link compensation to stock price increase ►Reward relative shareholder return compared to peers and earnings per share compared to pre-established target ►Encourage retention, with value tied to absolute shareholder return	69%
*	In this CD&A, the term “target total direct compensation” means the sum of the NEO’s salary, target annual incentive award, and grant date fair value of long-term incentive awards for the particular year.

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COMPENSATION DISCUSSION AND ANALYSIS

2018 Annual Incentive Action

In light of the impact of wildfires on communities within SCE’s service territory, the Committee decided, in consultation with management and with its full support and agreement, that no annual incentive award would be paid for 2018 to Messrs. Pizarro, Payne, Umanoff, and Nichols and Ms. Rigatti. This Committee action was not a reflection on the performance of the Company or the five NEOs.

CEO Pay Comparison: EIX vs. Peer Group

The following chart shows EIX CEO total direct compensation for each of the last five years as reported in the EIX Summary Compensation Table, compared to the median total direct compensation for the chief executive officers of the companies in the Philadelphia Utility Index peer group for such year.(1) “Total direct compensation” or “TDC” means the sum of base salary, the actual annual incentive award paid for the year and the grant date fair value of long-term incentive awards (columns (c), (e), (f) and (g) of the Summary Compensation Table) for the NEO for the year.

Theodore F. Craver, Jr. served as EIX CEO for all of 2014 and 2015, and his TDC is shown in the chart for those years. Mr. Pizarro succeeded Mr. Craver as EIX CEO on September 30, 2016 and his full-year TDC is shown for 2016, 2017, and 2018. (The 2018 Peer Median TDC in the chart is the same as the 2017 Peer Median TDC, since peer group data for 2018 was generally unavailable in time to include in this Proxy Statement.)

Mr. Pizarro’s full-year 2016 TDC was significantly below the peer group median for chief executive officers. His compensation before the September 30, 2016 effective date of his election as EIX CEO was targeted at the market median for his prior positions (SCE President through May 31 and EIX President from June 1 through September 29). In addition, the Committee set his annualized compensation after the effective date of his election as EIX CEO significantly below the peer group median for chief executive officers, with an opportunity for increases in subsequent years as the Committee evaluated his performance as EIX CEO. The Committee increased Mr. Pizarro’s TDC in 2017, but not to the level of the peer group median.

For 2018, the Committee increased Mr. Pizarro’s target TDC to bring it closer to the peer median. However, Mr. Pizarro’s actual TDC was significantly below the peer median because, as discussed above, he did not receive an annual incentive award for 2018.

EIX CEO vs. Peer Group Median Total Direct Compensation (TDC)

(1)	See page 45 for the companies in the Philadelphia Utility Index in 2018. See previous Proxy Statements for the companies in the Philadelphia Utility Index in previous years.

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COMPENSATION DISCUSSION AND ANALYSIS

Alignment of EIX CEO Pay with Performance

The Company utilizes annual and long-term incentive awards to align executive pay with performance. The awards provide significant upside and downside potential and help focus executives’ attention on our financial, strategic and operating objectives, and shareholder returns.

The following chart shows the alignment over the past five years between the EIX CEO’s total direct compensation (presented on the same basis as in the EIX CEO vs. Peer Group Median TDC chart above) and our indexed TSR,(2) which represents the value of an initial investment of $100 in EIX common stock at the beginning of the five-year period, and assumes that dividends are reinvested on the ex-dividend date.

EIX CEO TDC vs. Indexed TSR 2014-2018

As the chart above shows, EIX’s TSR was approximately 42% for the five-year period from 2014 to 2018. The largest increase in TSR occurred in 2014. That is also the year the EIX CEO’s TDC was its peak, primarily because Mr. Craver received a significantly above-target annual incentive award for 2014, largely as a result of above-target core earnings.(3) TSR decreased slightly in 2015, as did Mr. Craver’s annual incentive award and TDC.

TSR then increased significantly in 2016 and decreased in 2017 and 2018. As discussed above in “CEO Pay Comparison: EIX vs. Peer Group,” Mr. Pizarro’s 2016 TDC was relatively low because it was comprised of his compensation as a Company President from January 1 through September 29, 2016 and his initial compensation as EIX CEO from September 30 through December 31, 2016. His 2017 TDC was higher than his 2016 TDC, but still below the peer group median for chief executive officers. His TDC then decreased in 2018 because, as discussed above, he did not receive an annual incentive award for 2018.

(2)	In this Proxy Statement, for all purposes other than performance share payouts, TSR is calculated using the difference between (i) the closing stock price for the relevant stock on the last NYSE trading day preceding the first day of the relevant period and (ii) the closing stock price for the relevant stock on the last trading day of the relevant period, and assumes all dividends during the period are reinvested on the ex-dividend date. Under this methodology, EIX’s 2016-2018 TSR was at the 5th percentile of the Philadelphia Utility Index. A different methodology is used to determine performance share payouts: TSR is calculated using the difference between (i) the average closing stock price for the stock for the 20 trading days ending with the last NYSE trading day preceding the first day of the performance period and (ii) the average closing stock price for the stock for the 20 trading days ending with the last trading day of the performance period, and assumes all dividends are reinvested on the ex-dividend date (see “Long-Term Incentive Awards” below). Under this methodology, EIX’s TSR for the 2016-2018 performance period was also at the 5th percentile of the Philadelphia Utility Index.
(3)	Core earnings is defined on a consolidated basis for EIX as earnings attributable to EIX shareholders less non-core items. Non-core items include income or loss from discontinued operations, income resulting from allocation of losses to tax equity investors under the hypothetical liquidation at book value accounting method and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments and other gains and losses related to certain tax, regulatory or legal settlements or proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. For a reconciliation of core earnings to net income determined under GAAP, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Management Overview – Highlights of Operating Results” included as part of the Company’s 2018 Annual Report.

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COMPENSATION DISCUSSION AND ANALYSIS

Much of the discussion above is focused on annual incentive awards because they are the only portion of total direct compensation, as reported in the Summary Compensation Table, that reflects the realized value of the CEO’s variable compensation. For long-term incentive awards, the Summary Compensation Table reports only the grant date fair value of the awards granted during the applicable year. The difference between the grant date fair value and the actual value realized at payout can be significant and is due to Company performance, including changes in stock price.

The impact of Company performance on realized value is most clear in performance share payouts. The following chart shows, for the three most-recently completed performance periods, the difference between the grant date fair value of performance shares granted to the EIX CEO (as reported in the Summary Compensation Table) and the actual value realized at payout (determined by multiplying (i) the number of shares paid pursuant to the award by (ii) the closing price of EIX Common Stock on the date the Committee certified performance for the applicable performance period).

EIX CEO Performance Shares – Grant Date Fair Value vs. Realized Value

For 2014 performance share awards, the realized value at payout was 230% of the grant date fair value. The increased value was due to EIX’s strong performance during the performance period, as measured by relative TSR and core earnings per share (”EPS”) compared to target. In addition, EIX’s stock price appreciated after the grant date of these awards.

In contrast, for 2015 and 2016 performance share awards, the realized value at payout was 61% and 49% of the respective grant date fair values. The values decreased primarily due to the significant impact of the wildfires on EIX’s relative TSR and stock price beginning December 2017.

The decline in EIX’s stock price has also had a significant impact on the realizable value of EIX stock options. Stock options comprised more than one-third of Mr. Pizarro’s 2018 target TDC. Those stock options and all other stock options granted to Mr. Pizarro since 2014 were out of the money on December 31, 2018 (i.e., their per share exercise price was greater than the closing price of a share of EIX Common Stock).

Shareholder Communication and Compensation Program for 2019

As discussed above in the Proxy Summary, we regularly reach out to our major institutional shareholders to discuss the Company’s executive compensation, among other issues. Management shares compensation-related feedback with the Compensation Committee, along with proxy advisory firm developments and trends in executive compensation practices.

EIX’s Say-on-Pay proposal received support from approximately 92% of the votes cast in 2018. After considering the shareholder support reflected in the vote results, trends in executive compensation, and the best interests of shareholders, the Committee approved maintaining our executive compensation program with no significant changes for 2019.

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COMPENSATION DISCUSSION AND ANALYSIS

What We Pay and Why: Elements of Total Direct Compensation

We generally target a competitive range of +/-15% around the market median for each element of total direct compensation offered under our program: base salaries, annual cash incentives, and long-term equity-based incentives. The reasons for the Committee’s decision to target the competitive range around the median level include:

►	The policy of the applicable regulatory authorities that SCE should provide market level compensation, and the desire for internal compensation equity between EIX and SCE;
►	Above-median compensation usually is not needed, except occasionally for recruitment and retention purposes and to reward exceptional performers; and
►	Below-median compensation would create retention and recruitment difficulties.

A significant portion of our executives’ total direct compensation is tied to company performance. The following charts show that incentive compensation comprised approximately 86% of EIX CEO 2018 target total direct compensation and approximately 69% of EIX’s and SCE’s other NEOs’ 2018 target total direct compensation.

EIX CEO Pay Mix(4)	Other NEO Pay Mix(4)

This pay mix reflects the Committee’s emphasis on strongly linking pay with performance.

Base Salary

For 2018, each NEO’s base salary was evaluated according to his or her position and performance. For each position, a market base salary range was determined. The median of the range was the market median level of base salaries for comparable positions. We do not have employment contracts and our NEOs do not have contractual rights to receive fixed base salaries.

The Committee increased the annual base salary rates of Messrs. Pizarro, Payne, Umanoff, Murphy, Petmecky, and Nichols and Ms. Rigatti for 2018 to bring them to, or closer to, the market median base salary for their respective positions. Mr. Swartz’s base salary rate was not increased in 2018, but the salary amount paid to him in 2018 was more than in 2017 because his 2017 base salary rate increase became effective March 6, 2017.

(4)	The EIX CEO pay mix for 2018, rounded to the nearest hundredth of a percentage point, was: base salary 13.74%; target annual incentives 17.25%; and target long-term incentives 69.01%. The other NEO pay mix for 2018, rounded to the nearest hundredth of a percentage point, was: base salary 30.59%; target annual incentives 20.83%; and target long-term incentives 48.58%. The pie charts reflect the pay mix data rounded to the nearest hundredth of a percentage point, while the amounts included in the section labels and legends for the pie charts have been rounded to the nearest whole percentage point.

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Awards

Executive Incentive Compensation Plan

NEOs are eligible for annual incentive awards under the EIX Executive Incentive Compensation Plan for achieving financial, strategic and operational goals that are established at the beginning of each year and are tied to the key elements of our strategy described on page 1.

The 2018 annual incentive award target value for each NEO was set as a percentage of the NEO’s base salary (the “Annual Incentive Target %”). The Committee, after reviewing the market range and median for each position and considering internal equity issues, decided to use the same Annual Incentive Target % it set for each NEO for 2017.

The minimum annual incentive award is $0. The maximum award is 200% of target, which the Committee’s independent compensation consultant, Pay Governance, advised is the most prevalent practice among the peer group companies.

The Committee determines annual incentive awards based on corporate and individual performance. The corporate performance factor is based on performance relative to the goals established at the beginning of the year. For each goal category, the Committee assigned a target score and potential score range reflecting the relative weight given that goal category. Specific quantitative targets were set for goals that comprised most of the target score. In February 2019, the Committee determined the score achieved for each goal category, depending on the extent to which the goals were unmet, met or exceeded.

Separate goals were established for EIX and SCE. However, as reflected in the 2018 EIX Corporate Performance Scoring Matrix below, many of EIX’s goals related to SCE’s performance. The EIX corporate performance factor applies to the annual incentive awards for Messrs. Pizarro, Umanoff, and Murphy and Ms. Rigatti, while the SCE corporate performance factor applies to the annual incentive awards for Messrs. Payne, Petmecky, Nichols, Swartz, and Herrington.

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COMPENSATION DISCUSSION AND ANALYSIS

2018 EIX CORPORATE PERFORMANCE SCORING MATRIX

			Key Goals/Performance Contributing to Actual Score
Goal Category	Target Score for Goal Category(1)		Goal(2)		Performance(2)	Actual Score for Goal(3)	Actual Score for Goal Category(3)
Financial Performance	60	●	Core earnings of $1.267 billion(4)	●	Goal Exceeded: $1.303 billion(4)	71	71
Safety	10	●	Achieve hazard awareness and risk mitigation milestones; DART injury rate ≤0.80	●	Goal Partially Met: enhanced tools for field awareness and hazard response; DART rate of 0.98	5	5
Strategy, Transformation & Growth	20	●	Execute SCE Policy, Growth & Innovation goals	●	Goals Partially Met: see SCE matrix below for additional information	13	20
		●	Execute SCE affordable customer rate goal: O&M cost per customer ≤$376	●	Goal Exceeded: $365	6
		●	Execute EE goals: year-end backlog ≥$28 million; 6 contracts for sales of MaPS with new customers	●	Goal Partially Met: $31 million backlog; 5 new MaPS contracts	1
Diversity, People & Culture	10	●	Execute SCE employee engagement and safety training goals	●	Goal Exceeded: see SCE matrix below for additional information	8	15
		●	Increase diversity of executive and leadership populations	●	Goal Exceeded: diversity increased 4%	7
Foundational Goals	0(5)	●	No worker fatalities	●	Goal Not Met: two contractor fatalities	-5(6)	-5
		●	No serious injuries to public from system failure and no significant non-compliance events	●	Goal Met	0(6)
		●	No significant disruption, data breach or system failure	●	Goal Met	0
Total:	100						106

(1)	The potential score for each goal category (other than Foundational Goals, which are discussed in footnote (5) below) ranges from zero to twice the target score for the goal category. The potential total score is from zero to 200.
(2)	“DART” means Days Away, Restricted, and Transfer. “O&M” means operations and maintenance. “EE” means Edison Energy, LLC and its subsidiaries. “MaPS” means Managed Portfolio Solutions.”
(3)	Score determinations are generally made in the judgment of the Committee after assessing overall performance against goals.
(4)	The Committee established the financial performance goal in February 2018. The threshold level of core earnings, below which no annual incentive would have been paid, was set at $1.014 billion. The level at which the financial performance score would be zero and the maximum financial performance score level were set at $1.064 billion and $1.471 billion, respectively. Linear interpolation between the target of $1.267 billion and the maximum score level was used to determine the actual financial performance score.
For purposes of scoring financial performance, the Committee reduced core earnings from the actual amount of $1.351 billion (which would have resulted in a financial performance score of 85) to $1.303 billion. This reduction was the net result of two adjustments the Committee made in February 2019 in accordance with an adjustment framework the Committee established in February 2018: (i) a $64 million reduction to exclude certain deferrals of wildfire insurance expenses; and (ii) a $16 million increase reflecting the additional 2018 earnings EIX would have had if a final 2018 GRC decision had been issued approving SCE’s requested capitalization rate for 2018.
(5)	The Committee established certain safety, compliance and operational goals that it views as “foundational.” Annual incentive awards for 2018 can be reduced for all or some plan participants if one or more foundational goals are not met, depending upon severity.
(6)	The Committee evaluated the fatalities of (i) two contractors and (ii) a private tree trimmer who came in contact with a power line. In order to reinforce the importance of the foundational safety goals, the Committee decided to apply a 5 percentage point deduction to the corporate performance scoring for all executives and a separate 10 percentage point deduction to the individual performance factor for certain EIX and SCE officers, including all of the NEOs who received annual incentive awards.

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COMPENSATION DISCUSSION AND ANALYSIS

2018 SCE CORPORATE PERFORMANCE SCORING MATRIX

			Key Goals/Performance Contributing to Actual Score
Goal Category	Target Score for Goal Category(1)		Goal(2)		Performance(2)	Actual Score for Goal(3)	Actual Score for Goal Category(3)
Financial Performance	40	●	Core earnings of $1.359 billion(4)	●	Goal Exceeded: $1.392 billion(4)	50	50
Operational & Service Excellence	10 (safety goal)(5)	●	Achieve hazard awareness and risk mitigation milestones; DART injury rate ≤0.80	●	Goal Partially Met: enhanced tools for field awareness and hazard response; DART rate of 0.98	5	24
	15 (other goals)(5)	●	Affordable customer rates: O&M cost per customer ≤$376	●	Goal Exceeded: $365	8
		●	System reliability: SAIDI ≤83; achieve reliability milestones	●	Goal Exceeded: SAIDI of 71; increased field direction by Reliability Operations Center	7
		●	Customer satisfaction: J.D. Power large utility business rank ≤19 and residential rank ≤17	●	Goal Partially Met: business rank of 10; residential rank of 21	4
		●	SONGS: transfer 50 canisters of fuel to dry storage	●	Goal Not Met: 29 transferred, then transfers suspended (10-K, pg. 19)	0
Policy, Growth & Innovation	25	●	Achieve favorable outcome in 2018 GRC and other CPUC and legislative processes	●	Goal Partially Met: no GRC decision in 2018; PCIA decision mitigates cost shift to bundled customers; approval of TOU rates; resolved SONGS OII; SB 901 (10-K, pgs. 4, 6, 108-9, 122-124)	7	19
		●	Capital spending target: $4.107 billion combined CPUC and FERC-jurisdictional	●	Goal Exceeded: $4.363 billion (10-K, pgs. 8-9)	5
		●	Transportation electrification: launch projects approved by CPUC; file application for Charge Ready Phase 2	●	Goal Exceeded: projects launched on schedule; Charge Ready Phase 2 application filed (10-K, pgs. 9-10)	4
		●	Customer service: manage re-platform on-time and on-budget	●	Goal Partially Met: critical milestones achieved, but project delayed 3 months and over budget	2
		●	Grid modernization: automate 200 distribution circuits; capital spend of $282 million	●	Goal Not Met: 73 circuits automated; capital spend of $145 million	1
Diversity, People & Culture	10	●	Implement 30 employee X-Change ideas; train 35% of T&D field leaders and employees on safety leadership	●	Goal Exceeded: 41 completed X-Change projects; trained 39% of field leaders and 43% of field employees	7	14
		●	Increase diversity of executive and leadership populations	●	Goal Exceeded: diversity increased 3%	5
		●	Diverse Business Enterprise Spend ≥40%	●	Goal Met: approx. 45%	2
Foundational Goals	0(6)	●	No worker fatalities	●	Goal Not Met: two contractor fatalities	-5(7)	-5
		●	No serious injuries to public from system failure and no significant non-compliance events	●	Goal Met	0(7)
		●	No significant disruption, data breach or system failure	●	Goal Met	0
Total:	100						102

(1)	The potential score for each goal category (other than Foundational Goals, which are discussed in footnote (6) below) ranges from zero to twice the target score for the goal category. The potential total score is from zero to 200.

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COMPENSATION DISCUSSION AND ANALYSIS

(2)	The parenthetical “10-K” page references in the “Goal” and “Performance” columns refer to pages in the combined Form 10-K filed by EIX and SCE for the fiscal year ended December 31, 2018 (“10-K”). The referenced pages contain additional information about the relevant topics, but do not address annual incentive plan goals or the scoring of the performance for purposes of this matrix. “SAIDI” means the System Average Interruption Duration Index. “SONGS” means San Onofre Nuclear Generating Station. “GRC” means General Rate Case. “CPUC” means the California Public Utilities Commission. “PCIA” means Power Charge Indifference Adjustment. “TOU” means Time-of-Use. “OII” means Order Instituting Investigation. “SB 901” refers to California Senate Bill 901, which was signed by the Governor of California in September 2018. “FERC” means the Federal Energy Regulatory Commission. The Company “X-Change” program empowers front-line employees to identity and implement improvement projects. “T&D” means the Transmission and Distribution business unit. See footnote (2) to the EIX matrix above for additional defined terms.
(3)	Score determinations are generally made in the judgment of the Committee after assessing overall performance against goals.
(4)	The Committee established the financial performance goal in February 2018. The threshold level of core earnings, below which no annual incentive would have been paid, was set at $1.087 billion. The level at which the financial performance score would be zero and the maximum financial performance score level were set at $1.223 billion and $1.494 billion, respectively. Linear interpolation between the target of $1.359 billion and the maximum score level was used to determine the actual financial performance score.
For purposes of scoring financial performance, the Committee reduced core earnings from the actual amount of $1.44 billion (which would have resulted in a financial performance score of 64) to $1.392 billion. This reduction was the net result of two adjustments the Committee made in February 2019 in accordance with an adjustment framework the Committee established in February 2018: (i) a $64 million reduction to exclude certain deferrals of wildfire insurance expenses; and (ii) a $16 million increase reflecting the additional 2018 earnings SCE would have had if a final 2018 GRC decision had been issued approving SCE’s requested capitalization rate for 2018.
(5)	The target score for the Operational & Service Excellence category was 25. Ten points from that target were allocated to safety.
(6)	The Committee established certain safety, compliance and operational goals that it views as “foundational.” Annual incentive awards for 2018 can be reduced for all or some plan participants if one or more foundational goals are not met, depending upon severity.
(7)	The Committee evaluated the fatalities of (i) two contractors and (ii) a private tree trimmer who came in contact with a power line. In order to reinforce the importance of the foundational safety goals, the Committee decided to apply a 5 percentage point deduction to the corporate performance scoring for all executives and a separate 10 percentage point deduction to the individual performance factor for certain EIX and SCE officers, including all of the NEOs who received annual incentive awards.

2018 Annual Incentive Awards

Based on 2018 performance, the corporate performance factors for EIX and SCE were 106% and 102% of target, respectively. These factors were determined by adding the “Actual Scores” in the corporate performance scoring matrices above. The Committee did not exercise its discretion to increase or decrease the corporate performance factor from the amount determined by application of the scoring matrix.

In light of the impact of wildfires on communities within SCE’s service territory, the Committee exercised its discretion and decided, in consultation with management and with its full support and agreement, that no annual incentive award would be paid for 2018 to Messrs. Pizarro, Payne, Umanoff, and Nichols and Ms. Rigatti. The Committee’s decision was not a reflection on the performance of the Company or the five NEOs.

For the other NEOs, the Committee determined the annual incentive award by multiplying the annual incentive target percentage for the NEO by the EIX or SCE corporate performance factor and an individual performance factor. The determination of the individual performance factors was a two-step process in which the Committee exercised its discretion. First, the Committee established an initial individual performance factor for each NEO receiving an annual incentive award, based on the Committee’s assessment of the NEO’s overall performance and achievements for the year, and relative impact and contribution to corporate performance compared to executives in similar roles. Then the Committee applied a 10 point deduction to the individual performance factor for certain EIX and SCE officers, including all of the NEOs receiving an annual incentive award. The Committee made this adjustment based on its determination that despite the many accomplishments of management in 2018, foundational safety goals were not met.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table shows the annual incentive awards paid to our NEOs as a percentage of salary and as a multiple of target:

NEOs(1)	Annual Incentive Target as % of Salary	Corporate Performance Factor(2)	Individual Performance Factor (Initial)(3)	Individual Performance Factor (Adjusted)(3)	Annual Incentive Award as % of Salary(4)(5)	Annual Incentive Award as Multiple of Target(4)(5)
Pedro J. Pizarro	125%	106%	N/A	N/A	0%	0.00x
Maria Rigatti	75%	106%	N/A	N/A	0%	0.00x
Kevin M. Payne	75%	102%	N/A	N/A	0%	0.00x
Adam S. Umanoff	75%	106%	N/A	N/A	0%	0.00x
J. Andrew Murphy	70%	106%	100%	90%	67%	0.95x
William M. Petmecky, III	55%	102%	100%	90%	50%	0.92x
Ronald O. Nichols	65%	102%	N/A	N/A	0%	0.00x
Russell C. Swartz	55%	102%	110%	100%	56%	1.02x
Philip R. Herrington	55%	102%	110%	100%	56%	1.02x
(1)	Target and actual annual incentive awards for all EIX and SCE NEOs are shown in the Grants of Plan-Based Awards tables and the Summary Compensation Tables, respectively.
(2)	The corporate performance factor for all EIX NEOs (other than Mr. Payne) was 106%. The corporate performance factor for all SCE NEOs (including Mr. Payne) was 102%.
(3)	The Committee did not determine individual performance factors for Messrs. Pizarro, Payne, Umanoff, and Nichols and Ms. Rigatti because, as discussed above, it decided, in consultation with management and with its full support and agreement, that no annual incentive awards be paid to those five NEOs for 2018.
(4)	As discussed above, the adjusted individual performance factor for the NEOs reflects a 10 percentage point deduction from each NEO’s initial individual performance factor. Each NEO’s actual annual incentive award was determined by multiplying the NEO’s target annual incentive by the applicable corporate performance factor and by the NEO’s adjusted individual performance factor.
(5)	The amounts shown have been rounded to the nearest whole percentage point for purposes of the table.

Long-Term Incentive Awards

All of our long-term incentives are awarded as equity instruments reflecting, or valued by reference to, EIX Common Stock. They are therefore directly linked to the value provided to EIX shareholders. The equity awards also align executives’ interests with the long-term interests of customers by enhancing executives’ focus on the Company’s long-term goals.

Seventy-five percent (75%) of our long-term equity mix is performance-based: the non-qualified stock options that comprise 50% of each NEO’s long-term incentive award value; and the performance shares that comprise 25% of the award value. We believe stock options are performance-based because NEOs will realize value only if the market value of EIX Common Stock appreciates. Long-term incentive awards are made under the EIX 2007 Performance Incentive Plan.

Long-Term Incentive Value

On February 21, 2018, the Committee approved 2018 long-term incentive award target values for the NEOs. Each target value was set as a percentage of base salary (the “Long-Term Incentive Target %”). The Committee also approved the methodology for converting those values into the number of stock options, performance shares, and restricted stock units granted to each NEO on the March 1, 2018 grant date. The grant date value of each award is listed in the “Grants of Plan-Based Awards” tables below.

For 2018, the Committee increased the Long-Term Incentive Target % for Messrs. Pizarro, Murphy, Nichols, and Herrington and Ms. Rigatti to bring them to, or closer to, the market median for their respective positions.

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COMPENSATION DISCUSSION AND ANALYSIS

Stock Options

Each stock option granted may be exercised to purchase one share of EIX Common Stock at an exercise price equal to the closing price of a share of EIX Common Stock on the grant date. Options vest over a four-year period, subject to continued employment, with one-fourth of each award vesting and becoming exercisable at the beginning of each year. Options have a ten-year term.

The number of options granted to each NEO was determined by dividing the option award value approved by the Committee for that NEO by the grant date value of an option using a Black-Scholes Merton valuation model based on the same assumptions and principles used to determine the grant date fair value of options generally for purposes of EIX’s financial reporting.

Performance Shares

Performance shares reward performance over three years against pre-established relative and absolute metrics. Each performance share awarded is a contractual right to receive one share of EIX Common Stock or its cash equivalent if performance and continued service vesting requirements are satisfied. The actual payout can range from zero to 200% of target performance shares, depending on actual performance against pre-established metrics. The performance share awards provide for reinvested dividend equivalents. For each dividend declared for which the ex-dividend date falls within the performance period and after the date of grant, the NEO will be credited with an additional number of target performance shares having a value equal to the dividend that would have been payable on the target performance shares subject to the award. The performance shares credited as dividend equivalents have the same vesting and other terms and conditions as the original performance shares and are forfeited if the underlying shares are not earned.

A conversion formula is used to determine the number of performance shares awarded to each NEO. For the portion of performance shares subject to the TSR metric discussed below, the award value approved by the Committee is divided by the grant date value of the TSR performance shares using a Standard Monte Carlo simulation model based on the same assumptions and principles used to determine the grant date fair value of performance-based awards generally for purposes of EIX’s financial reporting. For the portion of performance shares subject to the earnings per share metric discussed below, the respective award value is converted into a specific number of earnings per share performance shares by dividing the award value by the closing price of a share of EIX Common Stock on the grant date.

Performance shares granted from 2015 through 2018 are payable solely in cash based on the closing price of EIX Common Stock on the date on which the Committee certifies performance for the applicable performance period. Under the Executive Deferred Compensation Plan, NEOs may elect to defer payment of performance shares payable in cash.

Performance Share Awards: TSR Metric

Two metrics are used to measure performance share payouts, with each metric weighted 50%. The first performance metric is based on the percentile ranking of EIX’s TSR for the three-year performance period beginning January 1 in the year of grant compared to the TSR of each company in the Philadelphia Utility Index at the end of the performance period. The following table provides the percentile ranking and corresponding payout levels:

Payout Levels	TSR Ranking	Payout
Below Threshold	<25th Percentile	0
Threshold	25th Percentile	25% of Target
Target	50th Percentile	Target
Maximum	≥75th Percentile	200% of Target

If EIX achieves a TSR ranking between the 25th percentile and the 50th percentile or between the 50th percentile and the 75th percentile, the number of shares paid will be interpolated on a straight-line basis with discrete intervals at every 5th percentile. To determine performance share payouts, TSR is calculated using the difference between (i) the average closing stock price for the stock for the 20 trading days ending with the last NYSE trading day preceding the first day of the performance period and (ii) the average closing stock price for the stock for the 20 trading days ending with the last trading day of the performance period, and assumes all dividends are reinvested on the ex-dividend date.

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COMPENSATION DISCUSSION AND ANALYSIS

EIX’s three-year TSR from 2016-2018 ranked in the 5th percentile of the comparison group under the methodology used to calculate TSR for performance shares. Since this performance was below the threshold for a payout, there was no payout from the TSR performance shares granted in 2016.

Performance Share Awards: EPS Metric

The second performance metric is based on EIX’s three-year average annual core earnings(5) per share, measured against target levels. The Committee establishes the EPS target for each calendar year in February of that year.

The performance multiple for a calendar year is based on EIX’s actual EPS performance for that year as a percentage of the EPS target for that year, in accordance with the following table:

Performance Level	Actual EPS as % of Target EPS	EPS Performance Multiple
Below Threshold	<80%	0
Threshold	80%	0.25x
Target	100%	1.0x
Maximum	≥120%	2.0x

If EIX’s EPS for a year as a percentage of target EPS is between 80% and 100% or between 100% and 120%, the EPS performance multiple is interpolated on a straight-line basis, with discrete intervals at every 4th percentage point. The EPS performance multiples achieved for each calendar year in the three-year performance period are averaged, and the resulting average determines the performance share payout as a multiple of target.

In February 2019, the Committee certified the following EPS performance multiples for the three calendar years in the performance period for the 2016 grant:

Year	Actual EPS(6)	Target EPS(7)	Actual EPS as % of Target EPS	EPS Performance Multiple
2016	$3.97	$3.91	101%	1.00	x
2017	$4.50	$4.14	109%	1.40	x
2018	$4.00	$3.89	103%	1.00	x
Average of performance multiples (actual payout):				1.13	x

Since the average of the EPS performance multiples for 2016, 2017, and 2018 was 1.13x, EPS performance shares granted in 2016 paid out at 113% of target.

Restricted Stock Units

Each restricted stock unit awarded is a contractual right to receive one share of EIX Common Stock after the vesting requirement of three years of continued service is satisfied. The restricted stock units for NEOs provide for reinvested dividend equivalents. For each dividend declared for which the ex-dividend date falls within the vesting period, the NEO will be credited with an additional number of restricted stock units having a value equal to the dividend that would have been payable on the number of restricted stock units subject to the award. The restricted stock units credited as dividend equivalents have the same vesting and other terms and conditions as the original restricted stock units and are forfeited if the underlying units do not vest.

(5)	See footnote (3) on page 33 for information regarding the determination of core earnings.
(6)	For purposes of determining the 2018 EPS performance multiple, the Committee reduced 2018 EPS from the actual amount of $4.15 (which would have resulted in a 2018 EPS performance multiple of 1.20x) to $4.00. This reduction was the net result of two adjustments the Committee made in February 2019 in accordance with an adjustment framework the Committee established in February 2018: (i) a $0.20 reduction to exclude certain deferrals of wildfire insurance expenses; and (ii) a $0.05 increase reflecting the additional 2018 earnings EIX would have had if a final 2018 GRC decision had been issued approving SCE’s requested capitalization rate for 2018.
(7)	The Target EPS for 2018 was set below the prior year’s actual EPS due to the impact of the 2017 cost of capital settlement and higher projected operations and maintenance expenses.

42	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The restricted stock units are paid in EIX Common Stock, except EIX converts awards to cash having a value equal to the stock that otherwise would have been delivered to satisfy tax withholding and governmental levies. The Committee may elect to pay any restricted stock units in cash rather than shares of EIX Common Stock if and to the extent that payment in shares would exceed the applicable share limits of the EIX 2007 Performance Incentive Plan.

The number of restricted stock units granted to each NEO was determined by dividing the award value approved by the Committee for that NEO by the closing price of a share of EIX Common Stock on the grant date. At payout, NEOs realize an increase or decrease in value (compared to the grant date value) commensurate with the increase or decrease in value realized by shareholders from changes in the stock price and dividends over the three-year vesting period.

Special Vesting of Long-Term Equity

If an NEO terminates employment after reaching age 65, or age 61 with five years of service, (i) stock options will vest and continue to become exercisable as scheduled, (ii) performance shares will be retained with vesting based on the applicable performance metrics, and (iii) restricted stock units will vest and become payable as scheduled; in each instance, as though the NEO’s employment had continued through the vesting period and subject to a pro-rated reduction if the NEO retires within the year of grant. Messrs. Nichols and Swartz would be eligible for these special vesting provisions upon retirement. If an NEO dies or becomes disabled while employed, stock options and restricted stock units will immediately vest and become exercisable and payable, respectively, and performance shares will be retained, with vesting based on the applicable performance metrics.

How We Make Compensation Decisions

Role of Compensation Committee and Executive Officers

The Committee is responsible for reviewing and determining the compensation paid to executive officers. The Committee annually reviews all components of compensation for our CEO and other executive officers, including base salary and annual and long-term incentives. The Committee also reviews significant benefits, including retirement and non-qualified deferred compensation plans.

Each February, the Committee sets the base salary and the target and maximum potential annual and long-term incentive award values for the current year for each executive officer. At that time, the Committee also determines annual incentive awards for the prior year and performance share payouts for the prior performance period. Base salary changes are generally effective between mid-February and early March of each year.

For the February Committee meeting, the EIX CEO provides recommendations regarding the compensation of other executive officers. Executive officers other than the EIX CEO participate in developing and reviewing executive compensation recommendations, but do not participate in recommendations regarding their own compensation.

The Committee evaluates the EIX CEO’s performance relative to goals and determines his compensation in executive session without the EIX CEO present. The Committee Chair reports to the Board in an independent director executive session regarding the compensation determination.

Except as otherwise noted, the Committee’s executive officer compensation determinations are subjective and the result of the Committee’s business judgment, which is informed by the experiences of the Committee members and input from the Committee’s independent compensation consultant.

For newly-hired, promoted, or relocated SCE executive officers who are not also EIX executive officers, the Committee authorized the EIX CEO and the EIX Senior Vice President, Human Resources to jointly make certain compensation decisions within limits pre-approved by the Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

Tally Sheets

The Committee periodically reviews tally sheets for EIX NEOs. Tally sheets provide the Committee with information about the following components of compensation, including compensation paid over the preceding three calendar years:

►	Cash compensation (base pay and annual incentives);
►	Long-term incentive award values (stock options, performance shares and restricted stock units); and
►	Changes in pension values and non-qualified plan earnings.

The tally sheets also provide the amounts payable in the event of voluntary or involuntary separation from service, death or disability, or a change in control resulting in termination.

The Committee also reviews additional information regarding long-term incentives, including stock program statistics on share usage, analysis of current exercise values of prior option grants, and a summary of current and past performance share results.

Role of the Committee’s Independent Compensation Consultant

The Committee retained Pay Governance to assist in evaluating executive officer compensation for 2018; however, the Committee decides our executive officers’ compensation. This assistance included helping the Committee identify industry trends and norms for executive compensation; reviewing and identifying appropriate peer group companies and pay surveys; and evaluating executive compensation data for these companies.

During 2018, Pay Governance provided the following services:

►	Provided a presentation on executive compensation trends and competitive evaluation of total direct compensation for executives;
►	Reviewed Committee agendas and supporting materials before each meeting, and raised questions/ issues with management and the Committee Chair, as appropriate;
►	Provided an analysis of incentive plan design and metrics in the industry;
►	Reviewed drafts of the CD&A for the Proxy Statement and related compensation tables; and
►	Provided advice to the Committee on EIX CEO compensation at its February meeting, without prior review by the EIX CEO.

In addition, a Pay Governance representative attended Committee meetings and communicated directly with the Committee as needed. Pay Governance did not perform any services for the Company in 2018 unrelated to the Committee’s responsibilities for our compensation programs, and all interactions by the consultants with management were related to their work for the Committee and conducted in accordance with the directions of the Committee or its Chair.

The Committee retains sole authority to hire its compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. Pursuant to SEC rules, the Committee assessed and determined that no conflict of interest exists with respect to the engagement of Pay Governance as the Committee’s compensation consultant.

44	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Use of Competitive Data

The Committee generally targets a competitive range of +/-15% around the market median for comparable positions for each element of total direct compensation. For 2018, the Committee used peer group data and data from pay surveys by Willis Towers Watson to determine the “market median.”

The Committee used the companies in the Philadelphia Utility Index in 2018 as the peer group for benchmarking performance and comparing NEO compensation for 2018. The Philadelphia Utility Index has been used by the Committee as the basis for the peer group since 2005. Use of an established market index for peer group purposes is consistent with the way investors evaluate performance across companies within an industry.

2018 PEER GROUP COMPANIES - PHILADELPHIA UTILITY INDEX
►AES Corporation ►Ameren ►American Electric Power ►American Water Works ►CenterPoint Energy	►Consolidated Edison ►Dominion Energy ►DTE Energy ►Duke Energy ►El Paso Electric	►Entergy ►Eversource Energy ►Exelon ►FirstEnergy ►NextEra Energy	►PG&E Corporation ►Public Service Enterprise Group ►Southern Company ►Xcel Energy

EIX is near the peer group median in revenues and market capitalization. For the four quarters ending September 30, 2018, EIX had revenues of $12.9 billion compared to the peer group median of $12.3 billion (ranking 9th out of the 20 companies in the peer group), based on reported revenues. As of December 31, 2018, EIX’s market capitalization was $18.5 billion compared to the peer group median of $20.3 billion (ranking 13th out of 20).

As part of the process of setting 2018 target total direct compensation for NEOs, Pay Governance provided the Committee with benchmarking data from peer group proxy statements. In addition, the Committee received base salary, target annual incentive, and target long-term incentive grant value data from the Willis Towers Watson 2017 Energy Services and the Willis Towers Watson 2017 General Industry pay surveys. The pay survey data included compensation information from utilities, other energy companies, and companies in other industries with comparable revenues, in order to reflect the range of the Company’s competitors for executive talent and provide a robust set of information to make compensation decisions. The pay survey data was presented to the Committee in aggregated form. The Committee does not consider the identities of the individual companies in the survey data to be material for its decision-making process, and the individual companies were not provided to the Committee.

The components of the market data and the relative weighting used to calculate a market median varied for each NEO position, based on the availability of sufficient comparative data for the position, and were reviewed by Pay Governance. Market median levels for 2018 were projected from available data with input from Pay Governance.

The Committee exercises its judgment in setting each executive officer’s compensation levels within the competitive range described above, and may time to time vary from the competitive range, after taking into account the executive officer’s experience, time in position, individual performance, internal equity, retention concerns, or other factors it considers relevant under the circumstances.

Risk Considerations

Our executive compensation policy directs that our total compensation structure should not encourage inappropriate or excessive risk-taking. The Committee takes risk into consideration when reviewing and approving executive compensation.

As specified in its charter, and with the assistance of Pay Governance and Company management, the Committee reviewed the Company’s compensation programs for executives and for employees generally and has concluded these programs do not create risks reasonably likely to have a material adverse effect on the Company.

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COMPENSATION DISCUSSION AND ANALYSIS

In concluding that the current executive compensation program does not encourage inappropriate or excessive risk-taking, the Committee noted the following characteristics that limit risk:

►	Annual incentives are balanced with long-term incentives to lessen the risk that short-term objectives might be pursued to the detriment of long-term value creation;
►	Goals for annual incentive programs are varied (not focused on just one metric), include safety and compliance goals, and are subject to Committee review and discretion as to the ultimate award payment for executives;
►	Long-term incentive awards are subject to a multi-year vesting schedule;
►	The ultimate value of equity grants is not solely dependent on stock price due to the use of relative TSR and EPS for performance shares;
►	Annual incentive and performance share payouts are capped at 200% of target;
►	Stock ownership guidelines require Vice Presidents and more senior officers to own Company stock worth one to six times their base salary;
►	All directors and employees, including NEOs, are prohibited from hedging Company securities;
►	Executive officers are prohibited from pledging Company securities, as are Vice Presidents and more senior officers who report directly to the EIX or SCE CFO;
►	The Company has an incentive compensation clawback policy that allows the Committee or the Board to recoup incentive compensation overpayments in the event of a restatement of Company financial statements; and
►	Executive retirement and deferred compensation benefits are unfunded and thus depend in part on the continued solvency of the Company.

Post-Employment and Other Benefits

Post-Employment Benefits

The NEOs receive retirement benefits under qualified and non-qualified defined-benefit and defined-contribution retirement plans. The SCE Retirement Plan and the 401(k) Plan are both qualified retirement plans in which the NEOs participate on substantially the same terms as other participating employees.

Due to limitations imposed by ERISA and the Internal Revenue Code, the benefits payable to the NEOs under the SCE Retirement Plan and the 401(k) Plan are limited. The Executive Retirement Plan and the Executive Deferred Compensation Plan provide for our NEOs to receive some of the benefits that would be paid under the qualified plans but for such limitations, and certain additional benefits. The Committee believes these programs help us to attract and retain qualified executives.

For descriptions of the tax-qualified and non-qualified defined benefit pension plans and the Executive Deferred Compensation Plan, see the narrative to the “Pension Benefits” and “Non-Qualified Deferred Compensation” tables, respectively.

The Company also sponsors a disability benefit plan in which the NEOs were eligible to participate in 2018.

Severance and Change in Control Benefits

Our policy regarding severance protection for NEOs stems from its importance in retaining and recruiting executives. Executives have attractive opportunities with other companies or are recruited from well-compensated positions in other companies. We believe offering one year’s worth of compensation and benefits if any officer is involuntarily severed without cause provides financial security to offset the risk of leaving another company or foregoing an opportunity with another company. Severance benefits are not offered for resignation for “good reason,” except if a “change in control” occurs (these terms are defined in the Severance Plan).

46	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The current executive compensation plans offer additional benefits if a change in control of EIX occurs. We believe the occurrence, or expected occurrence, of a change-in-control transaction would create uncertainty regarding continued employment for NEOs. This uncertainty would result from the fact that many change-in-control transactions result in significant organizational changes, particularly at the senior executive level.

To encourage the NEOs to remain employed with the Company during a time when their prospects for continued employment following the change in control would be uncertain, and to permit them to remain focused on the Company’s interests, NEOs are provided with enhanced severance benefits if their employment is actually or constructively terminated without cause within a defined period of time around a change in control of EIX. Constructive termination (or a resignation for “good reason”) would include occurrences such as a material diminution in duties or salary, or a substantial relocation.

Given that none of the NEOs has an employment agreement that provides for fixed positions or duties, or for a fixed base salary or annual incentive award, we believe a constructive termination severance trigger is needed to prevent an acquirer from having an incentive to constructively terminate an NEO’s employment to avoid paying any severance benefits. We do not provide excise tax gross-ups on change-in-control severance benefits for any of our executives. We do not believe NEOs should be entitled to receive their cash severance benefits merely because a change-in-control transaction occurs. Therefore, the payment of cash severance benefits is subject to a double-trigger where an actual or constructive termination of employment must also occur before payment.

However, if a change in control occurs where EIX is not the surviving corporation, and following the transaction, outstanding equity awards would not be continued or assumed, then NEOs and other holders of awards under our equity incentive plan would receive immediate vesting of their outstanding equity awards as described under “Potential Payments Upon Termination or Change in Control.”

We believe it is appropriate to fully vest equity awards in change-in-control situations where EIX is not the surviving corporation and the equity awards are not assumed, whether or not employment is terminated, because such a transaction ends the NEOs’ ability to realize any further value with respect to the equity awards.

For detailed information on the estimated potential payments and benefits payable to NEOs if they terminate employment, including following a change in control of the Company, see “Potential Payments Upon Termination or Change in Control.”

Perquisites

No perquisites were provided for our NEOs in 2018.

Other Compensation Policies and Guidelines

Tax-Deductibility

Federal income tax law generally prohibits a publicly-held company from deducting compensation paid to a current or former NEO that exceeds $1 million during the tax year. Certain awards granted under the EIX 2007 Performance Incentive Plan before November 2, 2017 that were based upon attaining pre-established performance measures set by the Committee, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. There can be no assurance that any compensation the Committee intended to be deductible will in fact be deductible.

Although the potential deductibility of compensation is one of the factors the Committee generally considers when designing the Company’s executive compensation program, the Committee has the flexibility to take any compensation-related actions it determines are in the best interests of the Company and its shareholders, including awarding compensation that will not be deductible for tax purposes.

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COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines

To underscore the importance of linking executive and shareholder interests, the Company has stock ownership guidelines that require Vice Presidents and more senior officers to own EIX Common Stock or equivalents in an amount ranging from one to six times their annual base salary. The stock ownership guidelines for NEOs are as follows:

►	Mr. Pizarro – six times salary
►	Ms. Rigatti and Messrs. Umanoff and Payne – three times salary
►	Messrs. Murphy, Petmecky, Nichols, Swartz, and Herrington – two times salary

The NEOs are expected to achieve their ownership targets within five years from the date they became subject to the guidelines. EIX Common Stock owned outright, shares held in the 401(k) Plan, and vested and unvested restricted stock units which do not depend on performance measures are included in determining compliance with the guidelines. Shares that NEOs may acquire through the exercise or payout of stock options and performance shares are not included in determining compliance until the options or performance shares are exercised, or paid, as the case may be, and the shares are acquired. Based on ownership as of March 4, 2019, all of the NEOs are in compliance with these guidelines.

The guidelines provide that an officer subject to the guidelines may not sell EIX Common Stock acquired pursuant to an EIX long-term incentive award (“Acquired Stock”) if the officer does not meet his or her ownership requirement under the guidelines. An officer whose ownership satisfies the guidelines may not sell Acquired Stock to the extent the sale would cause his or her ownership to fall below the applicable guideline level. These transfer limitations do not apply to transfers to satisfy the exercise price of an EIX stock option or to satisfy tax obligations with respect to an EIX long-term incentive award. Exceptions to the guidelines may be approved on a case-by-case basis.

Hedging and Pledging Policy

Under the Company’s Insider Trading Policy, hedging related to Company securities, including EIX shares, is prohibited for all directors and employees, including NEOs. In addition, directors, executive officers, and Vice Presidents and more senior officers who report directly to the EIX or SCE CFO may not pledge Company securities as collateral for loans.

Clawback Policy

The Company maintains an incentive compensation clawback policy that allows the Board or the Committee to recoup incentive compensation if the Company restates its financial statements. The policy applies to cash or equity-based incentive compensation to current and former EIX and SCE NEOs and other executive officers that is paid, granted, vested or accrued in any fiscal year within the three-year period preceding the filing of the restatement. The policy allows recoupment of the difference between the incentive compensation paid, granted, vested or accrued under the original results and the incentive compensation that would have been paid, granted, vested or accrued under the restated results. The policy can be enforced by reducing or cancelling outstanding and future incentive compensation, and by a claim for repayment.

The SEC and NYSE have been expected to provide rules requiring public companies to adopt clawback policies to recover incentive compensation overpayments from executive officers under certain conditions involving accounting restatements. If and when this guidance is received, the Committee or the Board will review the existing clawback policy and determine whether changes are needed.

48	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and the discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis section be included in the Company’s 2018 Annual Report and this Proxy Statement.

Vanessa C.L. Chang (Chair)
James T. Morris
Timothy T. O’Toole
William P. Sullivan
Brett White

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EXECUTIVE COMPENSATION

Summary Compensation Tables

The following tables present information regarding compensation of the EIX and SCE NEOs for service during 2018, and for 2017 and/or 2016 for individuals who were also NEOs in those years. The tables were prepared in accordance with SEC requirements. The total compensation presented below does not necessarily reflect the actual total compensation received by our NEOs. The amounts under “Stock Awards” and “Option Awards” do not represent the actual amounts paid to or realized by our NEOs for these awards during 2016-2018, but represent the aggregate grant date fair value of awards granted in those years as determined for financial reporting purposes. Likewise, the amounts under “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” do not reflect amounts paid to or realized by our NEOs during 2016-2018.

EIX SUMMARY COMPENSATION TABLE – FISCAL YEARS 2016, 2017 AND 2018

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)	Total Without Change in Pension Value and NQDC Earnings(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Pedro J. Pizarro EIX CEO effective 9/30/16; EIX President effective 6/1/16; SCE President through 5/31/16	2018	1,219,971	—	3,062,599	3,062,503	—	2,361,864	70,586	9,777,523	7,415,659
	2017	1,172,356	—	2,672,004	2,671,880	1,469,531	1,654,633	114,516	9,754,920	8,100,287
	2016	836,782	—	1,553,399	1,553,133	678,402	914,498	75,382	5,611,596	4,697,098

Maria Rigatti EIX EVP and CFO effective 9/30/16; SCE SVP and CFO through 9/30/16	2018	651,954	—	726,094	726,003	—	834,008	30,608	2,968,667	2,134,659
	2017	591,346	—	643,586	643,506	470,250	454,620	42,773	2,846,081	2,391,461
	2016	392,891	—	362,080	361,687	244,994	364,218	29,596	1,755,466	1,391,248
Kevin M. Payne SCE CEO effective 6/1/16; SCE SVP through 5/31/16	2018	597,625	—	589,951	589,875	—	1,282,351	28,306	3,088,108	1,805,757
	2017	541,346	—	536,368	536,253	393,525	718,055	44,737	2,770,284	2,052,229
	2016	421,171	—	323,185	322,942	243,790	470,168	23,028	1,804,284	1,334,116
Adam S. Umanoff EIX EVP and General Counsel	2018	562,989	—	550,932	550,876	—	307,941	29,432	2,002,170	1,694,229
	2017	550,000	—	563,161	563,064	431,063	227,315	44,255	2,378,858	2,151,543
	2016	548,391	—	589,961	589,876	375,169	241,541	46,535	2,391,473	2,149,932
J. Andrew Murphy EIX SVP	2018	471,648	—	356,319	356,257	317,205	125,023	26,375	1,652,827	1,527,804
	2017	450,000	—	270,119	270,008	329,175	149,938	35,273	1,504,513	1,354,575

(1)	Stock awards consist of performance shares and restricted stock units granted under the 2007 Performance Incentive Plan in the year indicated. The performance share and restricted stock unit amounts shown in the EIX Summary Compensation Table reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718. For performance shares, the value is reported as of the grant date based on the probable outcome of performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions and methodologies used to calculate these amounts, see the discussion contained in (i) Note 8 (Compensation and Benefit Plans) to EIX’s Consolidated Financial Statements, included as part of the Company’s 2018 Annual Report and (ii) similar footnotes to EIX’s Consolidated Financial Statements for prior years when the awards were granted.

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EXECUTIVE COMPENSATION

The table below shows the maximum value of performance share awards included in the EIX Summary Compensation Table at the grant date assuming that the highest level of performance conditions will be achieved. For the grant date fair value of each award based on the probable outcome of the applicable performance conditions, see the “Grants of Plan-Based Awards” table below. The performance period for the 2016 performance share awards ended on December 31, 2018. EIX’s TSR relative to the comparison group was below the threshold required for payout of the TSR performance shares granted in 2016. The performance periods for the 2017 and 2018 performance shares have not ended.

Name	Maximum Performance Share Potential as of Grant Date for 2018 Awards ($)	Maximum Performance Share Potential as of Grant Date for 2017 Awards ($)	Maximum Performance Share Potential as of Grant Date for 2016 Awards ($)
Pedro J. Pizarro	3,062,615	2,672,077	1,553,513
Maria Rigatti	726,110	643,559	362,240
Kevin M. Payne	589,972	536,445	323,286
Adam S. Umanoff	550,954	563,119	590,040
J. Andrew Murphy	356,346	270,187	225,225
(2)	Option awards consist of non-qualified stock options granted under the 2007 Performance Incentive Plan in the year indicated. The option amounts shown in the EIX Summary Compensation Table reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate these amounts, see the discussion of options contained in (i) Note 8 (Compensation and Benefit Plans) to EIX’s Consolidated Financial Statements, included as part of the Company’s 2018 Annual Report and (ii) similar footnotes to EIX’s Consolidated Financial Statements for prior years when the awards were granted.
(3)	The reported amounts for 2018 include: (i) 2018 interest on deferred compensation account balances considered under SEC rules to be at above-market rates for Mr. Pizarro $35,522; Ms. Rigatti $11,983; Mr. Payne $26,312; Mr. Umanoff $41,332; and Mr. Murphy $2,431; and (ii) the 2018 aggregate change in the actuarial present value of the accumulated benefit under the SCE Retirement Plan and the EIX Executive Retirement Plan for Mr. Pizarro $2,326,342; Ms. Rigatti $822,025; Mr. Payne $1,256,039; Mr. Umanoff $266,609; and Mr. Murphy $122,592.
(4)	Amounts reported for 2018 represent Company contributions to the 401(k) Plan and the Executive Deferred Compensation Plan for each NEO other than Mr. Pizarro. For Mr. Pizarro, the amount reported for 2018 includes (i) $60,586 for aggregate Company contributions to the 401(k) Plan and Executive Deferred Compensation Plan and (ii) $10,000 in charitable matching gifts under the Director Matching Gift Program described in footnote (5) to the Director Compensation Table above.
(5)	Total Without Change in Pension Value and NQDC Earnings represents total compensation, as determined under applicable SEC rules (column (j) in the table above), minus the amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (column (h)). The amounts set forth in the Total Without Change in Pension Value and NQDC Earnings column provide supplemental information and are not a substitute for the amounts required to be reported in the Total column (column (j)) pursuant to SEC regulations. The change in pension value amounts reported in column (h) and footnote (3) represent the change in present value of an estimated stream of payments to be made following retirement. The methodology used to determine this change in pension value is based on applicable accounting rules and is sensitive to external variables such as assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of actuarial and economic factors that do not relate to Company performance, are outside of the control of the Committee, and may not have an impact on the actual amounts that ultimately will be paid to the NEO, as such assumptions may differ from time to time. The non-qualified deferred compensation earnings reported in column (h) and footnote (3) are relatively small amounts that are excluded from Total Without Change in Pension Value and NQDC Earnings to show the impact of excluding column (h).

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EXECUTIVE COMPENSATION

SCE SUMMARY COMPENSATION TABLE – FISCAL YEARS 2016, 2017 AND 2018

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)	Total Without Change in Pension Value and NQDC Earnings(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kevin M. Payne CEO effective 6/1/16; SVP through 5/31/16	2018	597,625	—	589,951	589,875	—	1,282,351	28,306	3,088,108	1,805,757
	2017	541,346	—	536,368	536,253	393,525	718,055	44,737	2,770,284	2,052,229
	2016	421,171	—	323,185	322,942	243,790	470,168	23,028	1,804,284	1,334,116
William M. Petmecky, III SVP and CFO effective 9/30/16; Vice President and Treasurer through 9/30/16	2018	341,430	—	169,965	169,888	173,282	202,058	21,695	1,078,318	876,260
	2017	324,808	—	170,902	170,783	173,151	316,908	16,200	1,172,752	855,844
	2016	267,797	—	122,561	122,341	110,585	216,661	15,900	855,845	639,184

Ronald O. Nichols President effective 6/1/16; SVP through 5/31/16	2018	446,648	—	281,338	281,252	—	153,892	24,406	1,187,536	1,033,644
	2017	420,673	—	233,958	233,758	263,543	143,500	41,730	1,337,162	1,193,662
	2016	362,759	—	175,430	175,196	184,345	119,918	41,027	1,058,675	938,757
Russell C. Swartz SVP and General Counsel	2018	380,100	—	171,188	171,052	213,236	73,361	22,816	1,031,753	958,392
	2017	376,967	—	171,140	171,051	210,518	105,401	22,275	1,057,352	951,951
	2016	362,000	—	162,993	162,906	202,485	147,204	22,485	1,060,073	912,869
Philip R. Herrington SVP	2018	350,975	—	174,246	174,193	197,416	391,980	21,352	1,310,162	918,182

(1)

Stock awards consist of performance shares and restricted stock units granted under the 2007 Performance Incentive Plan in the year indicated. The performance share and restricted stock unit amounts shown in the SCE Summary Compensation Table reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718. For performance shares, the value is reported as of the grant date based on the probable outcome of performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions and methodologies used to calculate these amounts, see the discussion contained in (i) Note 8 (Compensation and Benefit Plans) to EIX’s Consolidated Financial Statements, included as part of the Company’s 2018 Annual Report and (ii) similar footnotes to EIX’s Consolidated Financial Statements for prior years when the awards were granted.

The table below shows the maximum value of performance share awards included in the SCE Summary Compensation Table at the grant date assuming that the highest level of performance conditions will be achieved. For the grant date fair value of each award based on the probable outcome of the applicable performance conditions, see the “Grants of Plan- Based Awards” table below. The performance period for the 2016 performance share awards ended on December 31, 2018. EIX’s TSR relative to the comparison group was below the threshold required for payout of the TSR performance shares granted in 2016. The performance periods for the 2017 and 2018 performance shares have not ended.

Name	Maximum Performance Share Potential as of Grant Date for 2018 Awards ($)	Maximum Performance Share Potential as of Grant Date for 2017 Awards ($)	Maximum Performance Share Potential as of Grant Date for 2016 Awards ($)
Kevin M. Payne	589,972	536,445	323,286
William M. Petmecky, III	169,989	170,979	122,581
Ronald O. Nichols	281,386	234,063	175,443
Russell C. Swartz	171,220	171,137	163,066
Philip R. Herrington	174,296	—	—

(2)

Option awards consist of non-qualified stock options granted under the 2007 Performance Incentive Plan in the year indicated. The option amounts shown in the SCE Summary Compensation Table reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate these amounts, see the discussion of options contained in (i) Note 8 (Compensation and Benefit Plans) to EIX’s Consolidated Financial Statements, included as part of the Company’s 2018 Annual Report and (ii) similar footnotes to EIX’s Consolidated Financial Statements for prior years when the awards were granted.

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(3)

The reported amounts for 2018 include: (i) 2018 interest on deferred compensation account balances considered under SEC rules to be at above-market rates for Mr. Payne $26,312; Mr. Petmecky $657; Mr. Nichols $7,161; Mr. Swartz $73,361; and Mr. Herrington $2,940; and (ii) the 2018 aggregate change in the actuarial present value of the accumulated benefit under the SCE Retirement Plan and the EIX Executive Retirement Plan for Mr. Payne $1,256,039; Mr. Petmecky $201,401; Mr. Nichols $146,731; Mr. Swartz ($31,180); and Mr. Herrington $2,940. Since Mr. Swartz’s pension value decreased, in accordance with SEC rules it is not included in the amount reported for him in column (h) of the SCE Summary Compensation Table.

(4)	Amounts reported for 2018 for each NEO represent aggregate Company contributions for that NEO to the 401(k) Plan and Executive Deferred Compensation Plan.
(5)	See footnote (5) under “EIX Summary Compensation Table” above for information regarding the Total Without Change in Pension Value and NQDC Earnings column.

Grants of Plan-Based Awards

The following tables present information regarding the incentive plan awards granted to the EIX and SCE NEOs during 2018 under the EIX 2007 Performance Incentive Plan and the potential 2018 target and maximum amount of performance-based annual incentive awards payable under the EIX Executive Incentive Compensation Plan (“EICP”). See the CD&A above for further information regarding award terms reported in the tables below and for discussions regarding NEO stock ownership guidelines, dividends paid on equity awards, and allocations between short-term and long-term compensation.

EIX GRANTS OF PLAN-BASED AWARDS TABLE – FISCAL YEAR 2018

	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold Number of Shares of Stock or Units (#)	Target Number of Shares of Stock or Units (#)	Maximum Number of Shares of Stock or Units (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Pedro J. Pizarro
Stock Options	3/1/18	2/21/18								373,476	60.78	3,062,503
TSR Performance Shares	3/1/18	2/21/18				3,071	12,284	24,568				765,662
EPS Performance Shares	3/1/18	2/21/18				3,149	12,597	25,194				765,464
Restricted Stock Units	3/1/18	2/21/18							25,194			1,531,291
Annual Incentive			N/A	1,531,250	3,062,500
Maria Rigatti
Stock Options	3/1/18	2/21/18								88,537	60.78	726,003
TSR Performance Shares	3/1/18	2/21/18				728	2,912	5,824				181,505
EPS Performance Shares	3/1/18	2/21/18				747	2,987	5,974				181,550
Restricted Stock Units	3/1/18	2/21/18							5,973			363,039
Annual Incentive			N/A	495,000	990,000
Kevin M. Payne
Stock Options	3/1/18	2/21/18								71,936	60.78	589,875
TSR Performance Shares	3/1/18	2/21/18				592	2,366	4,732				147,473
EPS Performance Shares	3/1/18	2/21/18				607	2,427	4,854				147,513
Restricted Stock Units	3/1/18	2/21/18							4,853			294,965
Annual Incentive			N/A	453,750	907,500

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			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Date of Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold Number of Shares of Stock or Units (#)	Target Number of Shares of Stock or Units (#)	Maximum Number of Shares of Stock or Units (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Adam S. Umanoff
Stock Options	3/1/18	2/21/18								67,180	60.78	550,876
TSR Performance Shares	3/1/18	2/21/18				553	2,210	4,420				137,749
EPS Performance Shares	3/1/18	2/21/18				567	2,266	4,532				137,727
Restricted Stock Units	3/1/18	2/21/18							4,532			275,455
Annual Incentive			N/A	423,750	847,500
J. Andrew Murphy
Stock Options	3/1/18	2/21/18								43,446	60.78	356,257
TSR Performance Shares	3/1/18	2/21/18				357	1,429	2,858				89,070
EPS Performance Shares	3/1/18	2/21/18				367	1,466	2,932				89,103
Restricted Stock Units	3/1/18	2/21/18							2,931			178,146
Annual Incentive			N/A	332,500	665,000

(1)

Maximum amounts reported reflect 200% of the applicable annual incentive target under the EICP. For information regarding the description of performance-based conditions under the EICP, see “Annual Incentive Awards” in the CD&A above.

(2)

Half of each NEO’s 2018 performance share award value was granted in performance shares subject to a TSR vesting metric and the other half of the award value was granted in performance shares subject to an EPS vesting metric. The TSR and EPS components of each NEO’s award are subject to different threshold and other vesting requirements. In order to reflect these differences, the table above reports the TSR and EPS components of each NEO’s 2018 performance share award as separate awards. See “Long-Term Incentive Awards” in the CD&A above for information regarding the terms of the awards, the description of performance based vesting conditions, and the criteria for determining the amounts payable.

(3)

The amounts shown for options, performance shares, and restricted stock units represent the grant date fair value of the awards in 2018 determined in accordance with FASB ASC Topic 718. There is no guarantee that, if and when the awards vest, they will have this value. Assumptions used in the calculation of these amounts are referenced in footnotes (1) and (2) to the EIX Summary Compensation Table.

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SCE GRANTS OF PLAN-BASED AWARDS TABLE – FISCAL YEAR 2018

	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold Number of Shares of Stock or Units (#)	Target Number of Shares of Stock or Units (#)	Maximum Number of Shares of Stock or Units (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Kevin M. Payne
Stock Options	3/1/18	2/21/18								71,936	60.78	589,875
TSR Performance Shares	3/1/18	2/21/18				592	2,366	4,732				147,473
EPS Performance Shares	3/1/18	2/21/18				607	2,427	4,854				147,513
Restricted Stock Units	3/1/18	2/21/18							4,853			294,965
Annual Incentive			N/A	453,750	907,500
William M. Petmecky, III
Stock Options	3/1/18	2/21/18								20,718	60.78	169,888
TSR Performance Shares	3/1/18	2/21/18				171	682	1,364				42,509
EPS Performance Shares	3/1/18	2/21/18				175	699	1,398				42,485
Restricted Stock Units	3/1/18	2/21/18							1,398			84,970
Annual Incentive			N/A	188,760	377,520
Ronald O. Nichols
Stock Options	3/1/18	2/21/18								34,299	60.78	281,252
TSR Performance Shares	3/1/18	2/21/18				282	1,129	2,258				70,371
EPS Performance Shares	3/1/18	2/21/18				289	1,157	2,314				70,322
Restricted Stock Units	3/1/18	2/21/18							2,314			140,645
Annual Incentive			N/A	292,500	585,000
Russell C. Swartz
Stock Options	3/1/18	2/21/18								20,860	60.78	171,052
TSR Performance Shares	3/1/18	2/21/18				172	687	1,374				42,821
EPS Performance Shares	3/1/18	2/21/18				176	704	1,408				42,789
Restricted Stock Units	3/1/18	2/21/18							1,408			85,578
Annual Incentive			N/A	209,055	418,110
Philip R. Herrington
Stock Options	3/1/18	2/21/18								21,243	60.78	174,193
TSR Performance Shares	3/1/18	2/21/18				175	699	1,398				43,569
EPS Performance Shares	3/1/18	2/21/18				179	717	1,434				43,579
Restricted Stock Units	3/1/18	2/21/18							1,433			87,098
Annual Incentive			N/A	193,545	387,090

(1)

Maximum amounts reported reflect 200% of the applicable annual incentive target under the EICP. For information regarding the description of performance-based conditions under the EICP, see “Annual Incentive Awards” in the CD&A above.

(2)

Half of each NEO’s 2018 performance share award value was granted in performance shares subject to a TSR vesting metric and the other half of the award value was granted in performance shares subject to an EPS vesting metric. The TSR and EPS components of each NEO’s award are subject to different threshold and other vesting requirements. In order to reflect these differences, the table above reports the TSR and EPS components of each NEO’s 2018 performance share award as separate awards. See “Long-Term Incentive Awards” in the CD&A above for information regarding the terms of the awards, the description of performance based vesting conditions, and the criteria for determining the amounts payable.

(3)

The amounts shown for options, performance shares, and restricted stock units represent the grant date fair value of the awards in 2018 determined in accordance with FASB ASC Topic 718. There is no guarantee that, if and when the awards vest, they will have this value. Assumptions used in the calculation of these amounts are referenced in footnotes (1) and (2) to the SCE Summary Compensation Table.

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Outstanding Equity Awards at Fiscal Year-End

The following tables present information regarding the outstanding equity awards held by the EIX and SCE NEOs at the end of 2018. Outstanding equity awards consist of non-qualified stock options, performance shares, and restricted stock units. Column (d) “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” (which is used to reflect option awards subject to performance-based vesting requirements) has been omitted in accordance with SEC rules because no such awards were outstanding at the end of 2018.

EIX OUTSTANDING EQUITY AWARDS TABLE – FISCAL YEAR-END 2018

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2)(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4) ($)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Pedro J. Pizarro	12/31/2014	65,879	—	65.48	1/2/2024	—	—	—	—
	3/2/2015	83,706	27,902	63.72	1/2/2025	—	—	—	—
	3/1/2016	58,394	58,391	66.88	1/2/2026	7,458	423,366	—	—
	9/30/2016	37,918	37,918	72.25	1/2/2026	4,833	274,344	—	—
	3/1/2017	62,486	187,456	79.38	1/4/2027	18,029	1,023,516	19,756	1,121,564
	3/1/2018	—	373,476	60.78	1/3/2028	26,189	1,486,765	29,382	1,667,993
Maria Rigatti	9/30/2014	18,386	—	55.92	1/2/2024	—	—	—	—
	3/2/2015	16,875	5,625	63.72	1/2/2025	—	—	—	—
	3/1/2016	11,052	11,051	66.88	1/2/2026	1,412	80,162	—	—
	9/30/2016	11,148	11,146	72.25	1/2/2026	1,422	80,704	—	—
	3/1/2017	15,050	45,147	79.38	1/4/2027	4,343	246,544	4,759	270,155
	3/1/2018	—	88,537	60.78	1/3/2028	6,209	352,483	6,967	395,503
Kevin M. Payne	3/1/2013	13,790	—	48.48	1/3/2023	—	—	—	—
	3/3/2014	13,159	—	51.90	1/2/2024	—	—	—	—
	3/31/2014	2,319	—	56.61	1/2/2024	—	—	—	—
	3/2/2015	12,147	4,048	63.72	1/2/2025	—	—	—	—
	3/1/2016	8,442	8,440	66.88	1/2/2026	1,079	61,231	—	—
	6/30/2016	10,398	10,397	77.67	1/2/2026	1,343	76,234	—	—
	3/1/2017	12,541	37,623	79.38	1/4/2027	3,619	205,433	3,966	225,122
	3/1/2018	—	71,936	60.78	1/3/2028	5,045	286,388	5,661	321,353
Adam S. Umanoff	3/2/2015	62,679	20,893	63.72	1/2/2025	—	—	—	—
	3/1/2016	38,008	38,007	66.88	1/2/2026	4,854	275,538	—	—
	3/1/2017	13,138	39,504	79.38	1/4/2027	3,800	215,711	4,165	236,433
	3/1/2018	—	67,180	60.78	1/3/2028	4,711	267,445	5,285	300,050
J. Andrew Murphy	9/30/2015	16,854	5,617	63.07	1/2/2025	—	—	—	—
	3/1/2016	14,498	14,497	66.88	1/2/2026	1,852	105,154	—	—
	3/1/2017	6,315	18,943	79.38	1/4/2027	1,822	103,446	1,998	113,420
	3/1/2018	—	43,446	60,78	1/3/2028	3,047	172,966	3,419	194,107

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EXECUTIVE COMPENSATION

(1)	Subject to each NEO’s continued employment, each unvested stock option grant becomes vested in equal annual installments over a four-year vesting period, with the first installment vesting on January 2 in the year following the year in which the grant occurs and the following three installments vesting on the next three anniversaries of that date (if January 2 falls on a holiday or weekend, then vesting occurs either on the preceding business day or the next business day on which the New York Stock Exchange is open, depending on the terms applicable to the grant).
(2)	Subject to each NEO’s continued employment, restricted stock units become vested and payable on January 2 at the end of a three-year vesting period beginning with the year in which the grant occurs (if January 2 falls on a holiday or weekend, then vesting occurs on the preceding business day on which the New York Stock Exchange is open).
(3)	The values shown in columns (h) and (j) of the table are determined by multiplying the number of shares or units reported in column (g) or (i), respectively, by the closing price of EIX Common Stock on December 31, 2018.
(4)	Subject to each NEO’s continued employment, approximately half of each NEO’s 2017 and 2018 performance share grants become earned and vested based on EIX’s comparative TSR during the relevant three-year performance period (“TSR Performance Shares”) and the remainder become earned and vested based on EIX’s average annual core earnings per share measured against target levels for the three calendar years in the relevant performance period (“EPS Performance Shares”). The number of performance shares included for each NEO in column (i) of the table above is the aggregate number of shares that may become earned if EIX’s TSR for the applicable performance period is at the 25th percentile of the comparison group of companies and EIX’s earnings per share are equal to or greater than 120% of the target level each year in the performance period. These are the threshold (i.e., 25% of target) number of TSR Performance Shares and maximum (i.e., 200% of target) number of EPS Performance Shares that may become payable (including shares added by reinvestment of dividend equivalents) for the 2017 and 2018 grants.

SCE OUTSTANDING EQUITY AWARDS TABLE – FISCAL YEAR-END 2018

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2)(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4) ($)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Kevin M. Payne	3/1/2013	13,790	—	48.48	1/3/2023	—	—	—	—
	3/3/2014	13,159	—	51.90	1/2/2024	—	—	—	—
	3/31/2014	2,319	—	56.61	1/2/2024	—	—	—	—
	3/2/2015	12,147	4,048	63.72	1/2/2025	—	—	—	—
	3/1/2016	8,442	8,440	66.88	1/2/2026	1,079	61,231	—	—
	6/30/2016	10,398	10,397	77.67	1/2/2026	1,343	76,234	—	—
	3/1/2017	12,541	37,623	79.38	1/4/2027	3,619	205,433	3,966	225,122
	3/1/2018	—	71,936	60.78	1/3/2028	5,045	286,388	5,661	321,353
William M. Petmecky, III	9/30/2014	4,408	—	55.92	1/2/2024	—	—	—	—
	3/2/2015	5,396	2,697	63.72	1/2/2025	—	—	—	—
	3/1/2016	6,252	6,250	66.88	1/2/2026	799	45,361	—	—
	9/30/2016	1,486	1,483	72.25	1/2/2026	190	10,785	—	—
	3/1/2017	3,994	11,982	79.38	1/4/2027	1,153	65,437	1,263	71,716
	3/1/2018	—	20,718	60.78	1/3/2028	1,453	82,500	1,630	92,561
Ronald O. Nichols	6/30/2014	11,716	—	58.11	1/2/2024	—	—	—	—
	3/2/2015	10,497	3,497	63.72	1/2/2025	—	—	—	—
	3/1/2016	6,492	6,492	66.88	1/2/2026	—	—	—	—
	6/30/2016	4,034	4,031	77.67	1/2/2026	—	—	—	—
	3/1/2017	5,467	16,400	79.38	1/4/2027	—	—	1,730	98,231
	3/1/2018	—	34,299	60.78	1/3/2028	—	—	2,699	153,212

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2)(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4) ($)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Russell C. Swartz	3/3/2009	28,624	—	24.84	1/2/2019	—	—	—	—
	3/3/2010	20,590	—	33.30	1/2/2020	—	—	—	—
	3/3/2011	27,785	—	37.96	1/4/2021	—	—	—	—
	3/5/2012	31,745	—	43.10	1/3/2022	—	—	—	—
	3/1/2013	30,392	—	48.48	1/3/2023	—	—	—	—
	3/3/2014	22,816	—	51.90	1/2/2024	—	—	—	—
	3/2/2015	16,161	5,387	63.72	1/2/2025	—	—	—	—
	3/1/2016	10,498	10,495	66.88	1/2/2026	—	—	—	—
	3/1/2017	4,001	12,000	79.38	1/4/2027	—	—	1,265	71,838
	3/1/2018	—	20,860	60.78	1/3/2028	—	—	1,642	93,225
Philip R. Herrington	9/30/2015	3,205	3,202	63.07	1/2/2025	—	—	—	—
	3/1/2016	3,101	6,202	66.88	1/2/2026	792	44,986	—	—
	3/1/2017	2,577	7,728	79.38	1/4/2027	743	42,206	815	46,250
	9/29/2017	629	1,886	77.17	1/4/2027	172	9,770	194	11,036
	3/1/2018	—	21,243	60.78	1/3/2028	1,490	84,565	1,672	94,937
(1)	Subject to each NEO’s continued employment, each unvested stock option grant becomes vested in equal annual installments over a four-year vesting period, with the first installment vesting on January 2 in the year following the year in which the grant occurs and the following three installments vesting on the next three anniversaries of that date (if January 2 falls on a holiday or weekend, then vesting occurs either on the preceding business day or the next business day on which the New York Stock Exchange is open, depending on the terms applicable to the grant).
(2)	Subject to each NEO’s continued employment, restricted stock units become vested and payable on January 2 at the end of a three-year vesting period beginning with the year in which the grant occurs (if January 2 falls on a holiday or weekend, then vesting occurs on the preceding business day on which the New York Stock Exchange is open).
(3)	The values shown in columns (h) and (j) of the table are determined by multiplying the number of shares or units reported in column (g) or (i), respectively, by the closing price of EIX Common Stock on December 31, 2018.
(4)	Subject to each NEO’s continued employment, approximately half of each NEO’s 2017 and 2018 performance share grants become earned and vested based on EIX’s comparative TSR during the relevant three-year performance period (“TSR Performance Shares”) and the remainder become earned and vested based on EIX’s average annual core earnings per share measured against target levels for the three calendar years in the relevant performance period (“EPS Performance Shares”). The number of performance shares included for each NEO in column (i) of the table above is the aggregate number of shares that may become earned if EIX’s TSR for the applicable performance period is at the 25th percentile of the comparison group of companies and EIX’s earnings per share are equal to or greater than 120% of the target level each year in the performance period. These are the threshold (i.e., 25% of target) number of TSR Performance Shares and maximum (i.e., 200% of target) number of EPS Performance Shares that may become payable (including shares added by reinvestment of dividend equivalents) for the 2017 and 2018 grants.

58	2019 Proxy Statement

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following tables present information regarding the exercise of stock options by the EIX and SCE NEOs and vesting of stock awards during 2018. The stock awards listed in the following tables represent the value realized on the vesting of restricted stock units during 2018, and the value realized on the vesting of 2016 performance share awards payable for the 2016-2018 performance period. The value realized on the vesting of the 2016 performance share awards reflects a payout of approximately 57% of the target number of shares. This below-target payout was due to EIX’s TSR ranking in the 5th percentile of its comparison group for the performance period, resulting in zero payout of TSR Performance Shares granted in 2016. EIX’s EPS exceeded its target for each year in the performance period by approximately 1%, 9%, and 3% respectively, resulting in a payout of 113% of the target number of EPS Performance Shares granted in 2016.

EIX OPTION EXERCISES AND STOCK VESTED TABLE – FISCAL YEAR 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
(a)	(b)	(c)	(d)	(e)
Pedro J. Pizarro	—	—	14,159	850,561
Maria Rigatti	—	—	3,057	182,968
Kevin M. Payne	—	—	2,415	143,900
Adam S. Umanoff	—	—	8,145	497,385
J. Andrew Murphy	—	—	2,475	149,761
(1)	The value realized on exercise of stock options equals the difference between (i) the market price of EIX Common Stock on the exercise date and (ii) the exercise price of those options, multiplied by the number of shares as to which the options were exercised.
(2)	The value for stock awards equals the market price of EIX Common Stock on the vesting date (January 2, 2018 for restricted stock units granted in 2015 and December 31, 2018 for performance shares granted in 2016) multiplied by the number of shares or units, as applicable, that vested.

SCE OPTION EXERCISES AND STOCK VESTED TABLE – FISCAL YEAR 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(2)(3) ($)
(a)	(b)	(c)	(d)	(e)
Kevin M. Payne	—	—	2,415	143,900
William M. Petmecky, III	—	—	1,257	75,900
Ronald O. Nichols	—	—	6,098	346,195
Russell C. Swartz	—	—	2,221	126,087
Philip R. Herrington	—	—	1,263	76,986
(1)	The value realized on exercise of stock options equals the difference between (i) the market price of EIX Common Stock on the exercise date and (ii) the exercise price of those options, multiplied by the number of shares as to which the options were exercised.
(2)	For Mr. Nichols, the amounts reported in columns (d) and (e) above include restricted stock units awarded in 2016, 2017, and 2018 (a total of 5,335 units with a December 31, 2018 value, including dividend equivalents, of $302,851) that are considered vested for this purpose because the units would have been payable in accordance with the retirement provisions of the award had he elected to retire on December 31, 2018. For Mr. Swartz, the amounts reported in columns (d) and (e) above include 1,464 restricted stock units awarded in 2018 with a December 31, 2018 value (including dividend equivalents) of $83,090 that are considered vested for this purpose because the units would have been payable in accordance with the retirement provisions of the award had he elected to retire on December 31, 2018. In accordance with applicable SEC rules, the units discussed in this footnote are also reported as 2018 registrant contributions in the SCE Non-Qualified Deferred Compensation Table below because, while the units vested or are considered to have vested for certain purposes, they were not yet payable on December 31, 2018.
(3)

With the exception of the restricted stock units discussed in footnote (2) above (which are valued in accordance with footnote (2)), the value for stock awards equals the market price of EIX Common Stock on the vesting date (January 2, 2018 for restricted stock units granted in 2015 and December 31, 2018 for performance shares granted in 2016) multiplied by the number of shares or units, as applicable, that vested.

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EXECUTIVE COMPENSATION

Pension Benefits

The following tables present information regarding the present value of accumulated benefits that may become payable to, and payments made to, the EIX and SCE NEOs under the Company’s qualified and non-qualified defined-benefit pension plans.

EIX PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Pedro J. Pizarro	SCE Retirement Plan	20	$495,756	—
	Executive Retirement Plan		$6,903,936	—
Maria Rigatti	SCE Retirement Plan	20	$674,469	—
	Executive Retirement Plan		$2,133,183	—
Kevin M. Payne	SCE Retirement Plan	32	$873,349	—
	Executive Retirement Plan		$3,887,396	—
Adam S. Umanoff	SCE Retirement Plan	4	$74,818	—
	Executive Retirement Plan		$714,555	—
J. Andrew Murphy	SCE Retirement Plan	3	$64,455	—
	Executive Retirement Plan		$348,839	—
(1)	The years of credited service are presented as of December 31, 2018 and reflect all years of credited service with EIX and its affiliates.
(2)

The amounts reported in column (d) for “Present Value of Accumulated Benefit” (“PVAB”) are actual retirement benefits for those who retired during 2018 or actuarial estimates of the present value of each NEO’s accumulated benefits under the SCE Retirement Plan and the Executive Retirement Plan, using the same measurement date (December 31, 2018) and material assumptions used for year-end 2018 financial reporting purposes, except that it is assumed for purposes of the amounts reported in column (d) that each NEO retires at the later of December 31, 2018, 5 years of service, or age 61, the youngest age at which an unreduced retirement benefit is available from the SCE Retirement Plan and the Executive Retirement Plan. The following assumptions were used to calculate the PVAB: (i) discount rate of 4.19% for the SCE Retirement Plan and 3.98% for the Executive Retirement Plan; (ii) the RP-2014 White Collar Mortality Table projected with the MP-2018 projection table; (iii) 80% of benefits under the SCE Retirement Plan are paid in the form of a lump sum and 20% are paid in the form of a single life annuity, while 100% of benefits under the Executive Retirement Plan are paid in the form of a lump sum; and (iv) lump sum amounts are determined using an interest rate of 5.25%.

SCE PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Kevin M. Payne	SCE Retirement Plan	32	$873,349	—
	Executive Retirement Plan		$3,887,396	—
William M. Petmecky, III	SCE Retirement Plan	24	$490,786	—
	Executive Retirement Plan		$924,121	—
Ronald O. Nichols	SCE Retirement Plan	5	$107,248	—
	Executive Retirement Plan		$431,939	—
Russell C. Swartz	SCE Retirement Plan	26	$985,299	—
	Executive Retirement Plan		$2,480,711	—
Philip R. Herrington	SCE Retirement Plan	21	$326,092	—
	Executive Retirement Plan		$1,323,635	—
(1)	The years of credited service are presented as of December 31, 2018 and reflect all years of credited service with EIX and its affiliates.
(2)	See footnote (2) under “EIX Pension Benefits Table” above for information regarding the PVAB calculation.

60	2019 Proxy Statement

EXECUTIVE COMPENSATION

SCE Retirement Plan

The SCE Retirement Plan is a non-contributory defined-benefit pension plan subject to ERISA. The Retirement Plan was a traditional final average pay plan with a Social Security offset until April 1, 1999, when for most participants a transition to cash balance features was adopted. Employees hired on or after December 31, 2017 are not eligible to participate in the plan.

Form of Payment

Eligible participants may elect a lump sum, life annuity, joint and survivor annuity (if married), or a contingent annuity. For married participants, payment in a joint and 50% survivor annuity is the automatic form of benefit, absent an alternative election. The Company pays the cost of the spousal survivor annuity benefit. For single participants, the single life annuity option is the automatic payment method. Participants can choose to start receiving benefit payments after separation from service or can effectively defer commencement of payments until age 70-1/2.

Cash Balance Benefits

Eligible employees have cash balance accounts that earn interest monthly based on the third segment rate of a corporate bond yield curve specified by the Internal Revenue Service for the month of August preceding the plan year.

Eligible employees of participating companies also earn a monthly pay credit ranging from 3% to 9% of base pay, depending on the number of age plus service “points” the participant has earned. The pay credits are received for each month the participant has an hour of service with the participating company. An additional credit of $150 per month is applied each month to the cash balance account of each participant who is eligible to receive a pay credit for that month.

Grandfathered Benefits

Eligible participants (at least age 50 or with 60 combined age and service points as of March 31, 1999) are considered “grandfathered” and accrue benefits under prior plan formulas.

Upon separation, the grandfathered participant will be eligible to receive the greater of the benefit calculated under the prior plan formulas (offset by any profit sharing account balance in the 401(k) Plan) or the value of the new cash balance account.

An actuarial reduction of the normal age 65 benefit applies if a grandfathered participant either terminates prior to age 55 and commences benefits prior to age 65, or retires and commences benefits after attaining age 55 but prior to age 61. The pension benefit commencing at age 55 for an employee terminating prior to age 55 with at least five years of service is 53.6% of the normal age 65 benefit, while the pension benefit commencing at age 55 for an employee retiring at age 55 with at least five years of service is 77% of the normal age 65 benefit. Lesser early retirement reductions are applied for benefit commencement after age 55 but prior to age 61. An unreduced early retirement benefit is available from age 61 through age 64.

No NEO is eligible for grandfathered benefits under the SCE Retirement Plan.

Vesting

Full vesting occurs after three years of service, upon attainment of age 65, or upon death while employed.

Executive Retirement Plan

The Executive Retirement Plan is an unfunded benefit plan permitted by ERISA and designed to allow NEOs and other executives to receive benefits that would be paid under the SCE Retirement Plan or 401(k) Plan but for limitations under ERISA and the Internal Revenue Code, and certain additional benefits. As part of the 2008 Internal Revenue Code Section 409A amendments, the Executive Retirement Plan was separated into two plan documents. The grandfathered plan document applies to benefits accrued, determined and vested prior to January 1, 2005, while the 2008 plan document applies to benefits accrued, determined or vested on or after January 1, 2005.

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EXECUTIVE COMPENSATION

Eligibility and Vesting

Company executives, including the NEOs, are eligible to participate in the Executive Retirement Plan. Benefits vest after five years of service, upon death or disability, or upon becoming eligible for severance benefits under the Severance Plan.

Final Average Pay Benefit Formula Prior to 2018

Executives who participated in the Executive Retirement Plan prior to January 1, 2018 accrued an age 65 benefit calculated using the following final average pay formula:

(1.75% x Total Compensation for each year up to 30 years) + (1% x Total Compensation for each year over 30 years).

Total Compensation is the NEO’s base salary and annual incentive award earned in the 36 consecutive months when the total of these payments was the highest (the 36 months need not be consecutive for those grandfathered in the provisions effective prior to 2008).

Because he was a senior executive prior to January 1, 2006, Mr. Pizarro accrued an additional service percentage of 0.75% per year for his first ten years of service.

The actual benefit payable is reduced and offset by (i) all amounts payable under the SCE Retirement Plan described above, (ii) up to 40% of the executive’s primary Social Security benefits and (iii) the value of 401(k) Plan accounts derived from the Company’s profit sharing contributions, if any.

Executive Retirement Account Formula for New Executives

The Committee changed the Executive Retirement Plan benefit effective January 1, 2018 in order to simplify the plan for new executives and decrease the portion of executives’ compensation and benefits packages not tied directly to performance. An individual who first participates in the plan on or after January 1, 2018 will not receive a final average pay benefit. Instead, the individual’s Executive Retirement Plan benefit will be based on the total credits in his or her Executive Retirement Account (“ERA”). Executives first participating in the Executive Retirement Plan on or after January 1, 2018 receive the following ERA credits: (i) ERA Salary Credits equal to 12% of the differential between the executive’s actual salary for a year and the executive’s earnings taken into account for purposes of determining deferrals under the 401(k) Plan for that year (unless the executive was employed as a non-executive by the Company prior to 2018 and is receiving cash balance credits under the SCE Retirement Plan, in which case the ERA Salary Credits are calculated in the same manner as described in Benefit Formula for Continuing Executives below); (ii) 12% of the executive’s annual incentive paid under the Executive Incentive Compensation Plan, beginning with the annual incentive for 2018 (“ERA Bonus Credits”); and (iii) interest on the ERA balance based on the average monthly Moody’s Corporate Bond Yield for Baa Public Utility Bonds over a sixty-month period preceding September 1 of the prior year (“ERA Interest Credits”). EIX may change the interest rate for ERA Interest Credits on a prospective basis for all plan participants.

Benefit Formula for Continuing Executives

Individuals who participated in the Executive Retirement Plan prior to 2018 and were executives on January 1, 2018 will receive a benefit that is the lesser of: (i) the lump sum value of the final average pay benefit determined as described above in Final Average Pay Benefit Formula Prior to 2018 (determined taking into account service before and after January 1, 2018); or (ii) the sum of (x) the lump sum value of the final average pay benefit determined as described above in Final Average Pay Benefit Formula Prior to 2018 but substituting 1% for 1.75% and 0.5% for 1% in the final average pay benefit formula as to years of service accrued after 2017 and (y) the total credits in the participant’s Executive Retirement Account. Executives who participated in the Executive Retirement Plan prior to 2018 received the following ERA credits for 2018: (i) ERA Salary Credits equal to 12% of the amount (if any) by which the executive’s actual 2018 salary exceeded the compensation limit for 2018 set by the Secretary of the Treasury for purposes of Section 401(a)(17) of the Internal Revenue Code; (ii) ERA Bonus Credits; and (iii) ERA Interest Credits. The aggregate benefit under the Executive Retirement Plan (i.e., totaling the final average pay benefit, if applicable, and the ERA benefit) is expected to be reduced for most executives and will be unchanged for the rest.

62	2019 Proxy Statement

EXECUTIVE COMPENSATION

Severance Benefit

If an NEO becomes entitled to severance benefits under the EIX 2008 Executive Severance Plan (the “Severance Plan”), or any successor plan, the NEO will receive additional service and age credits for purposes of the final average pay benefit and/or additional ERA credits, as applicable, to calculate the NEO’s benefit under the Executive Retirement Plan as described under “Potential Payments Upon Termination or Change in Control” below. These severance benefit protections are provided to attract and retain qualified executives.

Payment

Benefits that become payable under the grandfathered plan document are generally payable as follows. Upon a vested participant’s retirement at or after age 55 or death, the normal form of benefit is a life annuity, paid monthly, with a 50% spousal survivor benefit following the death of the participant (if the surviving spouse is more than five years younger than the participant, the spousal benefit will be reduced to an amount less than 50% of the pre-death benefit to account for the longer projected payout period). The Company pays the cost of this spousal survivor benefit. A contingent annuity benefit for a survivor other than a spouse is also available, but without company subsidy.

Participants may elect to receive an alternative form of benefit, such as a lump-sum payment or monthly payments over 60 or 120 months. If the participant’s employment terminates for any reason other than death, retirement, permanent and total disability, or involuntary termination not for cause, vested benefits will be paid after the participant attains age 55 in an annuity only. If a participant’s employment is terminated for cause, all benefits will be forfeited.

Benefits that become payable under the 2008 plan document are generally payable as follows. Participants have sub-accounts for each annual accrual for which the following forms of payment may be elected: single lump-sum; two to fifteen annual installments; monthly installments for 60, 120, or 180 months; a life annuity with a 50% spousal survivor benefit following the participant’s death; or a contingent annuity. Participants may elect to have their designated form of payment triggered by their retirement, death, disability or other separation from service; however, payment will not occur before a participant reaches age 55 other than in the case of death or disability.

Payments triggered by retirement, death, disability or other separation from service may begin upon the applicable triggering event, the later of the applicable triggering event and a specific month and year, or a specified number of months and/or years, following the applicable triggering event; however, payments generally may not begin later than the participant’s 75th birthday unless the participant is still employed. Payments may be delayed or accelerated under the 2008 plan document if permitted or required under Section 409A of the Internal Revenue Code; if payments are delayed after the later of the applicable triggering event or age 55, interest is credited at a rate based on the average monthly Moody’s Corporate Bond Yield for Baa Public Utility Bonds over a sixty-month period preceding September 1 of the prior year. EIX established this interest rate for all plan participants, and may change the interest rate on a prospective basis.

The annuity options available under the 2008 plan document have the same features as the annuity options available under the grandfathered plan document. Account balances payable in installments under the 2008 plan document earn interest at a rate of interest determined in the same manner as described in the preceding paragraph for delayed payments.

The final average pay benefit formula includes benefit reductions for termination prior to age 55, or early retirement after attaining age 55 but prior to age 61, similar to the formula for the SCE Retirement Plan discussed above. If an NEO terminates prior to age 55 but with a total of 68 years of age and service, the final average pay benefit formula includes a special early retirement benefit reduction based on the SCE Retirement Plan formula for early retirement. As of December 31, 2018, Messrs. Pizarro and Petmecky were eligible for this special early retirement benefit. An unreduced early retirement benefit is available for retirement at age 61 through age 64, but none of the NEOs qualified as of December 31, 2018.

Non-Qualified Deferred Compensation

The following tables present information regarding the contributions to and earnings on the EIX and SCE NEOs’ deferred compensation balances during 2018, and the total deferred amounts for the NEOs at the end of 2018. All deferrals are under the Executive Deferred Compensation Plan (EDCP), except for restricted stock units (RSUs) that vested or are considered to have been vested for certain purposes at the end of 2018 as a result of the retirement vesting provisions applicable to the RSUs.

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EXECUTIVE COMPENSATION

EIX NON-QUALIFIED DEFERRED COMPENSATION TABLE – FISCAL YEAR 2018

Name(1)		Executive Contributions in Last Fiscal Year(2) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)		(b)	(c)	(d)	(e)	(f)
Pedro J. Pizarro	EDCP	952,215	44,086	101,492	—	2,360,812
Maria Rigatti	EDCP	309,228	14,108	34,237	4,750	837,623
Kevin M. Payne	EDCP	307,074	11,806	75,176	—	1,699,706
Adam S. Umanoff	EDCP	881,910	12,932	118,090	—	2,799,142
J. Andrew Murphy	EDCP	26,334	9,875	6,945	—	157,990
(1)	The balances shown represent compensation already reportable in the Summary Compensation Tables in this and prior Proxy Statements, except for the portion of interest not considered above-market under SEC rules. Although the contributions to the EDCP reflect compensation that was earned, the officers chose not to have the compensation paid, but instead deferred it, essentially lending to the Company as unsecured general creditors, in return for interest paid at a rate based on Moody’s Corporate Bond Yield for Baa Public Utility Bonds over a 60-month period ending September 1 of the prior year.
(2)	The amounts reported as executive and registrant contributions in 2018 also are included as compensation in the appropriate columns of the EIX Summary Compensation Table above.
(3)	Only the portion of earnings on deferred compensation that is considered to be at above-market rates under SEC rules is included as compensation in column (h) of the EIX Summary Compensation Table above.

SCE NON-QUALIFIED DEFERRED COMPENSATION TABLE – FISCAL YEAR 2018

Name(1)		Executive Contributions in Last Fiscal Year(2) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)		(b)	(c)	(d)	(e)	(f)
Kevin M. Payne	EDCP	307,074	11,806	75,176	—	1,699,706
William M. Petmecky, III	EDCP	43,288	5,195	1,877	—	50,360
Ronald O. Nichols	EDCP	134,665	7,906	20,460	—	469,572
	RSUs	—	302,851	—	—	302,851
Russell C. Swartz	EDCP	123,767	6,316	209,602	—	4,570,360
	RSUs	—	83,090	-10,148	88,149	225,081
Philip R. Herrington	EDCP	79,872	4,852	8,400	—	222,078
(1)	The balances shown represent compensation already reportable in the Summary Compensation Tables in this and prior Proxy Statements, except for the portion of interest not considered above-market under SEC rules. Although the contributions to the EDCP reflect compensation that was earned, the officers chose not to have the compensation paid, but instead deferred it, essentially lending to the Company as unsecured general creditors, in return for interest paid at a rate based on Moody’s Corporate Bond Yield for Baa Public Utility Bonds over a 60-month period ending September 1 of the prior year.
(2)	The amounts reported as executive and registrant contributions in 2018 also are included as compensation in the appropriate columns of the SCE Summary Compensation Table above, except that the restricted stock units awarded in 2016, 2017, and 2018 to Mr. Nichols and in 2018 to Mr. Swartz are reported as of their grant date fair value in the Stock Awards column of the SCE Summary Compensation Table above, while in this SCE Non-Qualified Deferred Compensation Table they are reported as registrant contributions based on the closing price of EIX Common Stock on December 31, 2018 and include dividend equivalents accrued as of December 31, 2018. The restricted stock units awarded in 2016, 2017, and 2018 to Mr. Nichols and in 2018 to Mr. Swartz (and the dividend equivalents thereon) are considered to have become vested for certain purposes during 2018 as a result of the retirement vesting provisions applicable to these awards. In accordance with applicable SEC rules, these units are reflected in this table because, while the units are considered to have been vested for certain purposes at the end of 2018, they had not yet become payable.
(3)	Only the portion of earnings on deferred compensation that is considered to be at above-market rates under SEC rules is included as compensation in column (h) of the SCE Summary Compensation Table above.
(4)	For Mr. Swartz, the amount reported as aggregate withdrawals/distributions reflects 2018 payments in EIX Common Stock for restricted stock units awarded in 2015 that are considered to have become vested for certain purposes but not payable prior to 2018 as a result of the retirement vesting provisions applicable to the award; the amount reported is based on the closing price of EIX Common Stock on January 2, 2018.

64	2019 Proxy Statement

EXECUTIVE COMPENSATION

Executive Deferred Compensation Plan

As part of the 2008 Internal Revenue Code Section 409A amendments, the Executive Deferred Compensation Plan was separated into two plan documents. The grandfathered plan document applies to deferrals earned, determined and vested prior to January 1, 2005, while the 2008 plan document applies to deferrals earned, determined or vested on or after January 1, 2005.

Contributions

Each NEO may elect to defer up to 75% of base salary. Each NEO may also elect to defer up to either 85% or 100% (less the tax withholding due in connection with the deferral) of: any annual incentive award earned; certain special retention, recognition, or other special cash awards; the cash portion of performance share payouts; and certain other qualifying equity awards (other than stock options).

For 2017, the Company made a matching contribution of up to 3% of each NEO’s annual incentive award, 6% of the portion of each NEO’s base salary that was deferred and up to 6% of the portion, if any, of non-deferred salary that exceeded 401(k) Plan Internal Revenue Code limits. NEOs vest in their matching contributions and earnings thereon after five years of service, upon death or disability, or a separation from service where the NEO becomes entitled to severance benefits under the Severance Plan. The Committee changed the Executive Deferred Compensation Plan effective January 1, 2018 to eliminate matching contributions, in order to simplify the plan and decrease the portion of executives’ compensation and benefits packages not tied directly to performance. The last matching contributions were for 2017 annual incentive awards paid in 2018.

Interest

Amounts deferred (including earnings and matching contributions) accrue interest until paid. The interest crediting rate on each NEO’s account balance is the average monthly Moody’s Corporate Bond Yield for Baa Public Utility Bonds over a sixty-month period ending September 1. EIX established this interest rate for all plan participants, and has discretion to change the interest rate on a prospective basis.

Payment of Grandfathered Benefits

Benefits under the grandfathered plan document may be deferred until a specified date, retirement, death or termination of employment. At the participant’s election, compensation deferred until retirement or death may be paid as a lump sum, in monthly installments over 60, 120, or 180 months, or in a combination of a partial lump sum and installments. Deferred compensation is paid as a single lump sum or in three annual installments upon any other termination of employment. However, if a participant’s employment is terminated without cause, the participant may elect to receive payment at such time or a later date when the participant turns age 55, and the same payment options available for retirement will generally be applicable.

Each NEO was permitted to elect at the time of deferral to receive payment of such deferral on a fixed date in accordance with procedures established under the grandfathered plan document, and deferred amounts may also be paid in connection with a change in control of EIX or SCE in certain circumstances.

Certain amounts deferred under the grandfathered plan document may be withdrawn at any time at the election of an NEO; however, any amounts withdrawn are subject to a 10% early withdrawal penalty. Emergency hardship withdrawals without penalty also may be permitted at EIX’s discretion.

Payment of 2008 Plan Benefits

Benefits under the 2008 plan document may be deferred until a specified date no later than the date the participant turns age 75, retirement, death, disability or other separation from service. Participants have sub-accounts for each annual deferral for which the following forms of payment may be elected: single lump-sum; two to fifteen annual installments; or monthly installments for 60, 120 or 180 months.

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EXECUTIVE COMPENSATION

Payments triggered by retirement, death, disability or other separation from service may begin upon the applicable triggering event or a specified number of months and/or years following the applicable triggering event; however, payments may not begin later than the participant’s 75th birthday unless the participant is still employed. Payments are subject to certain administrative earliest payment date rules, and may be delayed or accelerated under the 2008 plan document if permitted or required under Section 409A of the Internal Revenue Code.

Potential Payments Upon Termination or Change in Control

The following plans provide benefits that may become payable to NEOs, depending on the circumstances surrounding their termination of employment with the Company. When listing the potential payments to the NEOs under the plans described below, it is assumed that the applicable triggering event (retirement or other termination of employment) occurred on December 31, 2018 and that the price per share of EIX Common Stock is equal to the closing price as of the last NYSE trading day in 2018.

2008 Executive Severance Plan

EIX provides severance benefits and change-in-control benefits to executives, including all of the NEOs, under the 2008 Executive Severance Plan (the “Severance Plan”). In addition, severance benefits are provided through other plans or agreements included in the following description of severance benefits.

To receive any severance benefits, an NEO must release EIX and its affiliates from all claims arising out of the officer’s employment relationship and agree to certain confidentiality and non-solicitation restrictions in favor of the Company.

Severance Benefits – No Change in Control

Under the Severance Plan, an eligible executive is generally entitled to severance benefits if his or her employment is involuntarily terminated without “cause” and other than due to the executive’s “disability” (as these terms are defined in the Severance Plan).

Severance Plan benefits payable upon an involuntary termination without cause include:

►	A lump sum cash payment equal to the total of (i) a year’s base salary at the highest rate in effect during the preceding 24 months, (ii) an amount equal to the executive’s base salary at the highest rate in effect during the preceding 24 months multiplied by the executive’s highest target annual incentive percentage in effect during the preceding 24 months, and (iii) an amount equal to a pro-rata portion, based on the weekdays employed in the year of severance, of the executive’s base salary at the highest rate in effect during the preceding 24 months multiplied by the executive’s highest target annual incentive percentage in effect during the preceding 24 months;
►	Eligibility for early retiree health care coverage if the NEO would have been eligible for early retiree health care coverage under the terms of an applicable non-executive severance plan, and if not, then an additional 12 to 18 months of health benefits (no additional health benefits are provided if the NEO is eligible for retiree health care under the terms applicable to non-executive non-severed employees);
►	Reimbursement of up to $20,000 for outplacement costs incurred within two years following separation from service; and
►	Reimbursement for educational costs up to $5,000 or $10,000, whichever is the applicable maximum amount allowed under the applicable non-executive severance plan.

In addition to Severance Plan benefits, other benefits payable to an eligible executive upon an involuntary termination without cause generally include:

►	Vesting in a pro-rata portion of outstanding stock options and restricted stock units with one additional year of vesting credit applied under the award terms;
►	Vesting in a pro-rata portion of outstanding performance shares that become earned based on Company performance with one additional year of vesting credit applied under the award terms;
►	A period of up to one year to exercise any vested stock options;
►	Full vesting and an additional year of service and age credits and/or ERA credits for purposes of calculating the executive’s benefit under the Executive Retirement Plan; and
►	Vesting in any unvested amounts under the Executive Deferred Compensation Plan.

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Severance Benefits – Change in Control

The severance benefits described above would be enhanced if the NEO’s employment is terminated for a qualifying reason during a period that started six months before and ended two years after a change in control of EIX. Qualifying reasons are defined to include an involuntary termination of the NEO’s employment for any reason other than cause or disability, or the NEO’s voluntary termination of employment for a “good reason” (as this term is defined in the Severance Plan). Except as noted below, these benefits are not triggered automatically by a change in control absent an actual or constructive termination of the NEO’s employment by the Company without cause.

Upon a qualifying termination, outstanding stock options, restricted stock units and performance shares and related dividend equivalents would become fully vested, with performance shares and related dividend equivalents only becoming earned if actual performance during the performance period results in a payout, and with stock options remaining exercisable for up to three years. Absent a qualifying termination, stock options and performance shares would continue to vest on their normal schedule unless the awards were not continued or assumed.

The EIX 2007 Performance Incentive Plan and terms and conditions of awards under the plan provide for special rules that would apply if outstanding equity awards were not continued or assumed in connection with any dissolution, sale of all or substantially all of the assets or stock, merger or reorganization, or other event where EIX is not the surviving corporation. Following such a transaction, and regardless of whether an NEO’s employment were terminated, outstanding stock options and performance shares and any related dividend equivalents would become fully vested. Options that became vested with a change in control would be exercised prior to the change in control or “cashed-out” in connection with the change-in-control transaction.

Performance shares and related dividend equivalents would be earned based on a shortened performance period. The performance period applicable to the performance shares would be deemed to end on the day before the change in control, and performance shares would vest and become payable, if at all, based on EIX’s TSR ranking or achievement of EPS target, as applicable, during the shortened performance period. Any performance shares that became payable during the shortened performance period associated with a change in control would be paid in cash within 74 days after the change in control, and any performance shares that did not become payable would terminate for no value on the date of the change in control.

In such a change in control transaction described above, the restricted stock units would generally continue to vest and become payable according to their original vesting schedule, unless the restricted stock units are terminated in accordance with special rules under Code Section 409A, in which case they would become fully vested.

For Messrs. Pizarro, Payne, and Umanoff and Ms. Rigatti, the enhanced change-in-control severance benefits would be:

►	Three times the cash severance amount payable for involuntary termination absent a change in control (except that the pro-rated annual incentive payment amount for the year of termination would not be trebled);
►	Health benefits for the maximum period the NEO would be entitled to continuation coverage under COBRA (unless eligible for retiree health care);
►	Three years of service and age credits and/or ERA credits under the Executive Retirement Plan; and
►	Reimbursement of up to $50,000 for outplacement costs.

For the other NEOs, the enhanced change-in-control severance benefits would be:

►	Two times the cash severance amount payable for involuntary termination absent a change in control (except that the pro-rated annual incentive payment amount for the year of termination would not be doubled);
►	Health benefits for the maximum period the NEO would be entitled to continuation coverage under COBRA (unless eligible for retiree health care);
►	Two years of service and age credits and/or ERA credits under the Executive Retirement Plan; and
►	Reimbursement of up to $30,000 for outplacement costs.

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EXECUTIVE COMPENSATION

Deferred Compensation Plans

Upon an NEO’s retirement or other termination of employment, the NEO generally will receive a payout of any non-qualified deferred compensation balances under the Executive Deferred Compensation Plan. The Non-Qualified Deferred Compensation table and related discussion above describe these deferred compensation balances and payment terms. In the event of involuntary termination not for cause or qualifying termination in a change in control, unvested amounts derived from Company contributions would vest. Only Messrs. Umanoff and Murphy had such unvested amounts as of December 31, 2018, which would have totaled $97,919 and $47,073, respectively.

SCE Retirement Plan and Executive Retirement Plan

In connection with an NEO’s termination of employment, the NEO will generally receive a payout of his or her vested retirement benefits under the SCE Retirement Plan and the Executive Retirement Plan. See “Pension Benefits” above for a discussion of these retirement payments and associated survivor benefits.

EIX Potential Payments Upon Termination or Change in Control

The following table presents the estimated payments and benefits that would have been payable to the EIX NEOs as of December 31, 2018 in the event of involuntary termination of employment without cause (severance), separation in connection with a change in control of the Company (enhanced severance), and separation due to death or disability. The amounts reported in the table do not include benefits that would have been payable to the NEO if the triggering event had not occurred.

Name	Severance ($)	Enhanced Change in Control Severance(1) ($)	Death/ Disability ($)
Pedro J. Pizarro
Lump sum cash	2,756,250	8,268,750	—
Health care coverage(2)	140,148	140,148	—
Retirement plan benefits(3)	380,726	1,142,422	—
Equity acceleration	1,908,948	2,385,702	2,385,702
Reimbursable expenses(4)	30,000	60,000	—
Survivor benefits	—	—	—
Maria Rigatti
Lump sum cash	1,155,000	3,465,000	—
Health care coverage(2)	—	—	—
Retirement plan benefits(3)	159,149	477,711	—
Equity acceleration	456,204	569,233	569,233
Reimbursable expenses(4)	30,000	60,000	—
Survivor benefits	—	—	—
Kevin M. Payne
Lump sum cash	1,058,750	3,176,250	—
Health care coverage(2)	—	—	—
Retirement plan benefits(3)	121,903	365,416	—
Equity acceleration	375,439	467,264	467,264
Reimbursable expenses(4)	30,000	60,000	—
Survivor benefits	—	—	—

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Name	Severance ($)	Enhanced Change in Control Severance(1) ($)	Death/ Disability ($)
Adam S. Umanoff
Lump sum cash	988,750	2,966,250	—
Health care coverage	11,814	17,720	—
Retirement plan benefits(3)	1,002,839	1,383,417	795,151
Equity acceleration	372,884	458,645	458,645
Reimbursable expenses(4)	25,000	55,000	—
Survivor benefits	—	—	—
J. Andrew Murphy
Lump sum cash	807,500	1,615,000	—
Health care coverage	11,814	17,720	—
Retirement plan benefits(3)	527,790	659,521	383,959
Equity acceleration	207,494	262,959	262,959
Reimbursable expenses(4)	25,000	35,000	—
Survivor benefits	—	—	—
(1)	The benefits in the table for a hypothetical change-in-control severance would be in lieu of (not in addition to) the severance benefits as disclosed for an involuntary termination without cause. This presentation assumes that equity awards would be continued following the change-in-control transaction. If equity awards were to be terminated in connection with a change-in-control transaction, triggering accelerated vesting of the awards in connection with the termination of the awards, then the same equity award acceleration value included in the table above would have been triggered had such a change in control and termination of the awards occurred on December 31, 2018. In such circumstances, that equity acceleration value would not also be included in severance benefits for the NEO as the benefit would have already been provided in connection with the change in control.
(2)	Mr. Pizarro would have become eligible for retiree health care benefits as a result of eligibility for severance benefits. Ms. Rigatti and Mr. Payne would have been eligible for retiree health care benefits due to retirement, regardless of eligibility to receive severance benefits.
(3)	The amounts reported for severance and change-in-control severance (i) includes for all NEOs, the actuarial values of the additional years of age and service that would have been credited under the Executive Retirement Plan for the hypothetical severance and change-in-control severance, and (ii) also includes for each of Messrs. Umanoff and Murphy, the actuarial value of his Executive Retirement Plan benefit without those additional years of age and service and the value of Company contributions under the Executive Deferred Compensation Plan that would vest due to severance, death, or disability (collectively, the “Unvested Retirement Benefits”). The amount reported for death/disability for each of Messrs. Umanoff and Murphy is the value of his Unvested Retirement Benefits.
(4)	Includes outplacement and educational assistance benefits.

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EXECUTIVE COMPENSATION

SCE Potential Payments Upon Termination or Change in Control

The following table presents the estimated payments and benefits that would have been payable to the SCE NEOs as of December 31, 2018 in the event of involuntary termination of employment without cause (severance), separation in connection with a change in control of the Company (enhanced severance), and separation due to death or disability. The amounts reported in the table do not include benefits that would have been payable to the NEO if the triggering event had not occurred.

Name	Severance ($)	Enhanced Change in Control Severance(1) ($)	Death/ Disability ($)
Kevin M. Payne
Lump sum cash	1,058,750	3,176,250	—
Health care coverage(2)	—	—	—
Retirement plan benefits(3)	121,903	365,416	—
Equity acceleration	375,439	467,264	467,264
Reimbursable expenses(5)	30,000	60,000	—
Survivor benefits	—	—	—
William M. Petmecky, III
Lump sum cash	531,960	1,063,920	—
Health care coverage	18,705	28,058	—
Retirement plan benefits(3)	51,753	103,401	—
Equity acceleration	113,994	140,449	140,449
Reimbursable expenses(5)	30,000	40,000	—
Survivor benefits	—	—	—
Ronald O. Nichols
Lump sum cash	742,500	1,485,000	—
Health care coverage	11,814	17,720	—
Retirement plan benefits(3)	109,533	218,915	—
Equity acceleration(4)	—	—	—
Reimbursable expenses(5)	30,000	40,000	—
Survivor benefits	—	—	—
Russell C. Swartz
Lump sum cash	589,155	1,178,310	—
Health care coverage(2)	—	—	—
Retirement plan benefits(3)	101,292	202,584	—
Equity acceleration(4)	—	—	—
Reimbursable expenses(5)	30,000	40,000	—
Survivor benefits	—	—	—
Philip R. Herrington
Lump sum cash	545,445	1,090,890	—
Health care coverage(2)	—	—	—
Retirement plan benefits(3)	67,652	135,303	—
Equity acceleration	102,943	130,060	130,060
Reimbursable expenses(5)	30,000	40,000	—
Survivor benefits	—	—	—
(1)

The benefits in the table for a hypothetical change-in-control severance would be in lieu of (not in addition to) the severance benefits as disclosed for an involuntary termination without cause. This presentation assumes that equity awards would be continued following the change-in-control transaction. If equity awards were to be terminated in connection with a change-in-control transaction, triggering accelerated vesting of the awards in connection with the termination of the awards, then the same equity award acceleration value included in the table above would have been triggered had such a change in control and

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termination of the awards occurred on December 31, 2018. In such circumstances, that equity acceleration value would not also be included in severance benefits for the NEO as the benefit would have already been provided in connection with the change in control.

(2)	Messrs. Payne, Swartz, and Herrington would have each been eligible for retiree health care benefits due to retirement, regardless of eligibility to receive severance benefits.
(3)

The amounts reported for severance and change-in-control severance includes the actuarial values of the additional years of age and service that would have been credited under the Executive Retirement Plan for the hypothetical severance and change-in-control severance.

(4)	Messrs. Nichols’ and Swartz’s equity would have vested due to retirement, regardless of eligibility to receive severance benefits.
(5)	Includes outplacement and educational assistance benefits.

CEO Pay-Ratio Disclosure

Pursuant to the Securities Exchange Act of 1934, as amended, the Company is required to disclose in this Proxy Statement (i) the ratio of the total annual compensation of the EIX CEO to the median of the total annual compensation of all employees of EIX and its consolidated subsidiaries other than the EIX CEO (collectively, “EIX Employees”), and (ii) the ratio of the total annual compensation of the SCE CEO to the median of the total annual compensation of all employees of SCE and its consolidated subsidiaries other than the SCE CEO (collectively, “SCE Employees”).

Based on SEC rules for this disclosure and applying the median employee identification process described below, EIX has determined that the EIX CEO’s total compensation for 2018 was $9,824,871, and the median of the total 2018 compensation of EIX Employees was $166,888, and SCE has determined that the SCE CEO’s total compensation for 2018 was $3,124,248, and the median of the total 2018 compensation of SCE Employees was $148,404. Accordingly, EIX estimates the ratio of the EIX CEO’s total compensation for 2018 to the median of the total 2018 compensation of EIX Employees to be 59 to 1, and SCE estimates the ratio of the SCE CEO’s total compensation for 2018 to the median of the total 2018 compensation of SCE Employees to be 21 to 1.

EIX and SCE identified the median EIX Employee and the median SCE Employee, respectively, for the pay-ratio disclosure in the Company 2018 Proxy Statement. EIX and SCE believe that neither Company experienced changes from 2017 to 2018 with respect to their employee populations or employee compensation arrangements that would significantly impact their respective pay-ratio disclosures for 2018. Accordingly, as permitted by SEC rules, the median EIX Employee and the median SCE Employee identified for the pay-ratio disclosure in the Company 2018 Proxy Statement were used as the median EIX employee and median SCE Employee, respectively, for this pay-ratio disclosure in this Proxy Statement.

The total annual compensation for 2018 for each of those two median employees and for the CEOs was determined using the same rules that apply to reporting NEO compensation in the “Total” column of the Summary Compensation Tables above, except that compensation under non-discriminatory benefit plans was also included in the calculation of the total annual compensation for 2018 for the median employees and the CEOs for purposes of this pay-ratio disclosure. Messrs. Pizarro and Payne received $47,348 and $36,140, respectively, in 2018 compensation under non-discriminatory benefit plans.

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ITEM 4: SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS

ITEM 4
At a Glance

►Item 4 will be voted on by EIX shareholders only.
►The EIX Board adopted proxy access for director elections in 2015.
►The EIX Bylaws allow up to 20 shareholders to aggregate shares to reach the 3% ownership required to use proxy access.
►Item 4 seeks to amend the EIX Bylaws to remove the limit on the number of shareholders who can aggregate shares.

The EIX Board recommends you vote “AGAINST” Item 4.

John Chevedden, whose address is 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, has notified EIX that he beneficially owns at least 100 shares of EIX and intends to present Item 4 for action at the Annual Meeting. The text of the shareholder proposal is included below as submitted by the proponent, and has not been endorsed or verified by EIX. The EIX Board response to the shareholder proposal follows.

Proposal 4 — Enhance Shareholder Proxy Access

RESOLVED: Stockholders ask the board of directors to amend its proxy access bylaw provisions and any associated documents, to include the following change for the purpose of decreasing the average amount of Company common stock the average member of a nominating group would be required to hold for 3-years to satisfy the aggregate ownership requirements to form a nominating group:

No limitation shall be placed on the number of stockholders that can aggregate their shares to achieve the 3% of common stock required to nominate directors under our Company’s proxy access provisions.

Even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the current 3% criteria for a continuous 3-years at most companies according to the Council of Institutional Investors. This proposal addresses the situation that our company now has with proxy access potentially for only the largest shareholders who are the least unlikely shareholders to make use of it.

It is especially important to improve a shareholder right, such as proxy access, when there seems to be a board refreshment problem at Edison International that needs to be addressed after the annual meeting.

There is a relatively recent management move to stack the Edison board with CEOs. Having a number of CEOs on a board can result in excessive empathy for a fellow CEO at Edison International and can be an impediment to proper oversight of the Edison CEO at the expense of shareholders and their investment in Edison. For example:

James Morris	CEO, Pacific Life Insurance Company CEO,
Brett White	Cushman & Wakefield
Timothy O’Toole	CEO, First Group
Michael Camuñez	CEO, Manatt Jones Global Strategies

Furthermore Mr. O’Toole was elevated to the executive pay committee and Mr. Camuñez was elevated to the audit and nomination committees.

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ITEM 4: SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS

Now is a good time to adopt this proposal given these critical issues that deserve strict oversight and the avoidance of reoccurrences:

Consumer Fraud/Abuse - Lawsuit against company and the California Public Utilities Commission over $3.7 Billion collected from consumers for failed repair and revival of San Onofre Nuclear Power Plant.
July 2018

Lawsuits over alleged complicity to Thomas Wildfire causing massive property damage, Southern California Edison. February 2018

Lawsuit alleging breach of fiduciary duties over selection of investment options for 401(k.) Savings Plan.
October 2017

Lawsuit against placement of planned nuclear waste site near earthquake zone, San Diego.
April 2017

Also Linda Stuntz was an inside-related director who again received 10-times as many negative votes as certain other Edison directors.

Please vote to improve proxy access to give shareholders more standing to address the Edison need for board refreshment:

Enhance Shareholder Proxy Access- Proposal 4

EIX Board Recommendation “Against” Item 4

The EIX Board of Directors has considered the shareholder proposal requesting the EIX Board amend its proxy access bylaw as described above (Item 4 on your Proxy Card) and recommends you vote “Against” the proposal for the following reasons.

The Company has already adopted Bylaws that give shareholders a meaningful and appropriate proxy access right.

The shareholder proposal is unnecessary because our shareholders already have a meaningful and appropriate proxy access right. In 2015, after engaging with a number of our shareholders, the EIX Board adopted proxy access for director elections at annual meetings. The EIX Bylaws provide the Company will include in its Proxy Statement up to two nominees (or nominees for up to 20% of the Board, whichever is greater) submitted by a shareholder or group of up to 20 shareholders owning at least 3% of EIX common stock continuously for at least three years, if the shareholder group and nominee satisfy the requirements in the EIX Bylaws. These parameters have become standard among companies that have adopted proxy access.

The EIX Board believes the current group aggregation limit of 20 shareholders reflects best practices and is in the best interests of our shareholders.

The shareholder proposal requests that the Board amend the EIX Bylaws to remove the limit of 20 shareholders who may aggregate shares to reach the 3% ownership requirement. The proponent submitted a similar proposal in each of the last two years. The prior proposals did not pass in both 2017 and 2018.

Before adopting proxy access, we obtained feedback from major shareholders holding approximately 30% of EIX Common Stock, including each of our top five holders. These shareholders supported the 20-shareholder limit, which has become a standard proxy access term. More than 90% of companies that have adopted proxy access since 2015 have a group aggregation limit of exactly 20 shareholders.

We believe the 20-shareholder limit provides a reasonable and effective proxy access right to shareholders while minimizing the administrative burden and expense to EIX in reviewing and verifying the required information provided by each member of the nominating shareholder group.

Given the widespread support of the 20-shareholder limit among companies and shareholders, we believe the current group limit reflects best practices and continues to be in the best interests of our shareholders.

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ITEM 4: SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS

Our Board has demonstrated an ongoing commitment to Board refreshment and diversity.

The proponent’s supporting statement refers to a board refreshment problem at EIX. However, our Board has shown a strong commitment to Board refreshment and diversity. Our average Board tenure is 4.6 years compared to an average of 8.1 years for S&P 500 companies. Nine of our 12 director nominees have served on the Board for less than six years, including five new independent directors elected to the Board in the last three years. Four of our director nominees (33%) are women and four of our director nominees (33%) reflect ethnic diversity, which exceeds the average gender and ethnic diversity at S&P 500 companies.

The proponent notes that four of our director nominees are CEOs. However, each nominee brings a different leadership experience, approach and perspective that contributes to the diversity and effectiveness of the Board. As discussed above, these nominees bring skills and experience from a variety of industries that are particularly relevant to our business and strategy.

The Company has a strong corporate governance structure and record of accountability.

The Company’s current corporate governance structure reflects a significant and ongoing commitment to strong and effective governance practices and a willingness to be responsive and accountable to shareholders. We regularly assess and refine our corporate governance policies and procedures to take into account evolving best practices and to address shareholder feedback.

In addition to adopting a meaningful and appropriate proxy access right, we have implemented numerous other corporate governance measures to ensure the Board remains accountable to shareholders, to provide our shareholders with a meaningful voice in the nomination and election of directors, and to provide our shareholders with the ability to communicate with directors and promote the consideration of shareholder views. These measures are discussed above in the Proxy Summary and under “Our Corporate Governance.”

For the foregoing reasons, the EIX Board recommends you vote “AGAINST” Item 4.

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MEETING AND VOTING INFORMATION

What is included in the proxy materials?

The proxy materials include the Proxy Statement (which includes a letter to shareholders and a Notice of Annual Meeting), the Annual Report, the Proxy Card, and the Notice of Internet Availability.

Why did the Company mail a Notice of Internet Availability instead of a printed copy of the materials?

Providing the proxy materials to shareholders via the Internet saves us the cost of printing and mailing documents and reduces the impact of the Annual Meeting on the environment.

If you received only a Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you request them. The Notice includes instructions on how to access and review the proxy materials, submit your proxy via the Internet, and request a printed copy of proxy materials by mail.

Why did some shareholders receive printed or email copies of the proxy materials?

We are distributing printed copies of the proxy materials to shareholders who have previously requested printed copies. We are providing shareholders who have previously requested electronic delivery of proxy materials with an email containing a link to the website where the materials are available via the Internet.

Who can vote?

All owners of voting stock at the close of business on March 4, 2019 (the record date) may vote.

On each Item of EIX business, holders of EIX Common Stock are entitled to one vote per share. On each Item of SCE business, holders of SCE Cumulative Preferred Stock are entitled to six votes per share and EIX, as the holder of SCE Common Stock, is entitled to one vote per share. All shares of SCE Common and Cumulative Preferred Stock vote together as one class.

Who can attend the Annual Meeting?

All shareholders on the record date, or their duly appointed proxies, may attend the meeting. All shareholders will be required to pass through a security inspection area (where all packages will be subject to search) and check in at the registration desk at the meeting. The registration desk will open at 8:00 a.m. and meeting room doors will open at 8:30 a.m., Pacific Time. A light breakfast will be provided before the meeting, but food and drinks are not allowed in the meeting room. For your protection, purses, briefcases, backpacks, and packages may be subject to inspection. Shareholders may not bring signs, banners, handouts, or similar items into the meeting room. Photography and video/audio recording of the Annual Meeting are not permitted.

REGISTERED AND 401(k) PLAN SHAREHOLDERS

If you are a Registered Shareholder or a 401(k) Plan Shareholder, we can verify your share ownership from the share register with proper identification. No admission pass is required. To be admitted as a proxy for a Registered Shareholder, you must provide a written authorization from the Registered Shareholder.

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MEETING AND VOTING INFORMATION

STREET NAME SHAREHOLDERS

If your shares are held in Street Name, you will need to bring proper identification and either the Notice or Proxy Card you received or a letter or account statement from your broker or other nominee reflecting your stock ownership as of the record date. To be admitted as a proxy for a broker, you must provide a written authorization from the broker with a letter or account statement reflecting the broker’s ownership as of the record date. If a nominee holds the shares, you must provide a written authorization from the nominee to the broker that is assignable, a written authorization from the broker, and a letter or account statement reflecting the nominee’s ownership as of the record date.

Individual shareholders may bring one guest to the Annual Meeting. A shareholder that is a corporation, partnership, association or other entity is limited to three authorized representatives at the Annual Meeting.

Where is the Annual Meeting Located?

The Hilton Los Angeles/San Gabriel Hotel is located just north of Interstate 10, approximately ten miles east of Downtown Los Angeles. From Interstate 10, take the Del Mar Ave. exit north (towards San Gabriel) to Valley Blvd. Turn left at Valley Blvd. to 225 West Valley Blvd.

How do I vote?

Your vote is important. You can save us the expense of additional solicitations by voting promptly. Please follow the instructions described below:

HOW TO VOTE
Internet

Shareholders who received a Notice of Internet Availability or Proxy Card may vote via the Internet at www.proxyvote.com by following the instructions on the Notice or Proxy Card. When voting via the Internet, all shareholders must have available the 16-digit control number on their Notice of Internet Availability or Proxy Card. Under California law, you may transmit a proxy via the Internet.

Telephone

Registered and 401(k) Plan Shareholders may vote by telephone by calling 1-800-690-6903 and following the recorded instructions. Shareholders who hold their shares in Street Name may vote by telephone by calling 1-800-454-8683 and following the recorded instructions. When voting by telephone, all shareholders must have available the 16-digit control number on their Notice of Internet Availability or Proxy Card.

Mail	Shareholders who received a printed copy of these proxy materials may vote by mail by completing, signing, dating and returning their Proxy Card as indicated.
In Person

Registered Shareholders may vote in person by attending the Annual Meeting and completing a ballot distributed at the meeting. Shareholders who hold their shares in Street Name may vote in person by attending the Annual Meeting only if they have requested and received a legal proxy from their broker or other nominee, and deliver the proxy to the inspector of election before or at the meeting. 401(k) Plan Shareholders may not cast votes in person at the Annual Meeting.

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MEETING AND VOTING INFORMATION

What is the deadline to vote and how do I change my vote?

If you are a Registered Shareholder, the inspector of election will accept your proxy by telephone or via the Internet until 8:59 p.m., Pacific Time, on April 24, 2019, and by mail if it is received by the inspector of election before the polls close at the Annual Meeting. Registered Shareholders may change their vote prior to the deadline by writing to the Corporate Secretary at the address above (so it is received prior to the deadline), voting again by mail, telephone or the Internet, or voting in person at the Annual Meeting.

If you hold shares in Street Name, brokers and other nominees will accept your proxy by telephone or the Internet until 8:59 p.m., Pacific Time, on April 24, 2019, and by mail if it is received by your broker’s designated agent before the polls close at the Annual Meeting. If you hold shares in Street Name, you can change your vote by contacting your broker or other nominee before the Annual Meeting.

If you are a 401(k) Plan Shareholder, your proxy must be received by 8:59 p.m., Pacific Time, on April 23, 2019 for the 401(k) Plan trustee to vote your shares. 401(k) Plan Shareholders may change their vote prior to this deadline by voting again. The last vote received within this timeframe will be the vote counted.

What does it mean if I get more than one Notice of Internet Availability or Proxy Card?

It indicates that your shares are held in more than one account, such as two brokerage accounts, or you hold both registered and Street Name shares, or you hold shares in both EIX and SCE. Use the control numbers provided on each Notice of Internet Availability or Proxy Card and vote each Notice or Proxy Card to ensure that all of your shares are voted.

What shares are covered by the Proxy Card?

This depends on how you hold your shares, and whether you hold shares in EIX, SCE, or both EIX and SCE.

REGISTERED AND 401(K) PLAN SHAREHOLDERS

For EIX Registered and 401(k) Plan Shareholders, you will receive or have Internet access to a single Proxy Card that covers all shares of EIX Common Stock in your registered and 401(k) Plan accounts, including fractional shares held in the 401(k) Plan but excluding fractional shares held in the Dividend Reinvestment and Direct Stock Purchase Plan.

For SCE Registered Shareholders, you will receive or have Internet access to separate Proxy Cards for each series of preferred stock registered in your name.

If you hold registered shares in both EIX and SCE, you will receive or have Internet access to separate Proxy Cards for each Company.

STREET NAME SHAREHOLDERS

If you hold shares of EIX and/or SCE in Street Name, you will receive or have Internet access to separate Proxy Cards from each broker or other nominee.

What happens if I submit my Proxy Card but do not indicate my voting preference?

The proxies and 401(k) Plan trustee will vote “FOR” election of all nominees for director (Item 1), “FOR” ratification of the appointment of the independent registered public accounting firm (Item 2), “FOR” approval of executive compensation (Item 3), and “AGAINST” the shareholder proposal regarding proxy access (Item 4, EIX only).

What happens if I submit my Proxy Card but do not sign or date my card?

Those shares will be treated as unvoted shares on all matters and will not be considered as present and part of the quorum.

www.edison.com	77

MEETING AND VOTING INFORMATION

What happens if I do not vote?

If you are a Registered Shareholder, your shares will not be voted.

If you hold your shares in Street Name, most brokers or other nominees will only have authority to vote your shares on ratification of the appointment of the independent registered public accounting firm (Item 2). Regarding each of the other Items, most brokers or other nominees will not have authority to vote your shares, and the shares will instead be treated as “broker non-votes.” See below for the vote required to approve each item.

If you are a 401(k) Plan Shareholder, the 401(k) Plan trustee will vote your shares in the same proportion to the 401(k) Plan shares voted by other 401(k) Plan Shareholders, unless contrary to ERISA.

How many votes do you need to hold the meeting?

A quorum is required for the Company to conduct business at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes that all shareholders may cast constitutes a quorum. All shares represented by a properly signed proxy will be considered as present and part of the quorum, even if you or your broker or other nominee doesn’t vote or abstains on any or all matters.

As of the record date, EIX had 325,811,206 shares of Common Stock outstanding, 325,801,788 of which may cast one vote each. Therefore, a quorum for EIX is 162,900,895 shares. SCE had 4,800,198 shares of Cumulative Preferred Stock outstanding and entitled to cast 28,801,188 votes, and 434,888,104 shares of Common Stock outstanding and entitled to cast 434,888,104 votes. Voting together as a class, the SCE shareholders may cast 463,689,292 votes. Therefore, a quorum for SCE is 231,844,647 shares.

What vote is required to approve each Item at the meeting?

Shareholders may vote “for,” “against” or “abstain” with respect to each proposal. A director nominee will be elected and a proposal will be approved if the following votes are obtained:

►	The affirmative vote of at least a majority of the votes cast on the director or proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will not affect the vote; and
►	The affirmative vote of at least a majority of the votes required to constitute a quorum. Abstentions and broker non-votes are not treated as votes cast and therefore will have the effect of votes cast against the director or proposal.

Who will count the votes?

Broadridge Financial Solutions, Inc. will tabulate the votes. To protect the confidentiality of votes cast under the 401(k) Plan, 401(k) Plan Shareholders’ voting instructions are given directly to Broadridge. Broadridge will tabulate those votes and provide aggregate voting results directly to the 401(k) Plan trustee. EIX will not have access to any of the 401(k) Plan Shareholders’ voting instructions, and 401(k) Plan voting results are only reported to EIX in the aggregate.

How much will this proxy solicitation cost?

We have retained D.F. King & Co., Inc. to assist us with the solicitation of proxies and will pay an aggregate fee of $22,500 (EIX $20,000 and SCE $2,500) plus expenses. This fee does not include the costs of printing and mailing the proxy materials. Some of the directors, officers and other employees of the Company also may solicit proxies personally, by mail, by telephone or by other electronic means for no additional compensation. We will also reimburse brokers and other nominees for their reasonable out-of-pocket and other actual expenses for forwarding proxy materials to beneficial owners and obtaining voting instructions.

Whom may I call with questions about the meeting or voting?

You may call our transfer agent, Equiniti Trust Company, at 1-800-347-8625 or visit their website at www.shareowneronline.com.

78	2019 Proxy Statement

MEETING AND VOTING INFORMATION

What happens if additional matters are presented at the Annual Meeting?

The Board is not aware of, and does not intend to present, any business to be acted upon at the Annual Meeting other than the Items described in this Proxy Statement. If you submit a proxy and any other matters properly come before the Annual Meeting, including matters incident to the conduct of the Annual Meeting, the persons named as proxy holders will have the discretionary authority to vote your shares under their best judgment. If any of the nominees for election to the Board become unavailable to stand for election as a director, the proxies will also have the authority to vote for substitute nominees chosen by the Board.

What is the deadline to submit shareholder proposals or other business for the Annual Meeting?

The deadline to submit shareholder proposals or other business for the Company’s 2019 Annual Meeting was November 16, 2018.

Shareholders intending to bring any business before the 2020 Annual Meeting, including shareholder proposals and director nominations, including director nominations presented for inclusion in the 2020 Proxy Statement, must give written notice to the Corporate Secretary of the business to be presented. The notice must be received at our office within the periods, and with the information and documents, specified in the Bylaws. Assuming that the 2020 Annual Meeting is held on April 23, 2020, as specified by the Bylaws, and does not change by more than 30 days earlier or later, the period for the receipt by the Corporate Secretary of written notice of any business to be brought by shareholders before the 2020 Annual Meeting will begin on September 17, 2019 and end on November 16, 2019.

www.edison.com	79

TERMS USED IN THIS PROXY STATEMENT

401(k) Plan	The employee benefit plan known as the Edison 401(k) Savings Plan through which participants may hold interests in EIX shares through the EIX Stock Fund
401(k) Plan Shareholders	Participants in the 401(k) Plan who hold interests in EIX shares through the EIX Stock Fund
Annual Meeting	The EIX and SCE annual meetings of shareholders, which are held jointly
Annual Report	The EIX and SCE 2018 combined annual report on Form 10-K
Board	Both the EIX and SCE Boards of Directors, unless otherwise indicated
CEO	Chief Executive Officer
Committee	The applicable Board committees of both EIX and SCE, unless otherwise indicated
Company	Both EIX and SCE, unless otherwise indicated
Compensation Committee	The Compensation and Executive Personnel Committees of both EIX and SCE, unless otherwise indicated
EIX	Edison International
EME	Edison Mission Energy, an indirect wholly-owned subsidiary of EIX EME was an independent power producer that filed for bankruptcy in 2012 In April 2014, substantially all of EME’s assets and liabilities were discharged in bankruptcy or transferred to third parties
ERISA	The Employee Retirement Income Security Act of 1974
Governance Committee	The Nominating/Corporate Governance Committees of both EIX and SCE, unless otherwise indicated
Notice of Internet Availability, or Notice	The notice regarding the availability on the Internet of the Company’s proxy materials, which was mailed to most shareholders in lieu of printed copies of the proxy materials, as permitted under SEC rules
Proxy Card	Either a proxy card, which you may receive if you are a Registered Shareholder, or a voting instruction form, which you may receive if you hold shares in Street Name or are a 401(k) Plan Shareholder
Proxy Statement	The EIX and SCE joint proxy statements
Registered Shareholder	Your shares are registered in your own name on the Company’s records. Shares held in your Dividend Reinvestment and Direct Stock Purchase Plan account are included
SCE	Southern California Edison Company
Street Name	Your shares are held in a brokerage account or through a trustee, custodian or other third party (referred to as a nominee), and you are the beneficial owner of those shares Your name does not appear on the Company’s records as a shareholder

80	2019 Proxy Statement

51 MERCEDES WAY
EDGEWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. You may vote 24 hours a day, 7 days a week, until 8:59 p.m. Pacific Time on April 24, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone phone to transmit your voting instructions. You may vote 24 hours a day, 7 days a week, until 8:59 p.m. Pacific Time on April 24, 2019. Have your proxy card in hand when you call and follow the instructions to vote.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the envelope provided or return it to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by Broadridge by 9:00 a.m. Pacific Time on April 25, 2019.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E57745-P18033	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOUTHERN CALIFORNIA EDISON COMPANY

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors:		For	Against	Abstain

	1a.	Jeanne Beliveau-Dunn	☐	☐	☐

	1b.	Michael C. Camuñez	☐	☐	☐

	1c.	Vanessa C.L. Chang	☐	☐	☐

	1d.	James T. Morris	☐	☐	☐

	1e.	Timothy T. O'Toole	☐	☐	☐

	1f.	Kevin M. Payne	☐	☐	☐

	1g.	Pedro J. Pizarro	☐	☐	☐

	1h.	Linda G. Stuntz	☐	☐	☐

	1i.	William P. Sullivan	☐	☐	☐

	1j.	Ellen O. Tauscher	☐	☐	☐

	1k.	Peter J. Taylor	☐	☐	☐

	1l.	Keith Trent	☐	☐	☐

	1m.	Brett White	☐	☐	☐

		For	Against	Abstain

2.	Ratification of the Appointment of the Independent Registered Public Accounting Firm	☐	☐	☐

3.	Advisory Vote to Approve the Company’s Executive Compensation	☐	☐	☐

NOTE: These shares may be voted on such other business as may properly come before the meeting or any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY CARD WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend the meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) on this card. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this card.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

2019 ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 25, 2019

9:00 a.m. Pacific Time

Hilton Los Angeles/San Gabriel Hotel

225 West Valley Blvd.

San Gabriel, California 91776

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E57746-P18033

SOUTHERN CALIFORNIA EDISON COMPANY
Annual Meeting - April 25, 2019
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PEDRO J. PIZARRO and MARIA RIGATTI are hereby appointed proxies of the undersigned with full power of substitution to vote all shares of stock the undersigned is entitled to vote at the annual meeting of shareholders of Southern California Edison Company to be held at the Hilton Los Angeles/San Gabriel Hotel, 225 West Valley Blvd., San Gabriel, California 91776, on April 25, 2019, at 9:00 a.m., Pacific Time, or at any adjournment or postponement of the meeting, with all the powers and discretionary authority the undersigned would possess if personally present at the meeting on the matters listed on the other side.

The shares will be voted as indicated on this card. WHERE NO INDICATION IS SHOWN, THE SHARES REPRESENTED BY THIS CARD WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. In addition, the appointed proxies may vote in their discretion on such other matters as may properly come before the meeting.

IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS, PLEASE MARK, SIGN, DATE AND RETURN ALL CARDS YOU RECEIVE PROMPTLY USING THE ENCLOSED ENVELOPES. TO VOTE BY PHONE OR THE INTERNET, PLEASE SEE THE REVERSE SIDE OF THIS CARD.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

See reverse for voting instructions

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on April 25, 2019.
SOUTHERN CALIFORNIA EDISON COMPANY 51 MERCEDES WAY EDGEWOOD, NY 11717

Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 4, 2019
Date: April 25, 2019 Time: 9:00 AM Pacific Time
Location:	Hilton Los Angeles/San Gabriel Hotel
225 West Valley Blvd.
San Gabriel, CA 91776

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow ➔ XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow ➔ XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 11, 2019 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow ➔ xxxx xxxx xxxx xxxx  (located on the following page) and follow the instructions. You may vote 24 hours a day, 7 days a week, until 8:59 p.m. Pacific Time on April 24, 2019.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors:
	1a.	Jeanne Beliveau-Dunn
	1b.	Michael C. Camuñez
	1c.	Vanessa C.L. Chang
	1d.	James T. Morris
	1e.	Timothy T. O'Toole
	1f.	Kevin M. Payne
	1g.	Pedro J. Pizarro
	1h.	Linda G. Stuntz
	1i.	William P. Sullivan
	1j.	Ellen O. Tauscher
	1k.	Peter J. Taylor
	1l.	Keith Trent
	1m.	Brett White

2.	Ratification of the Appointment of the Independent Registered Public Accounting Firm
3.	Advisory Vote to Approve the Company’s Executive Compensation
NOTE: These shares may be voted on such other business as may properly come before the meeting or any adjournment thereof.